Exhibit 10.1

EXECUTION VERSION

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LTD.,
as Issuer,

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LLC,
as Co-Issuer,

ARBOR REALTY SR, INC.,
as Advancing Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Paying Agent, Calculation Agent, Transfer Agent,
Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar,

AND

U.S. BANK NATIONAL ASSOCIATION,
as Custodian

INDENTURE

Dated as of June 14, 2018

1

i

ARTICLE 15 ASSIGNMENT OF MORTGAGE ASSET PURCHASE AGREEMENTS AND LOAN MANAGEMENT AGREEMENT		186

Section 15.1	Assignment of Mortgage Asset Purchase Agreements and the Collateral Management Agreement	186

ARTICLE 16 CURE RIGHTS; PURCHASE RIGHTS; RAMP-UP MORTGAGE ASSETS AND REINVESTMENT MORTGAGE ASSETS		188

Section 16.1	Reserved	188
Section 16.2	Mortgage Asset Purchase Agreements	188
Section 16.3	Representations and Warranties Related to Ramp-Up Mortgage Assets and Reinvestment Mortgage Assets	189
Section 16.4	Operating Advisor	189
Section 16.5	Purchase Right; Holder of a Majority of the Preferred Shares	189

ARTICLE 17 ADVANCING AGENT		190

Section 17.1	Liability of the Advancing Agent	190
Section 17.2	Merger or Consolidation of the Advancing Agent	190
Section 17.3	Limitation on Liability of the Advancing Agent and Others	191
Section 17.4	Representations and Warranties of the Advancing Agent	191
Section 17.5	Resignation and Removal; Appointment of Successor	192
Section 17.6	Acceptance of Appointment by Successor Advancing Agent	193

SCHEDULES

Schedule A	Initial Mortgage Assets
Schedule B	LIBOR
Schedule C	List of Authorized Officers of Collateral Manager

EXHIBITS

Exhibit A-1	Form of Class A Senior Secured Floating
	Rate Note (Global Security)
Exhibit A-2	Form of Class A Senior Secured Floating
	Rate Note (Definitive Note)
Exhibit A-S-1	Form of Class A-S Senior Secured Floating
	Rate Note (Global Security)
Exhibit A-S-2	Form of Class A-S Senior Secured Floating
	Rate Note (Definitive Note)
Exhibit B-1	Form of Class B Secured Floating
	Rate Note (Global Security)
Exhibit B-2	Form of Class B Secured Floating
	Rate Note (Definitive Note)

v

Exhibit C-1	Form of Class C Secured Floating
Rate Note (Global Security)
Exhibit C-2	Form of Class C Secured Floating
Rate Note (Definitive Note)
Exhibit D-1	Form of Class D Secured Floating
Rate Note (Global Security)
Exhibit D-2	Form of Class D Secured Floating
Rate Note (Definitive Note)
Exhibit E-1	Form of Class E Floating
Rate Note (Global Security)
Exhibit E-2	Form of Class E Floating
Rate Note (Definitive Note)
Exhibit F-1	Form of Class F Floating
Rate Note (Global Security)
Exhibit F-2	Form of Class F Floating
Rate Note (Definitive Note)
Exhibit G-1	Form of Transfer Certificate — Regulation S Global Security
Exhibit G-2	Form of Transfer Certificate — Rule 144A Global Security
Exhibit G-3	Form of Transfer Certificate — Definitive Note
Exhibit H	Form of Closing Document Checklist Regarding the Mortgage Asset File
Exhibit I	Form of Trust Receipt
Exhibit J	Form of Request for Release
Exhibit K	Form of NRSRO Certification
Exhibit L	Form of Representations and Warranties for Mortgage Assets
Exhibit M	Form of Online Market Data Provider Certification

INDENTURE, dated as of June 14, 2018, by and among ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LLC, a limited liability company formed under the laws of Delaware (the “Co-Issuer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”), paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as custodian and ARBOR REALTY SR, INC. (including any successor by merger, the “Arbor Parent”), a Maryland corporation, as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, the “Advancing Agent”).

PRELIMINARY STATEMENT

Each of the Issuer and the Co-Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture.  All covenants and agreements made by the Issuer and Co-Issuer herein are for the benefit and security of the Secured Parties.  The Issuer, the Co-Issuer, U.S. Bank National Association, in all of its capacities, and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer and Co-Issuer in accordance with this Indenture’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising:

(a)                                 the Mortgage Assets listed in the Schedule of Initial Mortgage Assets which the Issuer purchases on the Closing Date and causes to be delivered to the Trustee (directly or through an agent or bailee) herewith, all payments thereon or with respect thereto and all Mortgage Assets which are delivered to the Trustee (directly or through an agent or bailee) after the Closing Date pursuant to the terms hereof (including all Ramp-Up Mortgage Assets and Reinvestment Mortgage Assets) and all payments thereon or with respect thereto,

(b)                                 the Collection Accounts, the Payment Account, the Expense Account, the Unused Proceeds Account, the RDD Funding Account, the Custodial Account and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts,

(c)                                  the Eligible Investments,

(d)                                 the rights of the Issuer under the Collateral Management Agreement, each Mortgage Asset Purchase Agreement (including any Mortgage Asset Purchase Agreement entered into after the Closing Date), the Company Administration Agreement, the Registered Office Agreement, the AML Services Agreement and the Servicing Agreement,

(e)                                  all amounts delivered to the Trustee (or its bailee) (directly or through a securities intermediary),

(f)                                   all other investment property, instruments and general intangibles in which the Issuer has an interest, other than the Excepted Assets,

(g)                                  the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries and

(h)                                 all proceeds with respect to the foregoing clauses (a) through (g).

The collateral described in the foregoing clauses (a) through (h), with the exception of any Excepted Assets, is referred to herein as the “Assets.”  Such Grants are made to secure the Offered Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note for any reason, except as expressly provided in this Indenture (including, but not limited to, the Priority of Payments) and to secure (i) the payment of all amounts due on and in respect of the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.  The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Mortgage Asset” or “Eligible Investments”, as the case may be.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders.  Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Assets held for the benefit and security of the Noteholders or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to exercise, sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

Notwithstanding anything in this Indenture to the contrary, for all purposes hereunder, no Holder of Class E Notes or Class F Notes shall be a Secured Party for purposes of the Grant.

ARTICLE 1

DEFINITIONS

Section 1.1                                    Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.  The word “including” and its variations shall mean “including without limitation.”  Whenever any reference is made to an amount the determination of which is governed by Section 1.2 hereof, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed.  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.  Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Servicing Agreement.

“17g-5 Information”:  The meaning specified in Section 14.3(g) hereof.

“17g-5 Website”:  A password-protected internet website which shall initially be located at www.structuredfn.com.  Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Trustee, the Collateral Administrator, the Collateral Manager, the Placement Agent, and the Rating Agencies, which notice shall set forth the date of change and new location of the 17g-5 Website.

“1940 Act”:  Investment Company Act of 1940, as amended.

“A Note”:  A promissory note secured by a mortgage on commercial real estate property that is not subordinate in right of payment to any separate promissory note secured by a direct or beneficial interest in the same property.

“Accepted Loan Servicer”:  Any commercial mortgage loan master or primary servicer that (1) is engaged in the business of servicing commercial mortgage loans (with a minimum servicing portfolio of U.S.$100,000,000) that are comparable to the Mortgage Assets owned or to be owned by the Issuer, (2) as to which Moody’s has not cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination and (3) within the prior 12 month period, has acted as a servicer in a commercial mortgage backed securities transaction rated by DBRS and DBRS has not cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any commercial mortgage backed securities transaction serviced by such servicer prior to the time of determination.

“Accepted Servicing Practices”: The meaning specified in the Servicing Agreement.

“Account”: Any of the Interest Collection Account, the Principal Collection Account, the Unused Proceeds Account, the RDD Funding Account, the Payment Account, the Expense Account, the Custodial Account and the Preferred Share Distribution Account and any subaccount thereof that the Trustee deems necessary or appropriate.

“Accountants’ Report”:  A report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.13(a), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Collateral Manager.

“Act” or “Act of Securityholders”:  The meaning specified in Section 14.2 hereof.

“Advancing Agent”:  Arbor Realty SR, Inc., unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.

“Advancing Agent Fee”:  The fee payable monthly in arrears on each Payment Date to the Advancing Agent in accordance with the Priority of Payments, equal to 0.07% per annum on the Aggregate Outstanding Amount of the Notes on such Payment Date prior to giving effect to payments on such Payment Date; which fee may be waived by the Advancing Agent, in its discretion in connection with any Payment Date unless such fee is payable to the Back-up Advancing Agent pursuant to the Priority of Payments.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Advisory Committee”: The meaning specified in the Collateral Management Agreement.

“Affiliate” or “Affiliated”:  With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above.  For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Company Administrator nor any other company, corporation or Person to which the Company Administrator provides directors and/or administrative services and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer; provided, further, that neither the Collateral Manager, the Arbor Parent nor any of the Arbor Parent’s subsidiaries shall be deemed to be Affiliates of the Issuer.  The CLO Servicer and the

Trustee may rely on certifications of any Holder or party hereto regarding such Person’s affiliations.

“Agency Mortgage Loan”: Any loan that is made by, or in conformity with the guidelines of, or is intended for subsequent sale to, a “government-sponsored enterprise”, as defined in 2 U.S.C. §622(8) or any similar entity (or an entity sponsored by such government-sponsored enterprise or a similar entity). Such Agency Mortgage Loans include, but are not limited to, the Department of Housing and Urban Development (“HUD”)’s FHA 232/223(f) loans to finance or refinance the development of residential care facilities.

“Agent Members”:  Members of, or participants in, the Depository, Clearstream, Luxembourg or Euroclear.

“Aggregate Collateral Balance”:  The sum of (without duplication) (i) the aggregate Principal Balance of Mortgage Assets (excluding for purposes of this clause (i), for the avoidance of doubt, the then unfunded portion of any RDD Mortgage Asset), (ii)  the sum of Cash and the aggregate Principal Balance of Eligible Investments held as Principal Proceeds, (iii) the sum of Cash and the aggregate Principal Balance of Eligible Investments held in the Unused Proceeds Account and (iv) the sum of cash and the aggregate Principal Balance of Eligible Investments held in the RDD Funding Account.

“Aggregate Outstanding Amount”:  With respect to any Class or Classes of the Notes as of any date of determination, the aggregate principal balance of such Class or Classes of Notes Outstanding as of such date of determination.

“Aggregate Principal Balance”: When used with respect to any Mortgage Assets as of any date of determination, the sum of the Principal Balances on such date of determination of all such Mortgage Assets.

“AML Compliance”: Compliance with the Cayman AML Regulations.

“AML Services Agreement”: The agreement between the Issuer and MCSL (as amended from time to time) for the provision of services to the Issuer to enable the Issuer to achieve AML Compliance.

“Appraisal Reduction Amount”: For a Mortgage Asset with respect to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Principal Balance thereof, plus all other amounts due and unpaid with respect thereto, over (b) the sum of (i) an amount equal to 90% of the aggregate appraised value for the Underlying Mortgaged Properties related to such Mortgage Asset (net of any liens senior to the lien of the related mortgage) as determined by an Updated Appraisal on each such Underlying Mortgaged Property related to such Mortgage Asset, plus (ii) the aggregate amount of all reserves, letters of credit and escrows held in connection therewith (other than escrows and reserves for unpaid real estate taxes and assessments and insurance premiums), plus (iii) all insurance and casualty proceeds and condemnation awards that constitute collateral therefor (whether paid or then payable by any insurance company or government authority). With respect to any Mortgage Asset that is a Senior Participation, any Appraisal Reduction Amount will be allocated to such participation interest as provided under the applicable participation agreement.

“Appraisal Reduction Event”: With respect to a Mortgage Asset, the occurrence of any of the following events:

(i)                                     the 90th day following the occurrence of any uncured delinquency in any monthly payment;

(ii)                                  receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 90th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed;

(iii)                               the date on which any related Underlying Mortgaged Property becomes an REO Property;

(iv)                              the date on which such Mortgage Asset becomes a Modified Mortgage Asset; or

(v)                                 a payment default occurs with respect to a balloon payment due on such Mortgage Asset; provided, however, that if (i) the related borrower is diligently seeking a refinancing commitment, (ii) the related borrower continues to make its original scheduled payments, (iii) no other Appraisal Reduction Event has occurred with respect to such Mortgage Asset, and (iv) the Collateral Manager consents, then an Appraisal Reduction Event with respect to this clause (v) will be deemed not to occur on or before the 60th day after the original maturity date (inclusive of all extension options that related borrower had right to elect and did so elect pursuant to the instrument related to such Mortgage Asset) of such Mortgage Asset; and provided, further, that if the related borrower has delivered to the CLO Servicer, on or before the 60th day after the original maturity date, a refinancing Commitment Letter or purchase and sale agreement reasonably acceptable to the CLO Servicer, and the borrower continues to make its original scheduled payments and no other Appraisal Reduction Event has occurred with respect to such Mortgage Asset, then an Appraisal Reduction Event will be deemed not to occur until the earlier of (A) 90 days following the original maturity date of such Mortgage Asset and (B) termination of the refinancing Commitment Letter or purchase and sale agreement.

“Arbor Parent”:  The meaning specified in the first paragraph of this Indenture.

“ARMS Equity”:  ARMS 2018-1 Equity Holdings LLC, a Delaware limited liability company.

“Article 15 Agreement”:  The meaning specified in Section 15.1(a) hereof.

“Article 405(1)”:  Article 405(1) of EU Regulation 575/2013, the technical standards adopted by the European Commission in relation thereto and the guidelines and other materials published by the European Banking Authority in relation thereto.

“As-Stabilized Appraisal DSCR”:  With respect to any Mortgage Asset, the ratio, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of (a) the “stabilized” annual net cash flow generated from the related property before interest, depreciation and amortization, as reflected in an appraisal that was obtained not more than 12 months prior to the date of determination, which may be based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such property; to (b) the annual Debt Service. In determining As-Stabilized Appraisal DSCR for any Mortgage Asset that is a Senior Participation, the calculation of As-Stabilized Appraisal DSCR shall take into account the annual Debt Service due on the Senior Participation pursuant to the terms of the related senior participation agreement (and the annual Debt Service due pursuant to the terms of any related Non-Acquired Participation that is pari passu with the Senior Participation being acquired) and shall exclude the Debt Service due on any related Junior Participation.

“As-Stabilized Appraisal LTV”:  With respect to any Mortgage Asset, the ratio, expressed as a percentage, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of the Principal Balance of such Mortgage Asset to the value estimate of the related Underlying Mortgaged Property as reflected in an appraisal that was obtained not more than 12 months prior to the date of determination, which value is based on the appraisal or portion of an appraisal that states an “as-stabilized” value and/or “as-renovated” value for such property, which may be based on the assumption that certain events will occur, including without limitation, with respect to the re-tenanting, renovation or other repositioning of such property and, may be based on the capitalization rate reflected in such appraisal; provided, further, that if the appraisal was not obtained within 3 months prior to the date of determination, the Collateral Manager may adjust such capitalization rate in its reasonable good faith judgment executed in accordance with the Collateral Management Standard.  In determining As-Stabilized Appraisal LTV for any Mortgage Asset that is a Senior Participation, the calculation of As-Stabilized Appraisal LTV shall take into account the outstanding Principal Balance of the Senior Participation being acquired by the Issuer (and the Principal Balance of any related Non Acquired Participation that is pari passu with the Senior Participation being acquired) and shall exclude the Principal Balance of any related Junior Participation.

“Asset Detail Report”:  With respect to each Mortgage Asset File, a report generated in written or electronic format by Custodial Securities Intermediary containing a list of the Mortgage Asset Files, the related loan documents, and any exceptions found in its review of such Mortgage Asset Files pursuant to Section 3.3(e) of this Indenture.

“Assets”:  The meaning specified in the first paragraph of the Granting Clause of this Indenture.

“Assisted Living Facility”:  A facility licensed by a state Health Care Authority to provide supervision or assistance with activities of daily living, coordination of services by health care providers and monitoring of resident activities to help ensure their health, safety and well-being.

“Authenticating Agent”:  With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 2.12 hereof.

“Authorized Officer”:  With respect to the Issuer or Co-Issuer, any Officer (or attorney-in-fact appointed by the Issuer or the Co-Issuer) who is authorized to act for the Issuer or Co-Issuer in matters relating to, and binding upon, the Issuer or Co-Issuer.  With respect to the

Collateral Manager, the persons listed on Schedule C attached hereto.  With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.  Each party may receive and accept a certification of the authority of any other party (which shall include contact information and email addresses) as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Backup Advancing Agent”:  U.S. Bank National Association, a national banking association, solely in its capacity as Backup Advancing Agent hereunder, or any successor Backup Advancing Agent; provided that any such successor Backup Advancing Agent must be a financial institution having  a long-term debt rating (1) from Moody’s at least equal to “A2” and a short-term debt rating from Moody’s at least equal to “P-1” and (2) at least equal to “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)).

“Backup Advancing Agent Fee”:  The fee payable monthly in arrears on each Payment Date to the Backup Advancing Agent in accordance with the Priority of Payments, equal to 0.001% per annum on the Aggregate Outstanding Amount of the Notes on such Payment Date prior to giving effect to payments on such Payment Date.

“Bank”:  U.S. Bank National Association, a national banking association, in its individual capacity and not as Trustee and, if any Person is appointed as a successor Trustee, such Person in its individual capacity and not as Trustee.

“Bankruptcy Code”:  The federal Bankruptcy Code, Title 11 of the United States Code, as amended and Part V of the Companies Law (as amended) of the Cayman Islands, the Bankruptcy Law (as amended) of the Cayman Islands and the Foreign Bankruptcy Proceedings (International Cooperation) Rules (as amended) of the Cayman Islands, as amended from time to time.

“Bearer Security”:  The meaning specified in Section 3.3(a)(iv) hereof.

“Benefit Plan Investor”:  An employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Part 4, Subtitle B of Title I of ERISA, a plan (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

“Board of Directors”:  With respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Governing Documents of the Issuer and, with respect to the Co-Issuer, the LLC Managers duly appointed by the sole member of the Co-Issuer or otherwise.

“Board Resolution”:  With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution or unanimous written consent of the LLC Managers or the sole member of the Co-Issuer.

“Business Day”:  Any day other than (i) a Saturday or Sunday and (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or the location of the Corporate Trust Office of the Trustee.

“Buy/Sell Interest”:  A Mortgage Asset for which one of the participants has exercised, or has the right to exercise, the purchase of its corresponding participant’s interest, or sell its interest to such corresponding participant for the same price, in accordance with the related Underlying Instrument.

“Calculation Agent”:  The meaning specified in Section 7.14(a) hereof.

“Calculation Amount”:  At any time:

(i)                                     for a Modified Mortgage Asset, the Principal Balance thereof minus any related Appraisal Reduction Amounts; and

(ii)                                  for a Defaulted Mortgage Asset, the lowest of (a) the applicable Moody’s Recovery Rate multiplied by the Principal Balance thereof, (b) the Principal Balance thereof minus any applicable Appraisal Reduction Amounts, and (c) the Market Value thereof.

“Cash”:  Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cayman AML Regulations”: The Anti-Money Laundering Regulations (2018 Revision) and The Guidance Notes on the Prevention and Detection of Money Laundering and Terrorist Financing in the Cayman Islands, each as amended and revised from time to time.

“Cayman FATCA Legislation”:  The Cayman Islands Tax Information Authority Law (as amended), together with regulations and guidance notes made pursuant to such law (including such regulations and guidance notes implementing the OECD Standard for Automatic Exchange of Financial Account Information — Common Reporting Standard).

“Certificate of Authentication”:  The meaning specified in Section 2.1 hereof.

“Certificated Security”:  A “certificated security” as defined in Section 8-102(a)(4) of the UCC.

“Class”:  The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, or the Class F Notes, as applicable.

“Class A Defaulted Interest Amount”:  With respect to the Class A Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A Notes on account of any shortfalls in the payment of the Class A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class A Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class A Notes on account of interest equal to the product of (i) the Aggregate

Outstanding Amount of the Class A Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A Rate.

“Class A Notes”:  The Class A Senior Secured Floating Rate Notes, due 2028, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class A Rate”:  With respect to any Class A Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 1.15% per annum.

“Class A-S Defaulted Interest Amount”:  With respect to the Class A-S Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A-S Notes on account of any shortfalls in the payment of the Class A-S Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class A-S Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class A-S Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A-S Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class A-S Rate.

“Class A-S Notes”:  The Class A-S Senior Secured Floating Rate Notes, due 2028, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class A-S Rate”:  With respect to any Class A-S Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 1.50% per annum.

“Class B Defaulted Interest Amount”:  With respect to the Class B Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class B Notes on account of any shortfalls in the payment of the Class B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class B Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class B Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class B Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class B Rate.

“Class B Notes”:  The Class B Secured Floating Rate Notes due 2028, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class B Rate”:  With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 1.70% per annum.

“Class C Defaulted Interest Amount”:  With respect to the Class C Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class C Notes on account of any shortfalls in the payment of the Class C Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class C Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class C Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class C Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class C Rate.

“Class C Notes”:  The Class C Secured Floating Rate Notes, due 2028, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class C Rate”:  With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 2.50% per annum.

“Class D Defaulted Interest Amount”:  With respect to the Class D Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class D Notes on account of any shortfalls in the payment of the Class D Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class D Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class D Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class D Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class D Rate.

“Class D Notes”:  The Class D Secured Floating Rate Notes, due 2028, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class D Rate”:  With respect to any Class D Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 3.05% per annum.

“Class E Defaulted Interest Amount”:  With respect to the Class E Notes as of each Payment Date for which no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the accrued and unpaid amount due to Holders of the Class E Notes on account of any shortfalls in the payment of the Class E Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class E Deferred Interest”: For so long as any of the Class A Notes, the Class A-S Notes the Class B Notes, the Class C Notes or the Class D Notes are Outstanding, to the extent interest is due but not paid on the Class E Notes on any Payment Date, such amount will be added to the principal amount of the Class E Notes and will bear interest at the Class E Rate on the Aggregate Outstanding Amount of the Class E Notes, as so increased.

“Class E Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class E Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class E Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class E Rate.

“Class E Notes”:  The Class E Floating Rate Notes, due 2028, issued by the Issuer pursuant to this Indenture.

“Class E Rate”:  With respect to any Class E Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 5.00% per annum.

“Class F Defaulted Interest Amount”:  With respect to the Class F Notes, as of each Payment Date for which no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, the accrued and unpaid amount due to Holders of the Class F Notes on account of any shortfalls in the payment of the Class F Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful).

“Class F Deferred Interest”: For so long as any of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes are Outstanding, to the extent interest is due but not paid on the Class F Notes on any Payment Date, such amount will be added to the principal amount of the Class F Notes and will bear interest at the Class F Rate on the Aggregate Outstanding Amount of the Class F Notes, as so increased.

“Class F Interest Distribution Amount”:  On each Payment Date, the amount due to Holders of the Class F Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class F Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the Class F Rate.

“Class F Notes”:  The Class F Floating Rate Notes, due 2028, issued by the Issuer pursuant to this Indenture.

“Class F Rate”:  With respect to any Class F Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (a) one-month LIBOR for the related Interest Accrual Period plus (b) 6.50% per annum.

“Clean-up Call”:  The meaning specified in Section 9.1(a) hereof.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream, Luxembourg”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“CLO Servicer”:  Arbor Multifamily Lending, LLC, each of Arbor Multifamily Lending, LLC’s permitted successors and assigns or any successor Person that shall have become the servicer and special servicer pursuant to the provisions of the Servicing Agreement.

“Closing”:  The transfer of any Note to the initial registered Holder of such Note.

“Closing Date”:  June 14, 2018.

“Closing Document Checklist”:  As to each Mortgage Asset File, a document checklist substantially in the form included as Exhibit H attached hereto, which shall be the definitive list of documents to be delivered to the Custodial Securities Intermediary.

“Co-Issuer”:  Arbor Realty Commercial Real Estate Notes 2018-FL1, LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”:  The Issuer and the Co-Issuer.

“Code”:  The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”:  An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”:  The Bank, in its capacity as such under the Collateral Administration Agreement, and any successor thereto.

“Collateral Management Agreement”:  The Collateral Management Agreement, dated as of the Closing Date, by and between the Issuer and the Collateral Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Collateral Management Standard”:  The meaning set forth in the Collateral Management Agreement.

“Collateral Manager”:  Arbor Realty Collateral Management, LLC, each of Arbor Realty Collateral Management, LLC’s permitted successors and assigns or any successor Person that shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Fee”: The meaning set forth in the Collateral Management Agreement.

“Collection Accounts”:  The trust accounts so designated and established pursuant to Section 10.2(a) hereof.

“Commitment Letter”:  A definitive letter of commitment or term sheet provided by an institutional lender.

“Company Administration Agreement”:  The administration agreement, dated on or about the Closing Date, by and among the Issuer and the Company Administrator, as modified and supplemented and in effect from time to time.

“Company Administrative Expenses”:  All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer, the Co-Issuer or any Permitted Subsidiary (including legal fees and expenses) to (i) the Trustee and Custodian pursuant to Section 6.7 hereof or any co-trustee appointed pursuant to this Indenture (including amounts payable by the Issuer as indemnification pursuant to this Indenture) and the Collateral Administrator pursuant to the Collateral Administration Agreement, (ii) the Company Administrator under the Company Administration Agreement and the Registered Office Agreement, and MSCL pursuant to the AML Services Agreement (including amounts payable by the Issuer as indemnification pursuant to the Company Administration Agreement) and to provide for the costs of liquidating the Issuer following redemption of the Notes, (iii) the LLC Managers (including indemnification), (iv) payable in the order in which invoices are received by the Issuer, the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer and the Co-Issuer) and any registered office and government filing fees and any amounts in relation to FATCA Compliance, (v) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit assessment or rating of the Mortgage Assets, (vi) the Collateral Manager under this Indenture and the Collateral Management Agreement, (vii) the Collateral Manager or other Persons as indemnification pursuant to the Collateral Management Agreement, (viii) the Advancing Agent or other Persons as indemnification pursuant to Section 17.3, (ix) the CREFC® Intellectual Property Royalty License Fee, (x) each member of the Advisory Committee (including amounts payable as indemnification) under each agreement between such Advisory Committee member and the Issuer (and the amounts payable by the Issuer to each member of the Advisory Committee as indemnification pursuant to each such agreement); (xi) the Preferred Shares Paying Agent and the Share Registrar under the Preferred Share Paying Agency Agreement (including amounts payable as indemnification), (xii) payable in the order in which invoices are received by the Issuer, any other Person in respect of any governmental fee, charge or tax in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Trustee), and (xiii) payable in the order in which invoices are received by the Issuer, any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services) and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Mortgage Assets or any other transaction authorized by this Indenture); provided that Company Administrative Expenses shall not include (a) amounts payable in respect of the Notes and (b) any Collateral Manager Fee payable pursuant to the Collateral Management Agreement.

“Company Administrator”:  MaplesFS Limited, a licensed trust company incorporated in the Cayman Islands, as administrator pursuant to the Company Administration Agreement, unless a successor Person shall have become administrator pursuant to the Company Administration Agreement, and thereafter, Company Administrator shall mean such successor Person.

“Controlling Class”:  The Class A Notes, so long as any Class A Notes are Outstanding, then the Class A-S Notes, so long as Class A-S Notes are Outstanding, then the Class B Notes, so long as Class B Notes are Outstanding, then the Class C Notes, so long as Class C Notes are Outstanding, then the Class D Notes, so long as the Class D Notes are Outstanding, then the Class E Notes, so long as the Class E Notes are Outstanding, then the Class F Notes, so long as the Class F Notes are Outstanding, and then the Preferred Shares.

“Corporate Trust Office”:  The designated corporate trust office of the Trustee, currently located at: (a) for Note transfer purposes, presentment of the Notes for final payment thereon, 111 Fillmore Ave E, St. Paul, MN 55107-1402, Attention: Bondholder Services—EP-MN-WS2N-Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd.; (b) for the delivery of the Mortgage Asset Files, 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: Commercial Certifications — Arbor  2018-1; and (c) for all other purposes, 190 South LaSalle Street, 8th Floor, Chicago, Illinois, 60603, Attention: Corporate Trust Services—Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd., Email: ArborTrustee@usbank.com, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Holder of the Preferred Shares, the Collateral Manager, the Rating Agencies and the Issuer or the principal corporate trust office of any successor Trustee.

“Credit Risk Mortgage Asset”: Any Mortgage Asset that, in the Collateral Manager’s reasonable business judgment, has a significant risk of becoming a Defaulted Mortgage Asset in the foreseeable future.

“Credit Risk/Defaulted Mortgage Asset Cash Purchase”:  The meaning specified in Section 12.1(b)(i) hereof.

“CREFC® Intellectual Property Royalty License Fee” means with respect to each Mortgage Asset and for any Payment Date, an amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Principal Balance of such Mortgage Asset as of the close of business on the Determination Date in such Interest Accrual Period.  Such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Asset is computed and shall be prorated for partial periods.

“CREFC® Intellectual Property Royalty License Fee Rate” means, with respect to each Mortgage Asset, a rate equal to 0.0005% per annum.

“Custodial Account”:  An account at the Custodial Securities Intermediary in the name of the Trustee pursuant to Section 10.1(b) hereof.

“Custodial Securities Intermediary”:  The meaning specified in Section 3.3(a) hereof.

“Custodian”:  U.S. Bank National Association, solely in its capacity as custodian hereunder, or its permitted successor or assign.

“Database”:  The meaning specified in Section 10.11(a)(i) hereof.

“DBRS”: Means DBRS, Inc., and its successors in interest.

“Debt Service”: With respect to any Mortgage Asset, Senior Participation or Junior Participation, the monthly payments of principal and interest due pursuant to the terms of the related Underlying Instruments, excluding (1) any balloon payments, (2) required (non-monthly) principal paydowns and (3) reserve payments for the 12 payments following the Reference Date.

“Default”:  Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Mortgage Asset”:  A Mortgage Asset for which there has occurred and is continuing for more than 60 days either (x) a payment default (after giving effect to any applicable grace period but without giving effect to any waiver) or (y) a material non-monetary event of default that is known to the CLO Servicer and has occurred and is continuing (after giving effect to any applicable grace period but without giving effect to any waiver); provided, however, that any Mortgage Asset as to which an Appraisal Reduction Event has not occurred due to the circumstances specified in clause (v) of the definition thereof and which is not otherwise a Defaulted Mortgage Asset shall be deemed not to be a Defaulted Mortgage Asset for purposes of determining the Calculation Amount for the Par Value Test.

“Definitive Note”:  The meaning specified in Section 2.2(b)(ii) hereof.

“Depository” or “DTC”:  The Depository Trust Company, its nominees, and their respective successors.

“Designated Principal Proceeds”:  The meaning specified in Section 10.2(d) hereof.

“Determination Date”:  With respect to any Payment Date, the fourth Business Day prior to such Payment Date.

“Disqualified Transferee”:  The meaning specified in Section 2.5(m) hereof.

“Dissolution Expenses”:  The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Co-Issuers, as reasonably certified by the Collateral Manager or the Issuer, based in part on expenses incurred by the Trustee and reported to the Collateral Manager.

“Dollar,” “U.S. $” or “$”:  A U.S. dollar or other equivalent unit in Cash.

“Due Date”:  Each date on which a Scheduled Distribution is due on an Asset.

“Due Diligence Provider”:  The meaning specified in Section 14.13(f) hereof.

“Due Period”:  With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or commencing on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

“Eligibility Criteria”:  The criteria set forth below with respect to any Mortgage Asset, whether a Ramp-Up Mortgage Asset or a Reinvestment Mortgage Asset, acquired by the Issuer after the Closing Date, compliance with which shall be evidenced by an Officer’s Certificate of the Collateral Manager delivered to the Trustee as of the date of such acquisition:

(i)                                       it is a Whole Loan or a Senior Participation that is secured by Multi-Family Property, Student Housing Property, Industrial Property, Retail Property, Office Property, Self-Storage Property, Hospitality Property or Healthcare Property;

(ii)                                    with respect to (A) any acquisition of a Mortgage Asset during the Ramp-Up Acquisition Period, as of the Ramp-Up Completion Date and (B) any acquisition of a Mortgage Asset after the Ramp-Up Acquisition Period, immediately after giving effect to the acquisition of such Mortgage Asset, the Principal Balance of the Mortgage Assets secured by Industrial Properties, Retail Properties, Office Properties, Self-Storage Properties, Hospitality Properties or Healthcare Properties does not in the aggregate exceed 30.0% of the Aggregate Collateral Balance;

(iii)                                 with respect to any acquisition of a Mortgage Asset after the Ramp-Up Acquisition Period, immediately after giving effect to the acquisition of such Reinvestment Mortgage Asset, (a) the Principal Balance of the Mortgage Assets secured by Self-Storage Properties does not in the aggregate exceed 12.0% of the Aggregate Collateral Balance, (b) the Principal Balance of the Mortgage Assets secured by Student Housing Properties does not in the aggregate exceed 15.0% of the Aggregate Collateral Balance and (c) the Principal Balance of the Mortgage Assets secured by Healthcare Properties or Hospitality Properties does not in the aggregate exceed 7.5% of the Aggregate Collateral Balance;

(iv)                                if it is secured by Healthcare Property, the related Whole Loan was intended at the time of origination to be eventually refinanced with the proceeds of an Agency Mortgage Loan;

(v)                                   the obligor is incorporated or organized under the laws of, and the Mortgage Asset is secured by property located in, the United States;

(vi)                                it provides for monthly payments of interest at a floating rate of interest based on one-month LIBOR (or, based on a successor one-month rate acceptable to the Rating Agencies);

(vii)                             it has a Moody’s Rating;

(viii)                          the Whole Loan (or, as applicable, the mortgage loan underlying a Senior Participation) has a maturity date, assuming the exercise of all extension options (if any) that are exercisable at the option of the related borrower under the terms of such Whole Loan (or, as applicable, the mortgage loan underlying a Senior Participation) is not more than five years from the date of such acquisition;

(ix)                                it is not an Equity Interest;

(x)                                   it has an As-Stabilized Appraisal LTV that is not greater than 75%;

(xi)                                it has an As-Stabilized Appraisal DSCR that is not less than (A) in the case of Mortgage Assets secured by Multi-Family Properties (including Student Housing Properties), 1.25x, and (B) in the case of Mortgage Assets secured by Industrial Properties, Retail Properties, Office Properties, Self-Storage Properties, Hospitality Properties or Healthcare Properties, 1.30x;

(xii)                             with respect to (A) any Ramp-Up Mortgage Asset, the Principal Balance of the largest Ramp-Up Mortgage Asset (by Principal Balance) does not exceed U.S.$30,000,000 and the Principal Balance of the next largest Ramp-Up Mortgage Asset (by Principal Balance) does not exceed U.S.$25,000,000 and (B) any Reinvestment Mortgage Asset, the Principal Balance of such Mortgage Asset is not greater than U.S.$49,000,000;

(xiii)                          with respect to each Ramp-Up Mortgage Asset, such Ramp-Up Mortgage Asset is secured by Multi-Family Property, Student Housing Property or Healthcare Property;

(xiv)                         with respect to (A) any acquisition of a Mortgage Asset during the Ramp-Up Acquisition Period, as of the Ramp-Up Completion Date and (B) any acquisition of a Mortgage Asset after the Ramp-Up Acquisition Period, immediately after giving effect to the acquisition of such Mortgage Asset:

(I)                the Weighted Average Life of all the Mortgage Assets, assuming the exercise of all contractual extension options (if any) that are exercisable by the related borrower under the terms of each Mortgage Asset, is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to 5.50 years from the Closing Date;

(II)           the Weighted Average Spread of all the Mortgage Assets is not less than 3.65%;

(III)      the Aggregate Collateral Balance allocated to all of the mortgaged properties located in any one state is no greater than 40% of the Aggregate Collateral Balance; and

(IV)       the Aggregate Collateral Balance divided by the number of Mortgage Assets does not exceed U.S. $31,000,000;

(xv)                            the Moody’s Rating for such Mortgage Asset is equal to or better than the Moody’s Rating that equates to the median original Moody’s Weighted Average Rating Factor for all Mortgage Assets acquired by the Issuer on the Closing Date;

(xvi)                         except with respect to RDD Mortgage Assets, it will not require the Issuer to make any future payments after the initial purchase thereof;

(xvii)                      if it is an RDD Mortgage Asset, the aggregate amount of RDD Funding Advances with respect to such RDD Mortgage Asset is deposited into the RDD Funding Account on the date such RDD Mortgage Asset is acquired by the Issuer;

(xviii)                   it is not prohibited under its Underlying Instruments from being purchased by the Issuer and pledged to the Trustee;

(xix)                         it is not the subject of any solicitation by the borrower or Junior Participation holder to amend, modify or waive any provision of any of the related Underlying Instruments;

(xx)                            it is not an interest that, in the Collateral Manager’s reasonable business judgment, has a significant risk of becoming a Defaulted Mortgage Asset in the foreseeable future;

(xxi)                         it is not a Defaulted Mortgage Asset (as determined by the Collateral Manager after reasonable inquiry);

(xxii)                      it is Dollar denominated and may not be converted into an obligation payable in any other currencies;

(xxiii)                   if such Mortgage Asset has attached reciprocal “buy/sell” rights as a dispute resolution mechanism, such rights in favor of the Issuer are freely assignable by the Issuer to any of its affiliates;

(xxiv)                  it provides for the repayment of principal at not less than par no later than upon its maturity or upon redemption, acceleration or its full prepayment;

(xxv)                     it is serviced pursuant to the Servicing Agreement or it is serviced by an Accepted Loan Servicer pursuant to a commercial mortgage servicing arrangement that includes the servicing provisions substantially similar to those that are standard in commercial mortgage backed securities transactions;

(xxvi)                  the requirements set forth in Section 16.3 hereof have been met (subject to such exceptions as are reasonably acceptable to the Collateral Manager);

(xxvii)               if it is a Senior Participation, the related Participating Institution is any of (1) a “special purpose entity” or a “qualified institutional lender” as such terms are typically defined in the Underlying Instruments related to participations;

(2) an entity that has (x) a long-term unsecured debt rating from Moody’s of “A3” or higher and (y) a long-term unsecured debt rating from DBRS of “A(low)” or higher (or if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)); (3) a securitization trust, a collateralized loan obligation (“CLO”) issuer or a similar securitization vehicle, or (4) a special purpose entity that is 100% directly or indirectly owned by the Arbor Parent, for so long as the separateness provisions of its organizational documents have not been amended (unless the Rating Agency Condition was satisfied in connection with such amendment);

(xxviii)            its acquisition will be in compliance with Section 206 of the Advisers Act;

(xxix)                  its acquisition, ownership, enforcement and disposition will not cause the Issuer to fail to be a Qualified REIT Subsidiary or other disregarded entity of a REIT unless a No Trade or Business Opinion has previously been received (which opinion may be conditioned on compliance with certain restrictions on the investment or other activity of the Issuer and/or the Collateral Manager on behalf of the Issuer);

(xxx)                     its acquisition would not cause the Issuer, the Co-Issuer or the pool of Assets to be required to register as an investment company under the 1940 Act; and if the borrowers with respect to the Mortgage Asset are excepted from the definition of an “investment company” solely by reason of Section 3(c)(1) of the 1940 Act, then either (x) such Mortgage Asset does not constitute a “voting security” for purposes of the 1940 Act or (y) the aggregate amount of such Mortgage Asset held by the Issuer is less than 10% of the entire issue of such Mortgage Asset;

(xxxi)                  it does not provide for any payments which are or will be subject to deduction or withholding for or on account of any withholding or similar tax, other than any taxes imposed pursuant to FATCA, unless the borrower under such Mortgage Asset is required to make “gross up” payments that ensure that the net amount actually received by the Issuer or the relevant Permitted Subsidiary (free and clear of taxes, whether assessed against such borrower or the Issuer or such Permitted Subsidiary) will equal the full amount that the Issuer or such Permitted Subsidiary would have received had no such deduction or withholding been required;

(xxxii)               a No Downgrade Confirmation has been received from DBRS prior to the acquisition of each Ramp-Up Mortgage Asset and Reinvestment Mortgage Asset;

(xxxiii)            after giving effect to its acquisition, together with the acquisition of any other Mortgage Assets to be acquired on the same date, the aggregate outstanding principal amount of Mortgage Assets held by the Issuer that are

Retention Holder Originated Mortgage Assets is in excess of 50% of the aggregate outstanding principal amount of Mortgage Assets held by the Issuer;

(xxxiv)           if it is a Non-Controlling Participation, its acquisition will not (1) cause the aggregate Principal Balance of all Non-Controlling Participations (excluding Non-Controlling Participations that are Senior Pari Passu Participations as to which 100% of the controlling interests are collectively held by the Issuer and affiliates that are under 100% common control with the Issuer) to exceed 15% of the Aggregate Collateral Balance then owned by the Issuer or (2) cause the Weighted Average Life of all of the Non-Controlling Participations (without regard to whether or not any Non-Controlling Participation is a Defaulted Mortgage Asset and excluding Non-Controlling Participations that are Senior Pari Passu Participations as to which 100% of the controlling interests are collectively held by the Issuer and affiliates that are under 100% common control with the Issuer) to exceed the Weighted Average Life of all of the other Mortgage Assets (such determination to be calculated both on an initial maturity date and an final extended maturity basis); and

(xxxv)              it is not acquired for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Eligible Account”: As defined in the Servicing Agreement.

“Eligible Investments”:  Any Dollar-denominated investment that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee), is Registered and is one or more of the following obligations or securities:

(i)                    direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States, and which constitute “government securities” within the meaning of Section 856(c)(4) of the Code;

(ii)                 demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper (other than asset-backed commercial paper) and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “Aa3” by Moody’s, in the case of long-term debt obligations, and “P-1” by Moody’s, for short-term debt obligations, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s);

(iii)              unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including the Trustee or the commercial department of any successor Trustee, as the case may be; provided that such person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose long-term rating is not less than “Aa3” by Moody’s, and whose short-term credit rating is not less than “P-1” by Moody’s, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s);

(iv)             a reinvestment agreement issued by any bank (if treated as a deposit by such bank) that has a short-term credit rating of not less than “P-1” by Moody’s; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “Aa3” by Moody’s, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s); and

(v)                any other investment similar to those described in clauses (i) through (iv) above that (1) Moody’s has confirmed may be included in the portfolio of Assets as an Eligible Investment without adversely affecting its then-current ratings on the Notes and (2) has a long-term credit rating of not less than “Aa3” by Moody’s and a short-term credit rating of not less than “P-1” by Moody’s, and, in each case, have a credit rating of the highest long-term or short-term category of DBRS, and if not rated by DBRS, then an equivalent rating by any two other NRSROs (which may include Moody’s);

provided that mortgage-backed securities and interest only securities shall not constitute Eligible Investments; provided, further, that (a) Eligible Investments acquired with funds in the Collection Accounts shall include only such obligations or securities as mature no later than three Business Days prior to the next Payment Date succeeding the acquisition of such obligations or securities (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date), (b) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (c) Eligible Investments shall be treated as indebtedness for U.S. federal income tax purposes and such investment shall not cause the Issuer to fail to be treated as a Qualified REIT Subsidiary (unless the Issuer has previously received a No Trade or Business Opinion, in which case the investment will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or to otherwise become subject to U.S. federal income tax on a net income basis), (d) Eligible Investments shall not be subject to deduction or withholding for or on account of any withholding or similar tax (other than any taxes imposed pursuant to FATCA), unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (e) Eligible Investments shall not be purchased for a price in excess of par and (f) Eligible Investments shall not include margin stock.  Eligible Investments may be obligations of and may be purchased from the Trustee and its Affiliates so long as the Trustee has a capital and surplus of at least U.S.$200,000,000 and has a long-term unsecured credit rating of at least “Baa1” by Moody’s, and may include obligations for which the Trustee or an Affiliate thereof receives compensation for providing services.

Notwithstanding the foregoing clauses (i) through (v), unless the Issuer and the Collateral Manager have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s certificate of the Issuer or the Collateral Manager to the Trustee (on which the Trustee may rely) that the advice specified in this definition has been received by the Issuer and the Collateral Manager), Eligible Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph 44.10(c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Interest”: A security or other interest that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, including (i) any bond or note or similar instrument that is by its terms convertible into or exchangeable for an equity interest, (ii) any bond or note or similar instrument that includes warrants or other interests that entitle its holder to acquire an equity interest, or (iii) any other similar instrument that would entitle its holder to receive periodic payments of interest or a return of a residual value.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended.

“EU Retention Requirements”: Collectively, the risk retention requirements set out in:

(a)                                 Articles 404 to 410 of the European Union Regulation (EU) No 2013/575/2013/EU (the “CRR”), as supplemented by Commission Delegated Regulation (EU) No 625/2014, including any further technical standards and guidance published in relation thereto as may be effective from time to time;

(b)                                 Articles 254-257 of the European Union Regulation (EU) No 2015/35/2015 (the “Solvency II Level 2 Regulation”), including any technical standards and guidance published in relation thereto as may be effective from time to time; and

(c)                                  Articles 50-56 of Commission Delegated Regulation (EU) No 231/2013 (the “AIFMD Level 2 Regulation”), including any technical standards and guidance published in relation thereto as may be effective from to time.

“E.U. Risk Retention Letter”:  That certain risk retention letter delivered by Arbor Parent and ARMS Equity to the Issuer, the Co-Issuer, the Collateral Manager, the Trustee and the Placement Agent, dated June 14, 2018.

“Euroclear”:  Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default”:  The meaning specified in Section 5.1 hereof.

“Excepted Assets”:  (i) The U.S.$250 proceeds of share capital contributed by ARMS Equity as the holder of the ordinary shares of the Issuer, the U.S.$250 representing a profit fee to the Issuer, and, in each case, any interest earned thereon and the bank account in which such amounts are held and (ii) the Preferred Share Distribution Account and all of the funds and other property from time to time deposited in or credited to the Preferred Share Distribution Account.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Mortgage Asset”: The meaning specified in Section 12.1(b)(ii) hereof.

“Expense Account”:  The account established pursuant to Section 10.7(a) hereof.

“FATCA”:  Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or analogous provisions of non-U.S. law.

“FATCA Compliance”:  Compliance with FATCA, Cayman FATCA Legislation and any related provisions of law, court decisions or administrative guidance, in each case as necessary so that (i) no Tax will be imposed or withheld under FATCA or a Cayman FATCA Legislation in respect of payments to or for the benefit of the Issuer and (ii) no penalties will be imposed under FATCA or Cayman FATCA Legislation on the Co-Issuers or a Trustee.

“Fiduciary Rule”: The Department of Labor regulations promulgated at 29 C.F.R. Section 2510.3-21 on April 8, 2016 (81 Fed. Reg. 20,997).

“Financial Asset”:  The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”:  Financing statements relating to the Assets naming the Issuer, as debtor, and the Trustee, on behalf of the Secured Parties, as secured party.

“Fitch”:  Fitch, Inc., Fitch Ratings, Ltd. and their subsidiaries including Derivative Fitch, Inc. and Derivative Fitch Ltd. and any successor or successors thereto.

“GAAP”:  The meaning specified in Section 6.3(k) hereof.

“General Intangible”:  The meaning specified in Section 9-102(a)(42) of the UCC.

“Global Securities”:  The Rule 144A Global Securities and the Regulation S Global Securities.

“Governing Documents”:  With respect to (i) the Issuer, the Memorandum and Articles of Association of the Issuer, as amended and restated and/or supplemented and in effect from time to time and certain resolutions of its Board of Directors and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

“Government Items”:  A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant”:  To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant of the Assets or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Assets (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Health Care Authority”:  Any governmental authority or quasi-governmental authority or any agency, intermediary, board, authority or entity concerned with the ownership, operation, use or occupancy of any mortgaged property as a Skilled Nursing Facility or Assisted Living Facility or an Independent Living Facility.

“Healthcare Property”:  A real property secured by healthcare space (including mixed-use property) as to which the majority of the underwritten revenue is from Assisted Living Facilities, Independent Living Facilities and/or Skilled Nursing Facilities including, in each case, patient rehabilitation and related ancillary capabilities and related office space and other appurtenant and related uses.

“Holder” or “Securityholder”:  With respect to any Note, the Person in whose name such Note is registered in the Notes Register.  With respect to any Preferred Share, the Person in whose name such Preferred Share is registered in the register maintained by the Share Registrar.

“Holder AML Obligations”:  The meaning set forth in section 2.7(l).

“Hospitality Property”:  A real property secured by hospitality space (including mixed-use property) as to which the majority of the underwritten revenue is from hospitality space.

“IAI”:  An institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or any entity in which all of the equity owners are such “accredited investors”.

“Indenture”:  This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”:  As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.  “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Living Facility” means a facility that is not required to be licensed by a state Health Care Authority and that provides residents with private living accommodations, common areas for dining, social and recreational activities and other amenities within the same facility or within conjoined or contiguous structures.

“Industrial Property”:  A real property secured by industrial space (including mixed use industrial/office) as to which the majority of the underwritten revenue is from industrial rental units.

“Information Agent”:  The meaning specified in Section 14.13(b) hereof.

“Initial Mortgage Assets”:  The Mortgage Assets listed on Schedule A attached hereto.

“Instrument”:  The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”:  With respect to the Notes, (i) with respect to the first Payment Date, the period from and including the Closing Date to, but excluding, such first Payment Date and (ii) with respect to each successive Payment Date, the period from and including the immediately preceding Payment Date to, but excluding, such Payment Date.

“Interest Advance”:  The meaning specified in Section 10.9(a) hereof.

“Interest Collection Account”:  The trust account established pursuant to Section 10.2(a) hereof.

“Interest Coverage Ratio”: As of any Measurement Date, the ratio calculated in accordance with the assumptions set forth in Section 1.2(e) hereof by dividing:

(a)                                 (i) the sum of (A) Cash standing to the credit of the Expense Account, plus (B) the scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Mortgage Assets (excluding, subject to clause (3) of Section 1.2(d), accrued and unpaid interest on Defaulted Mortgage Assets); provided that no interest (or dividends or other distributions) will be included with respect to any Mortgage Asset to the extent that such Mortgage Asset does not provide for the scheduled payment of interest (or dividends or other distributions) in Cash and (y) the Eligible Investments held in the Payment Account, the Collection Accounts, the RDD Funding Account and the Expense Account (whether purchased with Interest Proceeds or Principal Proceeds), plus (C) Interest Advances, if any, advanced by the Advancing Agent or the Backup Advancing Agent, with respect to the related Payment Date, minus (ii) any amounts scheduled to be paid pursuant to Section 11.1(a)(i)(1) through (4) (other than any Collateral Manager Fees that the Collateral Manager has agreed to waive in accordance with this Indenture and the Collateral Management Agreement); by

(b)                                 the sum of (i) the scheduled interest on the Class A Notes payable on the Payment Date immediately following such Measurement Date, plus (ii) any Class A Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (iii) the scheduled interest on the Class A-S Notes payable on the Payment Date immediately following such Measurement Date, plus (iv) any Class A-S Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (v) the scheduled interest on the Class B Notes payable on the Payment Date immediately following such Measurement Date, plus (vi) any Class B Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (vii) the scheduled interest on the Class C Notes payable immediately following such Measurement Date, plus (viii) any Class C Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date, plus (ix) the scheduled interest on the Class D Notes payable immediately following such Measurement Date, plus (x) any Class D Defaulted Interest Amount payable on the Payment Date immediately following such Measurement Date.

“Interest Coverage Test”:  The test that will be met as of any Measurement Date on which any Offered Notes remain Outstanding if the Interest Coverage Ratio as of such Measurement Date is equal to or greater than 120%.

“Interest Distribution Amount”:  Each of the Class A Interest Distribution Amount, the Class A-S Interest Distribution Amount, the Class B Interest Distribution Amount, the Class C Interest Distribution Amount, the Class D Interest Distribution Amount, the Class E Interest Distribution Amount and the Class F Interest Distribution Amount.

“Interest Proceeds”:  With respect to any Payment Date, (A) the sum (without duplication) of (1) all Cash payments of interest (including any deferred interest and any amount representing the accreted portion of a discount from the face amount of a Mortgage Asset or an

Eligible Investment) or other distributions received during the related Due Period on all Mortgage Assets other than Defaulted Mortgage Assets (net of the Servicing Fee and other amounts payable in accordance with the Servicing Agreement) and Eligible Investments, including, in the Collateral Manager’s commercially reasonable discretion (exercised as of the trade date), the accrued interest received in connection with a sale of such Mortgage Assets or Eligible Investments (to the extent such accrued interest was not applied to the purchase of Reinvestment Mortgage Assets), in each case, excluding any accrued interest included in Principal Proceeds pursuant to clause (A)(3) or (4) of the definition of Principal Proceeds, (2) all make-whole premiums, yield maintenance or prepayment premiums or any interest amount paid in excess of the stated interest amount of a Mortgage Asset received during the related Due Period, (3) all amendment, modification and waiver fees, late payment fees, commitment fees, exit fees, extension fees and other fees and commissions received by the Issuer during such Due Period in connection with such Mortgage Assets and Eligible Investments (other than, in each such case, fees and commissions received in connection with the restructuring of a Defaulted Mortgage Asset or default of Mortgage Assets and Eligible Investments), (4) those funds in the Expense Account designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.7(a), (5) all funds remaining on deposit in the Expense Account upon redemption of the Notes in whole, pursuant to Section 10.7(a), (6) Interest Advances, if any, advanced by the Advancing Agent or the Backup Advancing Agent, with respect to such Payment Date, (7) all accrued original issue discount on Eligible Investments, (8) any interest payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary that is not a Defaulted Mortgage Asset, (9) all payments of principal on Eligible Investments purchased with proceeds of items (A)(1), (2) and (3) of this definition, (10) Cash and Eligible Investments contributed by ARMS Equity pursuant to Section 12.2(c) and designated as “Interest Proceeds” by ARMS Equity and (11) any excess proceeds received in respect of a Mortgage Asset to the extent such proceeds are designated “Interest Proceeds” by the Collateral Manager in its sole discretion with notice to the Trustee on or before the related Determination Date; provided that Interest Proceeds will in no event include any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof, minus (B) the aggregate amount of any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent or the Backup Advancing Agent.

“Interest Shortfall”:  The meaning set forth in Section 10.9(a) hereof.

“Issuer”:  Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”:  A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer (and the Co-Issuer, if applicable) by an Authorized Officer of the Issuer (and by an Authorized Officer of the Co-Issuer, if applicable), or by an Authorized Officer of the Collateral Manager.  An Issuer Order may be provided in an email (or other electronic communication) unless the Trustee requests otherwise.

“Issuer Parent”: A REIT that, for U.S. federal income tax purposes, directly or indirectly, owns (or is deemed to own) 100% of the stock of the Issuer within the meaning of Section 856(i)(2) of the Code.

“Issuer Parent Disregarded Entity”: Any qualified REIT subsidiary of the Issuer Parent and any other entity that is disregarded as an entity separate from Issuer Parent within the meaning of Section 301.7701-3 of the Treasury Regulations.

“Junior Participation”: One or more junior participation interests (or B Notes) in an Underlying Whole Loan pursuant to a Senior AB Participation, in which the related Senior Participation is a Mortgage Asset that has been acquired by the Issuer.

“LIBOR”:  The meaning set forth in Schedule B attached hereto.

“LIBOR Determination Date”:  The meaning set forth in Schedule B attached hereto.

“LLC Managers”:  The managers of the Co-Issuer duly appointed by the sole member of the Co-Issuer (or, if there is only one manager of the Co-Issuer so duly appointed, such sole manager).

“London Banking Day”:  The meaning set forth in Schedule B attached hereto.

“Loss Value Payment”:  A Cash payment made to the Issuer by the Seller in connection with a material breach of representation or warranty with respect to any Mortgage Asset pursuant to the Mortgage Asset Purchase Agreement in an amount that the Collateral Manager on behalf of the Issuer, subject to the consent of a majority of the holders of each Class of Notes (excluding any Note held by any Seller or any of their respective affiliates), determines is sufficient to compensate the Issuer for such breach of representation or warranty, which Loss Value Payment will be deemed to cure sure breach of representation or warranty.

“Majority”:  With respect to:

(i)                                     any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class; and

(ii)                                  the Preferred Shares, the Preferred Shareholders representing more than 50% of the aggregate liquidation preference of outstanding Preferred Shares.

“Mandatory Redemption”:  The meaning specified in Section 9.5 hereof.

“Market Value”:  With respect to any Mortgage Asset, the market value thereof as determined by the Collateral Manager in accordance with the Collateral Management Standard based on, among other things, any recent appraisal and information from one or more third-party commercial real estate brokers and such other information as the Collateral Manager deems appropriate.

“Maturity”:  With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.

“MCSL”:  Maples Compliance Services (Cayman) Limited, a company incorporated in the Cayman Islands with its principal office at PO Box 1093, Queensgate House, Grand Cayman, KY1-1102, Cayman Islands.

“Measurement Date”:  Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Mortgage Asset, (iii) any date on which any Mortgage Asset becomes a Defaulted Mortgage Asset, (iv) each Determination Date, (v) the Ramp-Up Completion Date and (vi) with reasonable notice to the Issuer and the Trustee, any other Business Day that any Rating Agency or the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of any Class of Notes requests be a “Measurement Date”; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Minnesota Collateral”:  The meaning specified in Section 3.3(a)(v) hereof.

“Modified Mortgage Asset” means a Mortgage Asset that has been modified by the CLO Servicer pursuant to the Servicing Agreement (or any other applicable servicing agreement) in a manner that: (a) materially reduces or delays the amount or timing of any payment of principal or interest due thereon; (b) results in a release of the lien of the mortgage on a material portion of the related Underlying Mortgaged Property or Underlying Mortgaged Properties without a corresponding principal prepayment in an amount not less than the “as-is” fair market value of such material portion, as determined by an appraisal of the property to be released; or (c) in the judgment of the CLO Servicer, otherwise materially impairs the value of the security for such Mortgage Asset, or reduces the likelihood of timely payment of amounts due thereon, except, in the case of each of the foregoing clause (a), (b) or (c), for any modification expressly provided for in the related Underlying Instruments.

“Monthly Report”:  The meaning specified in Section 10.11(c) hereof.

“Moody’s”:  Moody’s Investors Service, Inc., and its successors in interest.

“Moody’s Ramp-Up Condition”:  A condition that will be satisfied if either (A) the Issuer or the Collateral Manager has provided to Moody’s the Ramp-Up Completion Date Report and the Ramp-Up Completion Date Report confirms that, as of the Ramp-Up Completion Date, the Note Protection Tests were satisfied or (B) with respect to the Ramp-Up Acquisition Period, Moody’s has provided written confirmation (including by means of electronic message, facsimile transmission, press release, posting to its internet website or other means then considered industry standard) that Moody’s will not downgrade or withdraw its initial rating for any Class of Notes it has rated.

“Moody’s Rating”:  With respect to any Mortgage Asset, the private credit assessment assigned to such Mortgage Asset by Moody’s for the Issuer.

“Moody’s Rating Factor”:  With respect to any Mortgage Asset, the number set forth in the table below opposite the Moody’s Rating of such Mortgage Asset:

Moody’s Rating	Moody’s Rating Factor	Moody’s Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1350
Aa2	20	Ba3	1766
Aa3	40	B1	2220
A1	70	B2	2720
A2	120	B3	3490
A3	180	Caa1	4770
Baa1	260	Caa2	6500
Baa2	360	Caa3	8070
Baa3	610	Ca or lower	10000

“Moody’s Recovery Rate”:  With respect to any Mortgage Asset, the percentage set forth in the table below opposite the property type securing such Mortgage Asset:

Property Type	Moody’s Recovery Rate

Multi-Family Property	60%

(including Student Housing Property)

Industrial Property	60%

Anchored Retail Property	60%

Office Property	55%

Unanchored Retail Property	55%

Healthcare Property	45%

Hospitality Property	45%

Self-Storage Property and all other properties	40%

“Moody’s Test Modification”:  The meaning specified in Section 12.4 hereof.

“Moody’s Weighted Average Rating Factor”:  An amount determined by (i) summing the products obtained by multiplying the Principal Balance of each Mortgage Asset (excluding Defaulted Mortgage Assets) by its Moody’s Rating Factor and (ii) dividing such sum by the aggregate outstanding Principal Balance of all such Mortgage Assets and rounding the result up to the nearest whole number.

“Mortgage Asset”:  Either a Whole Loan or a Senior Participation.

“Mortgage Asset” and “Mortgage Assets”:  Any Whole Loan or Senior Participation acquired by the Issuer in accordance with the provisions of this Indenture.

“Mortgage Asset File”: The meaning set forth in Section 3.3(d).

“Mortgage Asset Purchase Agreement”:  Any Mortgage Asset Purchase agreement entered into on or about the Closing Date and any other Mortgage Asset Purchase agreement entered into after the Closing Date if a purchase agreement is necessary to comply with this Indenture, which agreement is assigned to the Trustee pursuant to this Indenture.

“Multi-Family Property”:  A real property with five or more residential rental units as to which the majority of the underwritten revenue is from residential rental units.

“Net Outstanding Portfolio Balance”:  On any Measurement Date, the sum (without duplication) on such date of:

(i)                                     the aggregate Principal Balance of the Mortgage Assets other than Modified Mortgage Assets and Defaulted Mortgage Assets;

(ii)                                  the aggregate Principal Balance of all Principal Proceeds held as cash and Eligible Investments and all cash and Eligible Investments held in the RDD Funding Account and the Unused Proceeds Account; plus

(iii)                               the sum of the Calculation Amounts attributable to each Mortgage Asset that is a Modified Mortgage Asset or a Defaulted Mortgage Asset;

provided, however, that (A) with respect to each Mortgage Asset acquired at a purchase price that is less than 95% of the Principal Balance of such Mortgage Asset, the “Net Outstanding Portfolio Balance” for such Mortgage Asset will be the lesser of the purchase price and amount determined under clause (i), (ii) or (iii) above, (B) with respect to each Defaulted Mortgage Asset that has been owned by the Issuer for more than three years after becoming a Defaulted Mortgage Asset, the Principal Balance of such Defaulted Mortgage Asset will be zero for purposes of computing the Net Outstanding Portfolio Balance and (C) in the case of a Mortgage Asset subject to a purchase or an exchange for an Exchange Mortgage Asset, the Collateral Manager will have 45 days to exercise such purchase or exchange and during such period such Mortgage Asset will not be treated as a Defaulted Mortgage Asset for purposes of computing the Net Outstanding Portfolio Balance.

“No Downgrade Confirmation”:  A confirmation from each Rating Agency that any proposed action, or failure to act or other specified event will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Notes then rated by such Rating Agency.

“No Entity-Level Tax Opinion”:  An opinion of Clifford Chance US LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will not be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise become subject to U.S. federal income tax on a net income basis, which opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and the Collateral Manager on behalf of the Issuer.

“No Trade or Business Opinion”:  An opinion of Clifford Chance US LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes, which opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and the Collateral Manager on behalf of the Issuer.

“Non-Acquired Participation”:  With respect to any Senior Participation acquired by the Issuer, any related participation interest (whether a Senior Pari Passu Participation, Senior AB Pari Passu Participation or a Junior Participation) in the related Underlying Whole Loan, which related participation interest is not acquired by the Issuer.

“Non-Call Period”:  The period from the Closing Date to and including the Business Day immediately preceding the Payment Date in December 2021 during which no Optional Redemption is permitted to occur.

“Non-Controlling Participation”:  Any Senior Participation acquired by the Issuer as to which the holder of the related Non-Acquired Participation has the right to have effective control over the remedies relating to the enforcement of the Underlying Whole Loan, including ultimate control of the foreclosure process, by having a right to (x) appoint and remove the special servicer or (y) direct or approve the special servicer’s exercise of remedies.

“Non-Permitted AML Holder”:  Any Holder that fails to comply with the Holder AML Obligations.

“Non-Permitted Holder”:  The meaning specified in Section 2.13(b) hereof and includes a Non-Permitted AML Holder.

“Nonrecoverable Interest Advance”:  Any Interest Advance previously made or proposed to be made pursuant to Section 10.9 hereof that the Advancing Agent or the Backup Advancing Agent, as applicable, has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced plus interest expected to accrue thereon, will not be ultimately recoverable from subsequent payments or collections with respect to the related Mortgage Asset.

“Note Interest Rate”:  With respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, the Class A Rate, the Class A-S Rate, the Class B Rate, the Class C Rate, the Class D Rate, the Class E Rate and the Class F Rate, respectively.

“Note Protection Tests”:  The Par Value Test and the Interest Coverage Test.

“Noteholder”:  The Person in whose name such Note is registered in the Notes Register.

“Notes”:  The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, collectively, authorized by, and authenticated and delivered under, this Indenture.

“Notes Register” and “Notes Registrar”:  The respective meanings specified in Section 2.5(a) hereof.

“Notional Amount”:  In respect of the Preferred Shares, the per share notional amount of U.S.$1,000.  The aggregate Notional Amount of the Preferred Shares on the Closing Date will be U.S.$65,800,000.

“NRSRO”:  Any nationally recognized statistical rating organization, including the Rating Agencies.

“NRSRO Certification”:  A certification substantially in the form of Exhibit K executed by a NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Offered Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, collectively, authorized by, and authenticated and delivered under, this Indenture.

“Offering Memorandum”:  The Offering Memorandum, dated May 23, 2018, relating to the offering of the Notes.

“Office Property”:  A real property with office rental units (including mixed use office/multi-family and office/retail) as to which the majority of the underwritten revenue is from office rental units.

“Officer”:  With respect to any corporation or limited liability company, including the Issuer, the Co-Issuer and the Collateral Manager, any Director, Manager, the Chairman of the Board of Directors, the President, any Senior Vice President any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, General Partner of such entity; and with respect to the Trustee, any Trust Officer.

“Officer’s Certificate”:  With respect to the Issuer, the Co-Issuer and the Collateral Manager, any certificate executed by an Authorized Officer thereof.

“Opinion of Counsel”:  A written opinion addressed to the Trustee and/or the Issuer and the Rating Agencies in form and substance reasonably satisfactory to the Trustee and the Rating Agencies of an outside third-party counsel of national recognition admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee.  Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of

Counsel and shall either be addressed to the Trustee and the Rating Agencies or shall state that the Trustee and the Rating Agencies shall be entitled to rely thereon.

“Optional Redemption”:  The meaning specified in Section 9.1(c) hereof.

“Other Tranche”:  The meaning specified in Section 16.5 hereof.

“Outstanding”:  With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

(i)                    Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;

(ii)                 Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)              Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

(iv)             Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (x) Notes owned by the Issuer, the Co-Issuer or any Affiliate thereof shall be disregarded and deemed not to be Outstanding and (y) in relation to (i) the exercise by Noteholders of their right, in connection with certain Events of Default, to accelerate amounts due under the Notes and (ii) any amendment or other modification of, or assignment or termination of, any of the express rights or obligations of the Collateral Manager under the Collateral Management Agreement or this Indenture, Notes owned by the Collateral Manager or any of its Affiliates, or by any accounts managed by them, shall be disregarded and deemed not to be Outstanding.  In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer, the Collateral Manager or any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer, the Collateral Manager or such other obligor.

“Par Value Ratio”:  As of any Measurement Date, the number (expressed as a percentage) calculated in accordance with the assumptions set forth in Section 1.2(d) by dividing (a) the sum of the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and the amount of any unreimbursed Interest Advances.

“Par Value Test”:  The test that will be met as of any Measurement Date on which any Offered Notes remain Outstanding if the Par Value Ratio on such Measurement Date is equal to or greater than 125.98%.

“Participating Institution”:  With respect to any participation, the entity that holds legal title to the participated asset.

“Paying Agent”:  Any Person authorized by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, to pay the principal of or interest on any Notes on behalf of the Issuer and the Co-Issuer as specified in Section 7.2 hereof.

“Payment Account”:  The payment account of the Trustee in respect of the Notes established pursuant to Section 10.3 hereof.

“Payment Date”:  With respect to each Class of Notes, is July 15, 2018, and monthly thereafter on the 15th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) to and including, in the case of the Notes, the Stated Maturity Date, or, in the case of the Preferred Shares, the Preferred Shares Redemption Date, unless redeemed prior thereto.

“Permitted Exchange Security”: A bond, note or other security received by the Issuer in connection with the workout, restructuring or modification of a Mortgage Asset that is a loan.

“Permitted Subsidiary”: Any one or more wholly-owned, single purpose entities established exclusively for the purpose of taking title to mortgage, real estate or any Sensitive Asset in connection, in each case, with the exercise of remedies or otherwise.

“Person”:  An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agent”:  J.P. Morgan Securities LLC, in its capacity as placement agent.

“Placement Agreement”:  The placement agreement relating to the Notes dated as of May 23, 2018 by and among the Issuer, the Co-Issuer and the Placement Agent.

“Plan Fiduciary”: The meaning specified in Section 2.5(k).

“Pledged Mortgage Asset”:  On any date of determination, any Mortgage Asset that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.12 hereof.

“Preferred Share Distribution Account”:  A segregated account established and designated as such by the Preferred Shares Paying Agent pursuant to the Preferred Share Paying Agency Agreement.

“Preferred Share Paying Agency Agreement”:  The Preferred Share Paying Agency Agreement, dated as of the Closing Date, among the Issuer, the Preferred Shares Paying Agent relating to the Preferred Shares and the Share Registrar, as amended from time to time in accordance with the terms thereof.

“Preferred Shareholder”:  A registered owner of Preferred Shares as set forth in the share register maintained by the Share Registrar.

“Preferred Shares”:  The preferred shares issued by the Issuer concurrently with the issuance of the Notes.

“Preferred Shares Distribution Amount”:  Any remaining Interest Proceeds and Principal Proceeds, if any, to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holders of the Preferred Shares after payment by the Trustee of all distributions which take priority pursuant to Section 11.1(a).

“Preferred Shares Paying Agent”:  The Bank, solely in its capacity as Preferred Shares Paying Agent under the Preferred Share Paying Agency Agreement and not individually, unless a successor Person shall have become the Preferred Shares Paying Agent pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter Preferred Shares Paying Agent shall mean such successor Person.

“Preferred Shares Redemption Date”:  the earlier of (i) the Stated Maturity Date and (ii) the Payment Date on which a redemption of the Preferred Shares occurs.

“Principal Balance” or “par”:  With respect to any Mortgage Asset or Eligible Investment, as of any date of determination, the outstanding principal amount of such Mortgage Asset or Eligible Investment; provided that:

(i)                    the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof; and

(ii)                 the Principal Balance of any RDD Mortgage Asset also will be deemed to include the unfunded portion of such RDD Mortgage Asset on deposit in the RDD Funding Account.

“Principal Collection Account”:  The trust account established pursuant to Section 10.2(a) hereof.

“Principal Proceeds”:  With respect to any Payment Date, (A) the sum (without duplication) of (1) all principal payments (including Unscheduled Principal Payments and any casualty or condemnation proceeds and any proceeds from the exercise of remedies (including liquidation proceeds)) received during the related Due Period in respect of (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds, Eligible Investments in the Expense Account, Eligible Investments in the RDD Funding Account and any amount representing the accreted portion of a discount from the face amount of a Mortgage Asset or an Eligible Investment) and (b) Mortgage Assets as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Mortgage Asset, (ii) optional prepayments made at the option of the related borrower, (iii) recoveries on Defaulted Mortgage Assets or (iv) any other principal payments received with respect to Mortgage Assets, (2) all fees and commissions received during such Due Period in connection with Defaulted Mortgage Assets and Eligible Investments and the restructuring or default of such Defaulted Mortgage Assets and Eligible Investments, (3) any interest received during such Due Period on such Mortgage Assets or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Closing Date and interest included in clause (A)(1) of the definition of Interest Proceeds, (4) Sale Proceeds received during such Due Period in respect of sales (excluding those previously reinvested or currently being reinvested in Mortgage Assets in accordance with the Transaction Documents and excluding accrued interest included in Sale Proceeds (unless such accrued interest was purchased with Principal Proceeds) that are designated by the Collateral Manager as Interest Proceeds in accordance with clause (A)(1) of the definition of Interest Proceeds), (5) all Cash payments of interest received during such Due Period on Defaulted Mortgage Assets, (6) funds transferred to the Principal Collection Account from the RDD Funding Account in respect of amounts previously held on deposit in respect of unfunded commitments for RDD Mortgage Assets that have been sold or otherwise disposed of before such commitments thereunder have been drawn or as to which excess funds remain, (7) any principal payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary, (8) any Loss Value Payments received by the Issuer from a Seller, (9) all other payments received in connection with the Mortgage Assets and Eligible Investments that are not included in Interest Proceeds (10) after the Ramp-Up Completion Date, all amounts in the Unused Proceeds Account and (11) all Cash and Eligible Investments contributed by ARMS Equity pursuant to the terms of Section 12.2(c) and designated as “Principal Proceeds” by ARMS Equity; provided that in no event will Principal Proceeds include any proceeds from the Excepted Assets minus (B)(1) the aggregate amount of any Nonrecoverable Interest Advances that were not previously reimbursed to the Advancing Agent or the Backup Advancing Agent from Interest Proceeds and (2) the portion of such Principal Proceeds previously reinvested or currently being held for reinvestment in Reinvestment Mortgage Assets if the Issuer is permitted to purchase Reinvestment Mortgage Assets in accordance with Section 12.2.

“Priority of Payments”:  The meaning specified in Section 11.1(a) hereof.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price”: The purchase price identified for each Mortgage Asset against its name in Schedule A attached hereto.

“QIB”:  A “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act or an entity owned exclusive by one or more such “qualified purchasers.”

“Qualified REIT Subsidiary”:  A corporation that, for U.S. federal tax purposes, is wholly-owned by a real estate investment trust under Section 856(i)(2) of the Internal Revenue Code of 1986, as amended.

“Ramp-Up Acquisition Period”:  The period commencing on the Closing Date and ending on the earlier of (i) the Ramp-Up Completion Date and (ii) the occurrence of an Event of Default (after the expiry of any applicable grace periods).

“Ramp-Up Completion Date”:  The date which is the earliest of (i) the 120th day after the Closing Date; (ii) the first date on which the Aggregate Principal Balance of the Pledged Mortgage Assets is at least equal to the Target Collateral Principal Balance and (iii) the date that the Collateral Manager determines, in its sole discretion, and notifies the Trustee of such determination, that investment in Ramp-Up Mortgage Assets is no longer practical or desirable.

“Ramp-Up Completion Date Report”:  The meaning specified in Section 7.19(b)(A) hereof.

“Ramp-Up Mortgage Assets”:  Mortgage Assets (other than Initial Mortgage Assets and Reinvestment Mortgage Assets) that are acquired by the Issuer during the Ramp-Up Acquisition Period.

“Rating Agency”: Moody’s, DBRS and any successor thereto, or, with respect to the Assets generally, if at any time Moody’s or DBRS or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class.

“Rating Agency Condition”: A condition that is satisfied if:

(a)                                 the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to each Rating Agency for a No Downgrade Confirmation; and

(b)                                 any one of the following has occurred with respect to each such Rating Agency:

(i)                                     a No Downgrade Confirmation has been received from such Rating Agency; or

(ii)                                  (A) within 10 Business Days of such request being sent to such Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for confirmation;

(B)                               the Requesting Party has confirmed that such Rating Agency has received the confirmation request,

(C)                               the Requesting Party promptly requests the No Downgrade Confirmation a second time; and

(D)                               there is no response to either confirmation request within five Business Days of such second request.

“Rating Confirmation Failure”:  The meaning specified in Section 7.19(b) hereof.

“RDD Funding Account”:  The account established pursuant to Section 10.6(a) hereof.

“RDD Funding Advance”:  With respect to RDD Mortgage Assets, one or more future advances that the Issuer is required to make to the obligor under the Underlying Instruments relating thereto, subject to satisfaction of conditions precedent specified therein.

“RDD Mortgage Asset”: Any Mortgage Asset that requires the lender to make one or more additional advances to the borrower upon the satisfaction of certain conditions precedent specified in the related Underlying Instruments.

“Record Date”: The date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Payment Date is determined, such date as to any Payment Date being the 15th day (whether or not a Business Day) prior to the applicable Payment Date.

“Redemption Date”:  Any Payment Date specified for a redemption of the Securities pursuant to Section 9.1 hereof.

“Redemption Date Statement”:  The meaning specified in Section 10.11(h) hereof.

“Redemption Price”: The Redemption Price of each Class of Notes or the Preferred Shares, as applicable, on a Redemption Date will be calculated as follows:

Class A Notes.  The redemption price for the Class A Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A Notes to be redeemed, together with the Class A Interest Distribution Amount (plus any Class A Defaulted Interest Amount) due on the applicable Redemption Date;

Class A-S Notes.  The redemption price for the Class A-S Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class A-S Notes to be redeemed, together with the Class A-S Interest Distribution Amount (plus any Class A-S Defaulted Interest Amount) due on the applicable Redemption Date;

Class B Notes.  The redemption price for the Class B Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class B

Notes to be redeemed, together with the Class B Interest Distribution Amount (plus any Class B Defaulted Interest Amount) due on the applicable Redemption Date;

Class C Notes.  The redemption price for the Class C Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class C Notes to be redeemed, together with the Class C Interest Distribution Amount (plus any Class C Defaulted Interest Amount) due on the applicable Redemption Date;

Class D Notes.  The redemption price for the Class D Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class D Notes to be redeemed, together with the Class D Interest Distribution Amount (plus any Class D Defaulted Interest Amount) due on the applicable Redemption Date;

Class E Notes.  The redemption price for the Class E Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class E Notes (including any Class E Deferred Interest) to be redeemed, together with the Class E Interest Distribution Amount (plus any Class E Defaulted Interest Amount) due on the applicable Redemption Date;

Class F Notes.  The redemption price for the Class F Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of the Class F Notes (including any Class F Deferred Interest) to be redeemed, together with the Class F Interest Distribution Amount (plus any Class F Defaulted Interest Amount) due on the applicable Redemption Date; and

Preferred Shares.  The redemption price for the Preferred Shares will be calculated on the related Determination Date and will be equal to the sum of all net proceeds from the sale of the Assets in accordance with Article 12 hereof and Cash (other than the Issuer’s rights, title and interest in the property described in clause (i) of the definition of “Excepted Assets”), if any, remaining after payment of all amounts and expenses, including payments made in respect of the Notes, described under clauses (1) through (17) of Section 11.1(a)(i) and clauses (1) through (11) of Section 11.1(a)(ii); provided that, if there are no such net proceeds or Cash remaining, the redemption price for the Preferred Shares shall be equal to U.S.$0.

“Reference Banks”:  The meaning set forth in Schedule B attached hereto.

“Reference Date”:  April 1, 2018 or the asset origination date, whichever is later.

“Registered”:  With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

“Registered Office Agreement”:  The terms and conditions for the provision of registered office services between the Issuer and MaplesFS Limited as registered office provider, as modified, supplemented and in effect from time to time.

“Registered Securities”:  The meaning specified in Section 3.3(a)(iii) hereof.

“Regulation S”:  Regulation S under the Securities Act.

“Regulation S Global Security”:  The meaning specified in Section 2.2(b)(iii) hereof.

“Reimbursement Interest”:  Interest accrued on the amount of any Interest Advance made by the Advancing Agent or the Backup Advancing Agent, for so long as it is outstanding, at the Reimbursement Rate.

“Reimbursement Rate”:  A rate per annum equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.  If more than one “prime rate” is published in The Wall Street Journal for a day, the average of such “prime rates” will be used, and such average will be rounded up to the nearest one eighth of one percent (0.125%).  If the “prime rate” contained in The Wall Street Journal is not readily ascertainable, the Collateral Manager will select an equivalent publication that publishes such “prime rate,” and if such “prime rates” are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then the Collateral Manager will select, in its reasonable discretion, a comparable interest rate index.

“Reinvestment Criteria”:  The meaning specified in Section 12.2(a) hereof.

“Reinvestment Mortgage Asset”:  Any Mortgage Asset that is acquired after the Closing Date that satisfies the Eligibility Criteria and the Reinvestment Criteria in accordance with the terms of Section 12.2(a) hereof.

“Reinvestment Period”:  The period beginning on the Closing Date and ending on and including the first to occur of any of the following events or dates:  (i) the Payment Date in June 2022; (ii) the Payment Date on which all of the Securities are redeemed as described herein under Section 9.1; and (iii) the date on which an Event of Default has occurred.

“REIT”:  A “real estate investment trust” under the Code.

“REO Property”: An Underlying Mortgaged Property acquired directly or indirectly by the CLO Servicer on behalf of the Issuer and Trustee for the benefit of the Secured Parties through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise pursuant to the Servicing Agreement (or, as applicable, the applicable servicing agreement).

“Repurchase Request”:  The meaning specified in Section 7.17 hereof.

“Retail Property”:  A real property with retail rental units (including mixed use retail/office and retail/multi-family) as to which the majority of the underwritten revenue is from retail rental units.

“Retained Interest”:  A material net economic interest in the securitization position comprised by the Notes of not less than 5% in the form specified in paragraph (d) of Article 405(1).

“Retaining Sponsor”:  Arbor Parent, in the capacity of securitization sponsor for purposes of the U.S. Credit Risk Retention Rules.

“Retention Holder”:  The meaning specified in Section 10.11(c)(xxxi) hereof.

“Retention Holder Originated Mortgage Assets”:  A Mortgage Asset that the Retention Holder either (i) has purchased or will purchase for its own account prior to selling or transferring such Mortgage Asset to the Issuer or (ii) itself or through related entities, directly or indirectly, was involved in the original agreement which created such Mortgage Asset.

“Rule 17g-5”:  The meaning specified in Section 14.13(b) hereof.

“Rule 144A”:  Rule 144A under the Securities Act.

“Rule 144A Global Security”:  The meaning specified in Section 2.2(b)(i) hereof.

“Rule 144A Information”:  The meaning specified in Section 7.13 hereof.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

“Sale”:  The meaning specified in Section 5.17(a) hereof.

“Sale Proceeds”:  All proceeds (including accrued interest) received with respect to Mortgage Assets and Eligible Investments as a result of sales of such Mortgage Assets and Eligible Investments, sales in connection with the exercise of a purchase option by the holder of a Non-Acquired Participation or a mezzanine lender, and sales in connection with a repurchase for a breach of a representation or warranty, in each case, net of any reasonable out-of-pocket expenses of the Collateral Manager or the Trustee in connection with any such sale.

“Schedule of Initial Mortgage Assets”:  The Mortgage Assets listed on Schedule A attached hereto, which Schedule shall include the Principal Balance, the spread and the relevant floating reference rate, the maturity date, the Moody’s Rating of each such Mortgage Asset.

“Scheduled Distribution”:  With respect to any Mortgage Asset or Eligible Investment, for each Due Date, the scheduled payment of principal, interest or fee or any dividend or premium payment due on such Due Date or any other distribution with respect to such Mortgage Asset or Eligible Investment, determined in accordance with the assumptions specified in Section 1.2 hereof.

“SEC”:  The Securities and Exchange Commission.

“Secured Parties”:  Collectively, the Trustee, the Holders of the Offered Notes and the Collateral Manager, each as their interests appear in applicable Transaction Documents.

“Securities”:  Collectively, the Notes and the Preferred Shares.

“Securities Account”:  The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”:  The meaning specified in Section 3.3(a) hereof.

“Securities Act”:  The Securities Act of 1933, as amended.

“Securities Intermediary”:  The meaning specified in Section 8-102(a)(14) of the UCC.

“Security”:  Any Note or Preferred Share or, collectively, the Notes and Preferred Shares, as the context may require.

“Security Entitlement”:  The meaning specified in Section 8-102(a)(17) of the UCC.

“Self-Storage Property”:  A real property with self-storage rental units (including mixed use property) as to which the majority of the underwritten revenue is from self-storage rental units.

“Seller”:  The meaning specified in the applicable Mortgage Asset Purchase Agreement.

“Senior AB Pari Passu Participation”: A Mortgage Asset that is a participation interest (or an A Note) in an Underlying Whole Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is senior to one or more Junior Participations but is pari passu with one or more other senior pari passu participation interests that are each Non-Acquired Participations and which each are the senior-most interest in such Underlying Whole Loan.

“Senior AB Participation”: A Mortgage Asset that is a participation interest (or an A Note) in an Underlying Whole Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is senior to one or more Junior Participations.

“Senior Pari Passu Participation”:  A Mortgage Asset that is a participation interest (or an A Note) in an Underlying Whole Loan pursuant to a participation agreement (or intercreditor agreement) in which the interest acquired by the Issuer is pari passu with one or more other senior pari passu participation interests that are each Non-Acquired Participations and which each are the senior-most interest in such Underlying Whole Loan.

“Senior Participation”:  A Senior AB Participation, a Senior AB Pari Passu Participation or a Senior Pari Passu Participation.

“Sensitive Asset”: means (i) a Mortgage Asset, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Mortgage Asset or portion thereof, in either case, as to which the Collateral Manager has determined, based on an Opinion of Counsel, could give rise to material liability of the Issuer (including liability for taxes) if held directly by the Issuer.

“Servicing Agreement”:  The Servicing Agreement, dated as of the Closing Date, by and among the Issuer, the Trustee, the Collateral Manager and the CLO Servicer, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Servicing Fee”:  With respect to each Due Period the aggregate amount of all servicing fees payable to the CLO Servicer under the Servicing Agreement and any backup servicer named therein or in any backup servicing agreement to which the Issuer is a party during such Due Period.

“Share Registrar”:  MaplesFS Limited, unless a successor Person shall have become the Share Registrar pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter “Share Registrar” shall mean such successor Person.

“Skilled Nursing Facility” means, a facility licensed by a state Health Care Authority to provide short-term and long-term custodial care, skilled nursing and rehabilitation services.

“Specified Person”:  The meaning specified in Section 2.6(a) hereof.

“Stated Maturity Date”:  The Payment Date occurring in June 2028.

“Student Housing Property”: A Multi-Family Property as to which the majority of the underwritten revenue is (or, upon stabilization, will be) from student housing.

“Successor Benchmark Rate”: means an industry benchmark rate that is comparable to LIBOR and generally accepted in the financial markets as the sole or predominant replacement benchmark to LIBOR.

“Successor Benchmark Rate Event”: means the elimination or substantially-complete phase-out of LIBOR as an available benchmark for computing interest on debt obligations in the marketplace.

“Target Collateral Principal Balance”:  U.S.$560,000,000.

“Tax Event”: (i) Any borrower is, or on the next scheduled payment date under any Mortgage Asset, will be, required to deduct or withhold from any payment under any Mortgage Asset to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer or (iii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net income basis.  Withholding taxes imposed under FATCA, if any, shall be disregarded in applying the definition of “Tax Event.”

“Tax Materiality Condition”:  The condition that will be satisfied if either (i) as a result of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, U.S.$1 million during any 12-month period or (ii) the Issuer fails to maintain its status as a Qualified REIT

Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net income basis.

“Tax Redemption”:  The meaning specified in Section 9.1(b) hereof.

“Total Redemption Price”:  The amount equal to funds sufficient to pay all amounts and expenses described under clauses (1) through (4) and (16) of Section 11.1(a)(i) and to redeem all Notes at their applicable Redemption Prices.

“Transaction Documents”:  This Indenture, the Collateral Management Agreement, the Mortgage Asset Purchase Agreements, the Placement Agreement, the Company Administration Agreement, the Registered Office Agreeemnt, the AML Services Agreement, the Preferred Share Paying Agency Agreement, the Servicing Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement.

“Transaction Party”: The meaning specified in Section 2.5(k)(1).

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes in its capacity as Transfer Agent.

“Treasury Regulations”:  Temporary or final regulations promulgated under the Code by the United States Treasury Department.

“Trust Officer”:  When used with respect to the Trustee, any officer within the Global Trust Services Group of the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Global Trust Services Group of the Corporate Trust Office because of his knowledge of and familiarity with the particular subject and who is directly responsible for the administration of this Indenture.

“Trustee”:  U.S. Bank National Association, a national banking association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“UCC”:  The applicable Uniform Commercial Code.

“Uncertificated Securities”:  The meaning specified in Section 3.3(a)(ii) hereof.

“Underlying Instruments”:  The indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement, co-lender agreement or other agreement pursuant to which a Mortgage Asset or Eligible Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Mortgage Asset or Eligible Investment or of which holders of such Mortgage Asset or Eligible Investment are the beneficiaries.

“Underlying Mortgaged Property”: With respect to a Mortgage Asset that is (i) a Whole Loan, the commercial mortgage property or properties securing the Whole Loan and (ii) a Senior Participation, the commercial mortgage property or properties securing the Underlying Whole Loan.

“Underlying Whole Loan”:  With respect to any Mortgage Asset that is a Senior Participation, the Whole Loan in which such Senior Participation represents a participation interest.

“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.

“Unregistered Securities”:  The meaning specified in Section 5.17(c) hereof.

“Unscheduled Principal Payments”:  Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Mortgage Asset (or, in the case of a Senior Participation, the related Underlying Whole Loan) prior to the stated maturity date of such Mortgage Asset (or, in the case of a Senior Participation, the related Underlying Whole Loan).

“Unused Proceeds Account”:  The trust account established pursuant to Section 10.4(a) hereof.

“Updated Appraisal”: An appraisal (or a letter update for an existing appraisal which is less than one year old) of the Underlying Mortgaged Property or Underlying Mortgaged Properties that the CLO Servicer, as special servicer, will be required to use reasonable efforts to obtain from an independent MAI appraiser upon the occurrence of an Appraisal Reduction Event within one hundred twenty (120) days of the event that resulted in such Appraisal Reduction Event with respect to a Mortgage Asset.

“U.S. Credit Risk Retention Rules”:  The final rule promulgated to implement the credit risk retention requirements under Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (79 F.R. 77601; Pages: 77740-77766), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Department of Treasury, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“U.S. Person”: The meaning specified in Regulation S.

“Volcker Rule”: Section 13 of the Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations promulgated thereunder.

“Weighted Average Life”:  As of any Measurement Date with respect to the Mortgage Assets (other than Defaulted Mortgage Assets), the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Mortgage Asset (other than Defaulted Mortgage Assets) by (b) the outstanding Principal Balance of such Mortgage Asset and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Mortgage Assets (other than Defaulted Mortgage Assets).  For purposes of this definition, “Average Life” means, on any Measurement Date with respect to any Mortgage Asset (other than a Defaulted Mortgage Asset), the quotient obtained by the Collateral Manager by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive expected distribution of principal of such Mortgage Asset and (b) the respective amounts of such expected distributions of principal by (ii) the sum of all successive expected distributions of principal on such Mortgage Asset.

“Weighted Average Spread”:  As of any date of determination, the number obtained (rounded up to the next 0.001%), by (A) summing the products obtained by multiplying (i) with respect to any Mortgage Asset (other than a Defaulted Mortgage Asset), the greater of (x) the current stated spread above LIBOR (net of any servicing fees and expenses) at which interest accrues on each such Mortgage Asset and (y) if such Mortgage Asset provides for a minimum interest rate payable thereunder, the excess, if any, of the minimum interest rate applicable to such Mortgage Asset (net of any servicing fees and expenses) over LIBOR by (ii) the Principal Balance of such Mortgage Asset as of such date, and (B) dividing such sum by the aggregate Principal Balance of all Mortgage Assets (excluding all Defaulted Mortgage Assets).

“Whole Loan”:  A commercial mortgage loan secured by a first-lien mortgage on a Multi-Family Property, a Student Housing Property, a Retail Property, a Hospitality Property, an Office Property, a Self-Storage Property, an Industrial Property or a Healthcare Property.

Section 1.2                                    Assumptions as to Assets.

(a)                                 In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Mortgage Asset and Eligible Investment, or any payments on any other Assets, and with respect to the income that can be earned on Scheduled Distributions on any Mortgage Asset or Eligible Investment and on any other amounts that may be received for credit to the applicable Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b)                                 All calculations with respect to Scheduled Distributions on the Mortgage Assets and Eligible Investments shall be made on the basis of information as to the terms of each such Asset and upon report of payments, if any, received on such Asset that are furnished by or on behalf of the related borrower, obligor or issuer of such Asset and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c)                                  For each Due Period, the Scheduled Distribution on any Mortgage Asset (other than a Defaulted Mortgage Asset, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) or Eligible Investment shall be the sum of (i) the total amount of payments and collections in respect of such Mortgage Asset or Eligible Investment (including all Sales Proceeds received during the Due Period and not reinvested in Reinvestment Mortgage Assets or retained in the Principal Collection Account for subsequent reinvestment) that, if paid as scheduled, will be available in the Collection Accounts at the end of such Due Period for payment on the Notes and of expenses of the Issuer and the Co-Issuer pursuant to the Priority of Payments and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date and do not constitute amounts which have been used as reimbursement with respect to a prior Interest Advance pursuant to the terms of this Indenture. On any date of determination, the amount of any Scheduled Distribution due on any future date with respect to any Mortgage Asset as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(d)                                 For purposes of calculating the Interest Coverage Ratio, (1) the expected interest income on the Mortgage Assets and Eligible Investments and the expected interest payable on the Notes shall be calculated using the interest rates applicable thereto on the applicable Measurement Date, (2) accrued original issue discount on Eligible Investments shall be deemed to be Scheduled Distributions due on the date such original issue discount is scheduled to be paid, (3) with respect to each Defaulted Mortgage Asset as to which the Collateral Manager has delivered written notice to the Issuer and the Trustee of its intent to engage in either (x) Credit Risk/Defaulted Mortgage Asset Cash Purchase or (y) an exchange for an Exchange Mortgage Asset, the Collateral Manager will have 45 days to exercise such purchase or exchange and during such period such Mortgage Asset will not be treated as a Defaulted Mortgage Asset, (4) there will be excluded all scheduled or deferred payments of interest on or principal of Mortgage Assets and any payment that the Collateral Manager has determined in its reasonable judgment will not be made in cash or received when due and (5) with respect to any Mortgage Asset as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each payment thereon shall be deemed to be payable net of such withholding tax unless the related borrower is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments).

(e)                                  Each Scheduled Distribution receivable with respect to a Mortgage Asset or Eligible Investment shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the applicable Collection Account except to the extent the Collateral Manager has a reasonable expectation that such Scheduled Distribution will not be received on the applicable Due Date.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the applicable Collection Account for transfer to the Payment Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

(f)                                   All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Assets, shall be made on the basis of the date on which the Issuer makes a binding commitment to purchase or sell a Mortgage Asset or Eligible Investment rather than the date upon which such purchase or sale settles.

(g)                                  Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Assets may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Collateral Manager on which the Trustee may rely.

(h)                                 To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Manager may direct the Collateral Administrator, or the Collateral Administrator may request direction from the Collateral Manager, as to the interpretation and/or methodology to be used, in either case, and the Collateral Administrator shall follow such direction (if given), and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

Section 1.3                                    Interest Calculation Convention.

All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.

Section 1.4                                    Rounding Convention.

Unless otherwise specified herein, test calculations that evaluate to a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth of a percentage point.

ARTICLE 2

THE NOTES

Section 2.1                                    Forms Generally.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer and, as applicable, the Co-Issuer, executing such Notes as evidenced by their execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2                                    Forms of Notes and Certificate of Authentication.

(a)                                 Form.  The form of each Class of Notes including the Certificate of Authentication, shall be substantially as set forth in Exhibits A and B hereto.

(b)                                 Global Securities and Definitive Notes.

(i)                                     The Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs may be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A and B hereto added to the form of such Notes (each, a “Rule 144A Global Security”), which shall be registered in the name of the nominee of the Depository and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii)                 The Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs, and Notes issued in definitive form, may be registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibits A and B hereto added to the form of such Notes (each a “Definitive Note”), which shall be duly executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, and  authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii)              The Offered Notes initially sold to institutions that are not U.S. Persons in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A and B, hereto added to the form of such Notes (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, Luxembourg or their respective depositories, duly executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(c)                                  Book-Entry Provisions.  This Section 2.2(c) shall apply only to Global Securities deposited with or on behalf of the Depository.

Each of the Issuer and, as applicable, the Co-Issuer shall execute and the Trustee shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Securities that shall be (i) registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Trustee, as custodian for the Depository or under the Global Security, and the Depository may be treated by the Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Co-Issuer, the Trustee, or any agent of the Issuer, the Co-Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

(d)                                 Delivery of Definitive Notes in Lieu of Global Securities.  Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Securities shall not be entitled to receive physical delivery of a Definitive Note.

Section 2.3                                    Authorized Amount; Stated Maturity Date; and Denominations.

(a)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$494,200,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 hereof.

Such Notes shall be divided into seven Classes having designations and original principal amounts as follows:

Designation	Original Principal Amount
Class A Senior Secured Floating Rate Notes Due 2028	U.S.$	308,000,000
Class A-S Secured Floating Rate Notes Due 2028	U.S.$	50,400,000
Class B Secured Floating Rate Notes Due 2028	U.S.$	22,400,000
Class C Secured Floating Rate Notes Due 2028	U.S.$	23,100,000
Class D Secured Floating Rate Notes Due 2028	U.S.$	37,100,000
Class E Floating Rate Notes Due 2028	U.S.$	30,800,000
Class F Floating Rate Notes Due 2028	U.S.$	22,400,000

(b)                                 The Notes shall be issuable in minimum denominations of U.S.$250,000 (or, in the case of Notes held in reliance on Rule 144A, in minimum denominations of U.S.$100,000) and integral multiples of U.S.$500 in excess thereof (plus any residual amount).

Section 2.4                                    Execution, Authentication, Delivery and Dating.

The Offered Notes shall be executed on behalf of the Issuer and the Co-Issuer by an Authorized Officer of the Issuer and the Co-Issuer, respectively.  The Class E Notes and the

Class F Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer.  The signature of such Authorized Officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer shall bind the Issuer or the Co-Issuer, as the case may be, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Offered Notes executed by the Issuer and the Co-Issuer, and the Issuer may deliver Class E Notes and Class F Notes executed by the Issuer, to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order shall, in connection with a transfer of Notes hereunder, be deemed to have been provided upon the delivery of an executed Note to the Trustee), shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced.  In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5                                    Registration, Registration of Transfer and Exchange.

(a)                                 The Issuer and the Co-Issuer, with respect to the Offered Notes, and the Issuer, with respect to the Class E Notes and the Class F Notes, shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer and, as applicable, the Co-Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes.  The Trustee is hereby initially appointed “Notes Registrar” for the purpose of maintaining the Notes Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided.  Upon any resignation or removal of the Notes Registrar, the Issuer and the Co-Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

If a Person other than the Trustee is appointed by the Issuer and the Co-Issuer as Notes Registrar, the Issuer and the Co-Issuer shall give the Trustee prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2.  Whenever any Note is surrendered for exchange, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

None of the Notes Registrar, the Issuer or the Co-Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)                                 No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable state securities laws.

(c)                                  No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs or, solely with respect to Definitive Notes, or IAIs who are also Qualified Purchasers purchasing for their own account or for the accounts of one or more QIBs or IAIs who are also Qualified Purchasers, for which the purchaser is acting as fiduciary or agent.  The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to institutions that are not U.S. Persons in reliance on Regulation S.  None of the Issuer, the Co-Issuer, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(d)                                 Upon final payment due on the Stated Maturity Date of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside the United States if then required by applicable law in the case of a Note in definitive form issued in exchange for a beneficial interest in a Regulation S Global Security pursuant to Section 2.10).

(e)                                  Transfers of Global Securities.  Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.2(c) and this Section 2.5(e).

(i)                    Except as otherwise set forth below, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.  Transfers of a Global Security to a Definitive Note may only be made in accordance with Section 2.10.

(ii)                 Regulation S Global Security to Rule 144A Global Security or Definitive Note.  If a holder of a beneficial interest in a Regulation S Global Security wishes at any time to exchange its interest in such Regulation S Global Security for an interest in the corresponding Rule 144A Global Security or for a Definitive Note or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Security or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream, Luxembourg and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Security or for a Definitive Note.  Upon receipt by the Trustee or the Notes Registrar of:

(1)                                 if the transferee is taking a beneficial interest in a Rule 144A Global Security, instructions from Euroclear, Clearstream, Luxembourg and/or DTC, as the case may be, directing the Notes Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Security in an amount equal to the beneficial interest in such Regulation S Global Security, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit G-2 attached hereto; or

(2)                                 if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit G-3 hereto, certifying that such transferee is an IAI and a Qualified Purchaser, then the Notes Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Security, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Security equal to the reduction in the principal amount of the Regulation S Global Security or (y) if the transferee is taking an interest in a Definitive Note, the Notes Registrar shall record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Security transferred by the transferor).

(iii)              Definitive Note or Rule 144A Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Rule 144A Global Security or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Security or Definitive Note for an interest in the corresponding Regulation S Global Security, or to transfer its interest in such Rule 144A Global Security or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Security, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Security.  Upon receipt by the Trustee or the Notes Registrar of:

(1)                                 instructions given in accordance with DTC’s procedures from an Agent Member directing the Trustee or the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Security, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Security or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee,

(2)                                 a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream, Luxembourg account to be credited with such increase,

(3)                                 in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee, and

(4)                                 a duly completed certificate in the form of Exhibit G-1 attached hereto,

then the Trustee or the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Security (or, in the case of a transfer of Definitive Notes, the Trustee or the Notes Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Security equal to the reduction in the principal amount of the Rule 144A Global Security (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).

(iv)             Transfer of Rule 144A Global Securities to Definitive Notes.  If, in accordance with Section 2.10, a holder of a beneficial interest in a Rule 144A Global Security wishes at any time to exchange its interest in such Rule 144A Global Security for a Definitive Note or to transfer its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note.  Upon receipt by the Trustee or the Notes Registrar of (A) a duly complete certificate substantially in the form of Exhibit G-3 and (B) appropriate instructions from DTC, if required, the Trustee or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security to be transferred or exchanged, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuers authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Security transferred by the transferor).

(v)                Transfer of Definitive Notes to Rule 144A Global Securities.  If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Security or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Security, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Security

(provided that no IAI may hold an interest in a Rule 144A Global Security).  Upon receipt by the Trustee or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit G-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Securities in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Trustee or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Security equal to the principal amount of the Definitive Note transferred or exchanged.

(vi)             Other Exchanges.  In the event that, pursuant to Section 2.10 hereof, a Global Security is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB who is also a Qualified Purchaser or are to institutions that are not U.S. Persons, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer, the Co-Issuer and the Trustee.

(f)                                   Removal of Legend.  If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A and B hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Issuer, such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Trustee), as may be reasonably required by the Issuer and, as applicable, the Co-Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the 1940 Act or ERISA.  So long as the Issuer or the Co-Issuer is relying on an exemption under or promulgated pursuant to the 1940 Act, the Issuer or the Co-Issuer shall not remove that portion of the legend required to maintain an exemption under or promulgated pursuant to the 1940 Act.  Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer and, as applicable, the Co-Issuer, if applicable, to the Trustee, the Trustee, at the direction of the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall authenticate and deliver Notes that do not bear such applicable legend.

(g)                                  Each beneficial owner of Regulation S Global Securities shall be deemed to make the representations and agreements set forth in Exhibit G-1 hereto.

(h)                                 Each beneficial owner of Rule 144A Global Securities shall be deemed to make the representations and agreements set forth in Exhibit G-2 hereto.

(i)                                     Each Holder of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit G-3 hereto.

(j)                                    Any purported transfer of a Note not in accordance with Section 2.5(a) shall be null and void and shall not be given effect for any purpose hereunder.

(k)                                 As long as the Fiduciary Rule has not been revoked or repealed or otherwise remains in effect, each purchaser of the Notes that is a Benefit Plan Investor or a fiduciary purchasing the Notes on behalf of a Benefit Plan Investor (a “Plan Fiduciary”) will be deemed to have represented by its purchase of the Notes that:

(1)                                 none of the Issuer, the Co-Issuer, the Trustee, the Placement Agent, nor any of their respective affiliates (each, a “Transaction Party”) has provided or will provide advice with respect to the acquisition of the Notes by the Benefit Plan Investor, and the Plan Fiduciary either:

(A)               is a bank as defined in Section 202 of the Advisers Act, or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency;

(B)               is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan Investor;

(C)               is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business;

(D)               is a broker-dealer registered under the Exchange Act; or

(E)                has, and at all times that the Benefit Plan Investor is invested in the Notes will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Benefit Plan Investor investing in the Notes in such capacity);

(2)                                 the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including without limitation the acquisition by the Benefit Plan Investor of the Notes;

(3)                                 the Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is independent of the Transaction Parties for purposes of the Fiduciary

Rule and responsible for exercising independent judgment in evaluating the Benefit Plan Investor’s acquisition of the Notes;

(4)                                 none of the Transaction Parties has exercised any authority to cause the Benefit Plan Investor to invest in the Notes or to negotiate the terms of the Benefit Plan Investor’s investment in the Notes;

(5)                                 no fee or other compensation is being paid directly to the Transaction Parties or any of their respective affiliates for investment advice (as opposed to other services) in connection with the acquisition, holding and subsequent disposition of the Offered Notes; and

(6)                                 the Plan Fiduciary has been informed by the Transaction Parties:

(A)               that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice or has given or will give advice in a fiduciary capacity in connection with the Benefit Plan Investor’s acquisition of the Notes; and

(B)               of the existence and nature of the Transaction Parties’ fees, compensation arrangements and/or financial interests in the Benefit Plan Investor’s acquisition of the Notes.

(l)                                     Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee nor the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the 1940 Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee or Notes Registrar prior to registration of transfer of a Note, the Trustee and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Trustee or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(m)                             If the Trustee determines or is notified by the Issuer, the Co-Issuer or the Collateral Manager that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Trustee any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Trustee shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

In addition, the Trustee may require that the interest in the Note referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any person designated by the Issuer or the Collateral Manager at a price determined by the Issuer or the Collateral Manager, as applicable, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Trustee to take such action.  In any case, none of the Issuer, the Trustee nor the Collateral Manager shall be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(m).

(n)                                 Each Holder of Notes approves and consents to (i) the initial purchase of the Mortgage Assets by the Issuer from Affiliates of the Collateral Manager on the Closing Date and (ii) any other transaction between the Issuer and the Collateral Manager or its Affiliates that are permitted under the terms of this Indenture or the Collateral Management Agreement.

(o)                                 As long as any Note is Outstanding, Notes held by Issuer Parent or an Issuer Parent Disregarded Entity may not be transferred (whether by means of actual transfer or transfer of beneficial ownership for U.S. federal income tax purposes), pledged or hypothecated to any other Person (except to Issuer Parent or an Issuer Parent Disregarded Entity) unless the Issuer receives a No Entity-Level Tax Opinion (or has previously received a No Trade or Business Opinion).

Section 2.6                                    Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Co-Issuer, the Trustee and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless (an unsecured indemnity agreement delivered to the Trustee by an institutional investor with a net worth of at least U.S.$200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7                                    Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a)                                 The Class A Notes shall accrue interest during each Interest Accrual Period at the Class A Rate.  Interest on each Class A Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class A Note bears to the Aggregate Outstanding Amount of all Class A Notes; provided, however, that the payment of interest on the Class A Notes is subordinated to the payment on each Payment Date of certain amounts in accordance with the Priority of Payments.

(b)                                 The Class A-S Notes shall accrue interest during each Interest Accrual Period at the Class A-S Rate.  Interest on each Class A-S Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class A-S Note bears to the Aggregate Outstanding Amount of all Class A-S Notes; provided, however, that the payment of interest on the Class A Notes (including any Class A Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(c)                                  The Class B Notes shall accrue interest during each Interest Accrual Period at the Class B Rate.  Interest on each Class B Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class B Note bears to the Aggregate Outstanding Amount of all Class B Notes; provided, however, that the payment of interest on the Class B Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including any Class A Defaulted Interest Amount), the Class A-S Notes (including any Class A-S Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(d)                                 The Class C Notes shall accrue interest during each Interest Accrual Period at the Class C Rate.  Interest on each Class C Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class C Note bears to the Aggregate Outstanding Amount of all Class C Notes; provided, however, that the payment of interest on the Class C Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including any Class A Defaulted Interest Amount), the Class A-S Notes (including any Class A-S Defaulted Interest Amount), the Class B Notes (including any Class B Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(e)                                  The Class D Notes shall accrue interest during each Interest Accrual Period at the Class D Rate.  Interest on each Class D Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class D Note bears to the Aggregate Outstanding Amount of all Class D Notes; provided, however, that the payment of interest on the Class D Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including any Class A Defaulted Interest Amount), the Class A-S Notes (including any Class A-S Defaulted Interest Amount), the Class B Notes (including any Class B Defaulted Interest Amount), the Class C Notes (including any Class C Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(f)                                   The Class E Notes shall accrue interest during each Interest Accrual Period at the Class E Rate.  Interest on each Class E Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class E Note bears to the Aggregate Outstanding Amount of all Class E Notes; provided, however, that the payment of interest on the Class E Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including any Class A Defaulted Interest Amount), the Class A-S Notes (including any Class A-S Defaulted Interest Amount), the Class B Notes (including any Class B Defaulted Interest Amount), the Class C Notes (including any Class C Defaulted Interest Amount), the Class D Notes (including any Class D Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(g)                                  The Class F Notes shall accrue interest during each Interest Accrual Period at the Class F Rate.  Interest on each Class F Note shall be due and payable on each Payment Date immediately following the related Interest Accrual Period in the proportion that the outstanding principal amount of such Class F Note bears to the Aggregate Outstanding Amount of all Class F Notes; provided, however, that the payment of interest on the Class E Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including any Class A Defaulted Interest Amount), the Class A-S Notes (including any Class A-S Defaulted Interest Amount), the Class B Notes (including any Class B Defaulted Interest Amount), the Class C Notes (including any Class C Defaulted Interest Amount), the Class D Notes (including any Class D Defaulted Interest Amount) and certain other amounts in accordance with the Priority of Payments.

(h)                                 Upon any Optional Redemption, Tax Redemption, Clean-up Call and upon the redemption of the Preferred Shares on the Preferred Shares Redemption Date, all net proceeds remaining after the sale of the Mortgage Assets in accordance with Article 12 hereof and Cash and proceeds from Eligible Investments (other than the Issuer’s right, title and interest in the property described in clause (i) of the definition of “Excepted Assets”), after the payment of the amounts referred to in clauses (1) through (9) and clauses (12) through (17) of Section 11.1(a)(i) and clauses (1) through (11) of Section 11.1(a)(ii) will be distributed by the Trustee to the Preferred Shares Paying Agent for distribution to the Holders of the Preferred Shares in accordance with the Preferred Share Paying Agency Agreement, whereupon the Preferred Shares will be cancelled and deemed paid in full for all purposes.

(i)                                     Interest shall cease to accrue on each Class of Notes, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date, whichever occurs first, unless payment of principal is improperly withheld or unless a Default has occurred with respect to such payments of principal.

(j)                                    The principal of each Class of Notes matures at par and is due and payable on the Stated Maturity Date, unless such principal has been previously repaid or unless the unpaid principal of such Class of Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, however, that the payment of principal on the Class A-S Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal on the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class A-S Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes have been paid in full; provided, further that the payment of principal on the Class B Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal on the Class A-S Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A-S Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class B Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A-S Notes have been paid in full; provided, further, that the payment of principal on the Class C Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal on the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class B Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class C Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class B Notes have been paid in full; provided, further, that the payment of principal on the Class D Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal on the Class C Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class C Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class D Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class C Notes have been paid in full; provided, further, that the payment of principal on the Class E Notes may only occur after the principal on the Class D Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class D Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class E Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class D Notes have been paid in full; provided, further, that the payment of principal on the Class F Notes may only occur after the principal on the Class E Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class E Notes and other amounts in accordance with the Priority of Payments and any payment of principal on the Class F Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” solely for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class E Notes have been paid in full.  Payments of principal on the Notes in connection with a Clean-up Call, Tax Redemption or Optional Redemption will be made in accordance with Section 9.1 and the Priority of Payments.

(k)                                 As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, the Preferred Shares Paying Agent and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.  Such certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States)) or any successors to such IRS forms.  In addition, each of the Issuer, the Co-Issuer, the Trustee, the Preferred Shares Paying Agent or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets.  Each Holder and each beneficial owner of Notes agree to provide any certification, documentation and information requested pursuant to this Section 2.7(k), including to achieve FATCA Compliance, and to update or replace such form or certification in accordance with its terms or its subsequent amendments and each Holder acknowledges and agrees that the Issuer (or an agent on its behalf) may provide such documentation and information to the IRS, the Cayman Islands Tax Information Authority or any other relevant governmental authority.  Furthermore, (i) if a Holder is a “foreign financial institution” or other foreign financial entity subject to FATCA or Cayman FATCA Legislation (ii) if the Issuer is no longer a Qualified REIT Subsidiary or other disregarded entity of a REIT, but is instead a foreign corporation for U.S. federal income tax purposes, the Issuer shall require information to comply with FATCA or Cayman FATCA Legislation requirements pursuant to clause (xii) of the representations and warranties set forth under the third paragraph of Exhibit G-1 hereto, as deemed made pursuant to Section 2.5(g) hereto, or pursuant to clause (xii) of the representations and warranties set forth under the third paragraph of Exhibit G-2 hereto, as deemed made pursuant to Section 2.5(h) hereto, or pursuant to clause (ix) of the representations and warranties set forth under the third paragraph of Exhibit G-3 hereto, made pursuant to Section 2.5(i) hereto, as applicable.  In the event that a Holder fails to provide such information, or to the extent the Holder’s ownership of Notes would otherwise cause the Issuer to be subject to any tax under FATCA, (A) the Issuer is authorized to withhold amounts otherwise distributable to the Holder as compensation for any tax imposed under FATCA as a result of such failure or the Holder’s ownership, and (B) to the extent necessary to avoid an adverse effect on the Issuer as a result of such failure or the Holder’s ownership, the Issuer will have the right to compel the Holder to sell its Notes, and, if the Holder does not sell its Notes within 10 Business Days after notice from the Issuer, to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Notes.  The Issuer may also assign each such Note a separate CUSIP number or CUSIP numbers in the Issuer’s sole discretion.

(l)                                     Each Holder will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary (the “Holder AML Obligations”).

(m)                             Payments in respect of interest on and principal of the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register.  The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Security as shown on the records of the Depository or its nominee.  The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Security held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.  Such payments will be the responsibility of the Agent Members.  Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Paying Agent (outside of the United States if then required by applicable law in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Security) on or prior to such Maturity.  None of the Issuer, the Co-Issuer, the Trustee or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.  In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity Date thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer, shall not more than 30 nor fewer than five Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment and shall specify the place where such Notes may be presented and surrendered for such payment.

(n)                                 Subject to the provisions of Sections 2.7(a) through (k) and Section 2.7(o) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date.  All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer and the Co-Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

(o)                                 Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(p)                                 Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(q)                                 Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

(r)                                    All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(s)                                   Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer and, as applicable, the Co-Issuer under the Notes, this Indenture and the other Transaction Documents are limited-recourse obligations of the Issuer and, except for the Class E Notes and the Class F Notes, non-recourse obligations of the Co-Issuer payable solely from the Assets and following realization of the Assets, all obligations of the Co-Issuers, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, and any claims of the Noteholders, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer, the Co-Issuer or any of their respective successors or assigns for any amounts payable under the Notes or this Indenture.  It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Assets have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and the other Transaction Documents shall be extinguished and shall not thereafter revive.  It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(t)                                    Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(u)                                 Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Sections 2.7(i) and (o)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.

(v)                                 Payments in respect of the Preferred Shares as contemplated by Sections 11.1(a)(i)(15) and 11.1(a)(ii)(10) shall be made by the Trustee to the Preferred Shares Paying Agent.

Section 2.8                                    Persons Deemed Owners.

The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer or the Trustee nor any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Notes for the purpose of receiving notices.  With respect to the Preferred Shares, on any Payment Date, the Trustee shall deliver to the Preferred Shares Paying Agent the distributions thereon for distribution to the Preferred Shareholders.

Section 2.9                                    Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly canceled by the Trustee and may not be reissued or resold.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall direct by an Issuer Order that they be returned to them.  Notes of the most senior Class Outstanding (and no other Class of Notes) that are held by the Issuer, the Co-Issuer, the Collateral Manager or any of their respective Affiliates may be submitted to the Trustee for cancellation at any time.

Section 2.10                             Global Securities; Definitive Notes; Temporary Notes.

(a)                                 Definitive Notes.  Definitive Notes shall only be issued in the following limited circumstances:

(i)                                     at the discretion of the Issuer, at the direction of the Collateral Manager, with respect to any Class of Notes;

(ii)                                  upon transfer of Global Securities to an IAI in accordance with the procedures set forth in Section 2.5(e)(ii) or Section 2.5(e)(iii);

(iii)                               if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may effect such exchange or transfer upon receipt by the Trustee or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (B) duly completed certificates in the form of Exhibit G-3, upon receipt of which the Trustee or the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor); or

(iv)                              in the event that the Depository notifies the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, that it is unwilling or unable to continue as Depository for a Global Security or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice, the Global Securities deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.

(b)                                 Any Global Security that is exchanged for a Definitive Note shall be surrendered by the Depository to the Trustee’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Security.  Any such transfer shall be made, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations.  Any Definitive Notes delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibits C-1 or C-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend.  The Holder of each such registered individual Global Security may transfer such Global Security by surrendering it at the Corporate Trust Office of the Trustee, or at the office of the Paying Agent.

(c)                                  Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)                                 In the event of the occurrence of either of the events specified in Section 2.10(a) above, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall promptly make available to the Trustee a reasonable supply of Definitive Notes.

Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, may execute and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer and, as applicable, the Co-Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay.  The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes at the office or agency maintained by the Issuer and the Co-Issuer for such purpose, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes, the Issuer and, with respect to the Offered Notes, the Co-Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11                             U.S. Tax Treatment of Notes and the Issuer.

(a)                                 Each of the Issuer and the Co-Issuer intends that, for U.S. federal income tax purposes, the Notes (unless held by Issuer Parent or an Issuer Parent Disregarded Entity) be treated as debt and that the Issuer be treated as a Qualified REIT Subsidiary (unless the Issuer has received a No Entity-Level Tax Opinion).  Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b)                                 The Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall account for the Notes and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Section 2.11(a) above.

(c)                                  Each Holder of Notes shall timely furnish to the Issuer, the Co-Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States)) or any successors to such IRS forms that the Issuer, the Co-Issuer or its agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments.  Furthermore, if the Issuer is no longer treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT but is instead a foreign corporation for U.S. federal income tax purposes or if a Noteholder is a “foreign financial institution” or other foreign financial entity subject to FATCA, Noteholders shall timely furnish any information required pursuant to Section 2.7(j).

Section 2.12                             Authenticating Agents.

Upon the request of the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, the Trustee shall, and if the Trustee so chooses the Trustee may, pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating

Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating  Agent or such successor corporation.  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Co-Issuer.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Co-Issuer.  Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof.  The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

Section 2.13                             Forced Sale on Failure to Comply with Restrictions.

(a)                                 Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a U.S. Person who is determined not to have been both a QIB (except for a transfer to an IAI in accordance with the procedures set forth in Section 2.5 or Section 2.10) and a Qualified Purchaser at the time of acquisition of the Note or interest therein shall be null and void and any such proposed transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(b)                                 If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above (any such person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice (or procure that notice is sent) to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice.  If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose.  The Issuer, or the Trustee acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder.  However, the Issuer or the Trustee may select a purchaser by any other means determined by it in its sole discretion.  The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.

(c)                                  If a Holder of a Note fails for any reason to (i) comply with the Holder AML Obligations (ii) such information or documentation is not accurate or complete, or (iii) the Issuer otherwise reasonably determines that such Holder’s acquisition, holding or transfer of an interest in any Note would cause the Issuer to be unable to achieve AML Compliance, the Issuer (or any intermediary on the Issuer’s behalf) shall have the right to (x) compel the relevant Holder to sell its interest in such Note or (y) sell such interest on such Holder’s behalf.  The Issuer shall not compel sales for failure to provide such other information or documentation as may be required under the Cayman AML Regulations unless the Issuer reasonably determines the Holder’s acquisition, holding or transfer of an interest in such Note would result in a materially adverse effect on the Issuer.

Section 2.14                             No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 2.15                             U.S. Credit Risk Retention.

Pursuant to the Mortgage Asset Purchase Agreement, the Retaining Sponsor shall be required to timely deliver (or cause to be timely delivered) to the Trustee any notices contemplated by Section 10.11(i) of this Agreement.

ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED MORTGAGE ASSETS

Section 3.1                                    General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Issuer and Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, upon compliance with Section 3.2 and shall be delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon receipt by the Trustee of the items described below:

(a)                                 an Officer’s Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Placement Agreement, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, (C) the Directors authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (D) the total aggregate Notional Amount of the Preferred Shares shall have been received in Cash by the Issuer on the Closing Date;

(b)                                 an Officer’s Certificate of the Co-Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) each Officer authorized to execute and deliver the documents referenced in clause (b)(i) above holds the office and has the signature indicated thereon;

(c)                                  (i) either (A) certificates of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given, or (B) an Opinion of Counsel of the Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given; and

(ii)                                  either (A) certificates of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Co-Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such Notes, or (B) an Opinion of Counsel of the Co-Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as may have been given;

(d)                                 an opinion of Clifford Chance US LLP, special U.S. counsel to the Co-Issuers, the Collateral Manager and certain Affiliates thereof (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(g), (h) and (i)) dated the Closing Date, as to certain matters of New York law and certain United States federal income tax and securities law matters, in a form satisfactory to the Placement Agent and the Trustee;

(e)                                  opinions of Clifford Chance US LLP, special counsel to the Co-Issuers dated the Closing Date, relating to (i) the validity of the Grant hereunder and the perfection of the Trustee’s security interest in the Assets and (ii) certain bankruptcy matters, in each case, in a form satisfactory to the Trustee;

(f)                                   an opinion of Allen & Overy LLP, special counsel to the Arbor Parent, dated the Closing Date, regarding certain 1940 Act issues, in a form satisfactory to the Trustee;

(g)                                  an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Arbor Parent, dated the Closing Date, regarding its qualification and taxation as a REIT, in a form satisfactory to the Trustee;

(h)                                 an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Co-Issuer, dated the Closing Date, regarding certain issues of Delaware law, in a form satisfactory to the Trustee;

(i)                                     an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to ARMS Equity, dated the Closing Date, regarding certain issues of Delaware law, in a form satisfactory to the Trustee;

(j)                                    an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Collateral Manager, dated the Closing Date, regarding certain issues of Delaware law, in a form satisfactory to the Trustee;

(k)                                 an opinion of (i) General Counsel to Arbor Commercial Mortgage, LLC, dated the Closing Date, regarding certain enforceability issues, in a form satisfactory to the Trustee, (ii) Richards, Layton & Finger, P.A., special Delaware counsel to the CLO Servicer, dated the Closing Date, regarding certain issues of Delaware law, in a form satisfactory to the Trustee and (iii) Venable LLP, counsel to Arbor Realty SR, Inc., dated the Closing Date, regarding certain issues of Maryland law, in a form satisfactory to the Trustee;

(l)                                     an opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date, regarding certain issues of Cayman Islands law, in a form satisfactory to the Trustee;

(m)                             an opinion of Alston & Bird LLP, counsel to U.S. Bank National Association, regarding certain matters of United States, New York and Minnesota law;

(n)                                 an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for and all conditions precedent provided in the Preferred Share Paying Agency Agreement relating to the issuance by the Issuer of the Preferred Shares have been complied with;

(o)                                 an Officer’s Certificate given on behalf of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Notes by the Co-Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with; and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(p)                                 executed counterparts of the Mortgage Asset Purchase Agreement, the Servicing Agreement, the Collateral Management Agreement, the Advisory Committee Member Agreement, the Placement Agreement, the Securities Purchase Agreement, the Preferred Share Paying Agency Agreement and the Securities Account Control Agreement;

(q)                                 an Officer’s Certificate from the Collateral Manager confirming that Schedule A hereto correctly lists the Initial Mortgage Assets to be Granted to the Trustee on the Closing Date;

(r)                                    evidence of preparation for filing at the appropriate filing office in the District of Columbia of a financing statement, on behalf of the Issuer, relating to the perfection of the lien of this Indenture in those Assets in which a security interest may be perfected by filing under the UCC;

(s)                                   an Issuer Order executed by the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer and, as applicable, the Co-Issuer;

(t)                                    the E.U. Risk Retention Letter; and

(u)                                 such other documents as the Trustee may reasonably require.

Section 3.2                                    Security for Notes.

Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)                                 Grant of Security Interest; Delivery of Mortgage Assets.  The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Assets and the transfer of all Initial Mortgage Assets acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in Schedule A hereto) to the Trustee, without recourse (except as expressly provided in each applicable Mortgage Asset Purchase Agreement), in the manner provided in Section 3.3(a) and the crediting to the Custodial Account by the Custodial Securities Intermediary of such Initial Mortgage Assets shall have occurred;

(b)                                 Certificate of the Issuer.  A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, delivered to the Trustee, to the effect that, in the case of each Initial Mortgage Asset pledged to the Trustee for inclusion in the Assets on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)                                     the Issuer is the owner of such Initial Mortgage Asset free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and the liens created pursuant to the Indenture;

(ii)                                  the Issuer has acquired its ownership in such Initial Mortgage Asset in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii)                               the Issuer has not assigned, pledged or otherwise encumbered any interest in such Initial Mortgage Asset (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv)                              the Underlying Instrument with respect to each such Initial Mortgage Asset does not prohibit the Issuer from granting a security interest in and assigning and pledging such Initial Mortgage Asset to the Trustee;

(v)                                 the information set forth with respect to each such Initial Mortgage Asset in Schedule A is true correct;

(vi)                              the Initial Mortgage Assets included in the Assets satisfy the requirements of Section 3.2(a); and

(vii)                           (1) the Grant pursuant to the Granting Clauses of this Indenture shall, upon execution and delivery of this Indenture by the parties hereto, result in a valid and continuing security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Initial Mortgage Assets pledged to the Trustee for inclusion in the Assets on the Closing Date; and

(2) upon (x) the execution and delivery of the Securities Account Control Agreement and the crediting of each Instrument evidencing the obligations of the borrowers under each Initial Mortgage Asset to the Custodial Account in the manner set forth in Section 3.3(a)(i) hereof, (y) the delivery of the Instruments evidencing the obligations of the borrowers under each Initial Mortgage Asset to the Custodial Securities Intermediary as set forth in Section 3.3(a)(iii) hereof and (z) the filing of a UCC-1 financing statement as set forth in Section 3.3(a)(v) hereof, the Trustee’s security interest in all Initial Mortgage Assets shall be a validly perfected, first priority security interest under the UCC as in effect in each applicable jurisdiction.

(c)                                  Rating Letters.  The Trustee’s receipt of a letter signed by the Rating Agencies and confirming that (i) the Class A Notes have been rated “Aaa(sf)” by Moody’s and “AAA(sf)” by DBRS, (ii) the Class A-S Notes have been rated “AAA(sf)” by DBRS, (iii) the Class B Notes have been rated at least “AA(low)(sf)” by DBRS, (iii) the Class C Notes have been rated at least “A(low)(sf)” by DBRS, and (iv) the Class D Notes have been rated at least “BBB(low)(sf)” by DBRS and that such ratings are in full force and effect on the Closing Date.

(d)                                 Accounts.  Evidence of the establishment of the Payment Account, the Collection Account, the Unused Proceeds Account, the RDD Funding Account, the Expense Account, the Preferred Share Distribution Account and the Custodial Account.

(e)                                  Deposit to Expense Account.  On the Closing Date, the Issuer shall deposit into the Expense Account from the gross proceeds of the offering of the Securities, U.S.$125,000.

(f)                                   Deposit to Unused Proceeds Account.  On the Closing Date, the Issuer shall deposit into the Unused Proceeds Account, U.S.$57,911,032.59.

(g)                                  Deposit to RDD Funding Account.  On the Closing Date, the Issuer shall deposit into the RDD Funding Account, U.S.$7,664,744.

(h)                                 Issuance of Preferred Shares.  The Issuer shall have delivered to the Trustee evidence that the Preferred Shares have been, or contemporaneously with the issuance of the Notes will be, (i) issued by the Issuer and (ii) acquired in their entirety by ARMS Equity.

Section 3.3                                    Transfer of Assets.

(a)                                 U.S. Bank National Association is hereby appointed as custodian to hold all Mortgage Asset Files delivered to it in physical form at its office in St. Paul, Minnesota (in such capacity, the “Custodian”), and by signing this Indenture to acknowledge and agree to the terms of this Indenture, U.S. Bank National Association accepts such appointment and agrees to act in such capacity.  In addition, U.S. Bank National Association is hereby appointed as Securities Intermediary (in such capacity, the “Custodial Securities Intermediary”) under a securities account control agreement entered into among the Issuer, as debtor, Trustee, as secured party and the Custodial Securities Intermediary (the “Securities Account Control Agreement”), pursuant to which, inter alia, the Accounts are established and maintained and the Assets are credited to the applicable Account as set forth in this Indenture.  Any successor Custodial Securities Intermediary shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer and has capital and surplus of at least U.S.$200,000,000 and whose long-term unsecured debt is rated at least “Baa1” by Moody’s and “AA (low)” by DBRS.  Subject to the limited right to relocate Assets set forth in Section 7.5(b), the Custodial Securities Intermediary shall hold all Mortgage Assets in the Custodial Account and all Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments are held in accordance with Article 10.  To the maximum extent feasible, Assets shall be transferred to the Trustee as Security Entitlements in the manner set forth in clause (i) below.  In the event that the measures set forth in clause (i) below cannot be taken as to any Assets, such Asset may be transferred to the Trustee in the manner set forth in clauses (ii) through (vi) below, as appropriate.  The security interest of the Trustee in Assets shall be perfected and otherwise evidenced as follows:

(i)                                     in the case of such Assets consisting of Security Entitlements, by the Issuer (A) causing the Custodial Securities Intermediary, in accordance with the Securities Account Control Agreement, to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) causing the Custodial Securities Intermediary to agree pursuant to the Securities Account Control Agreement that it will comply with Entitlement Orders originated by the Trustee with respect to each such Security Entitlement without further consent by the Issuer;

(ii)                                  in the case of Assets that are “uncertificated securities” (as such term is defined in the UCC), to the extent that any such uncertificated securities do not constitute Financial Assets forming the basis of Security Entitlements by the Trustee pursuant to clause (i) (the “Uncertificated Securities”), by the Issuer (A) causing the issuer(s) of such

Uncertificated Securities to register on their respective books the Trustee as the registered owner thereof upon original issue or transfer thereof or (B) causing another Person, other than a Securities Intermediary, either to become the registered owner of such Uncertificated Securities on behalf of the Trustee, or such Person having previously become the registered owner, to acknowledge that it holds such Uncertificated Securities for the Trustee;

(iii)                               in the case of Assets consisting of Certificated Securities in registered form to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (the “Registered Securities”), by the Issuer (A) causing (1) the Trustee to obtain possession of such Registered Securities in the State of Wisconsin or (2) another Person, other than a Securities Intermediary, either to acquire possession of such Registered Securities on behalf of the Trustee, or having previously acquired such Registered Securities, in either case, in the State of Wisconsin, to acknowledge that it holds such Registered Securities for the Trustee and (B) causing (1) the endorsement of such Registered Securities to the Trustee by an effective endorsement or (2) the registration of such Registered Securities in the name of the Trustee by the issuer thereof upon its original issue or registration of transfer;

(iv)                              in the case of Assets consisting of Certificated Securities in bearer form, to the extent that any such Certificated Securities do not constitute Financial Assets forming the basis of Security Entitlements acquired by the Trustee pursuant to clause (i) (each, a “Bearer Security”), by the Issuer causing (A) the Trustee to obtain possession of such Bearer Securities in the State of Wisconsin or (B) another Person, other than a Securities Intermediary, either to acquire possession of such Bearer Securities on behalf of the Trustee or, having previously acquired possession of such Bearer Securities, in either case, in the State of Wisconsin, to acknowledge that it holds such Bearer Securities for the Trustee;

(v)                                 in the case of Assets that consist of Instruments (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Trustee to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota; and

(vi)                              in the case of Assets that consist of General Intangibles and all other Assets of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the District of Columbia, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Trustee as secured party, which financing statement reasonably identifies all such Assets, with the Recorder of Deeds of the District of Columbia.

(b)                                 The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and assets,” or words to that effect, notwithstanding that such wording may be broader in scope than the Assets described in this Indenture.

(c)                                  Without limiting the foregoing, the Issuer and the Trustee on behalf of the Bank agree, and the Bank shall cause the Custodial Securities Intermediary and Custodian, to take such different or additional action as the Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(d), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(d)                                 Without limiting any of the foregoing, in connection with each Grant of a Mortgage Asset hereunder, the Issuer shall deliver (or cause to be delivered by the applicable Seller) to the Custodian, in each case to the extent specified on the Closing Document Checklist in the form of Exhibit H attached hereto for such Mortgage Asset provided to the Custodian by the Issuer (or the applicable Seller) the following documents (collectively, the “Mortgage Asset File”):

(i)                                     The original mortgage note or promissory note, as applicable, bearing all intervening endorsements, endorsed in blank or endorsed “Pay to the order of U.S. Bank, National Association, as Trustee, without recourse,” and signed in the name of the last endorsee by an authorized Person;

(ii)                                  An original of any participation certificate together with any and all intervening endorsements thereon, endorsed in blank on its face or by endorsement or stock power attached thereto (without recourse, representation or warranty, express or implied);

(iii)                               An original of any participation agreement relating to any item of collateral that is not evidenced by a promissory note;

(iv)                              An original blanket assignment of all unrecorded documents in blank (or, in the case of a Senior Participation, a copy of any omnibus assignment in blank), in each case in form and substance acceptable for recording;

(v)                                 The original (or in the case of a Senior Participation, a copy) of any guarantee executed in connection with the promissory note;

(vi)                              The original mortgage with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer (or the applicable Seller) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(vii)                           The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon (or a copy thereof together with an Officer’s Certificate of the Issuer (or the applicable Seller) certifying that such represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required), together with any other recorded document relating to the Mortgage Asset otherwise included in the Mortgage Asset File;

(viii)                        The original assignment of mortgage in blank or in the name of the Issuer, in form and substance acceptable for recording and signed in the name of the last endorsee;

(ix)                              The originals of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the last endorsee, or copies thereof together with an Officer’s Certificate of the Issuer (or the applicable Seller) certifying that such represent true and correct copies of the originals and that such originals have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(x)                                 An original mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

(xi)                              The original (or, in the case of a Senior Participation, a copy) of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Asset;

(xii)                           The original assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of the Issuer certifying that such copy represents a true and correct copy of the original that has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(xiii)                        The original assignment of any assignment of leases and rents in blank, in form and substance acceptable for recording;

(xiv)                       A filed copy of the UCC-1 financing statements (and, with respect to Senior Participations, to the extent that the Issuer (or the applicable Seller) has been furnished with same) with evidence of filing thereon, and UCC-3 assignments in blank, which UCC-3 assignments shall be in form and substance acceptable for filing;

(xv)                          The original (or, in the case of a Senior Participation, a copy) of any environmental indemnity agreement;

(xvi)                       The original (or, in the case of a Senior Participation, a copy) of any general collateral assignment of all other documents held by the Issuer (or, in the case of a Senior Participation, by the lead lender) in connection with the Mortgage Asset;

(xvii)                    An original (or, in the case of a Senior Participation, a copy) of any disbursement letter from the collateral obligor to the original mortgagee;

(xviii)                 An original of the survey of the encumbered property (or, in the case of a Senior Participation, a copy thereof provided same has been furnished to the Issuer (or the applicable Seller) by the related lead lender);

(xix)                       A copy of any opinion of counsel (and, with respect to a Senior Participation, only to the extent such copy shall have been furnished to the Issuer (or the applicable Seller) by the lead lender);

(xx)                          A copy of any property management agreement(s); and

(xxi)                       With respect to any Mortgage Asset secured by a ground lease, the related ground lease or a copy thereof and any related ground lessor estoppels.

With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the applicable Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the applicable Seller) shall deliver such original recorded documents to the Custodian promptly when received by the Issuer (or the applicable Seller) from the applicable recording office.

(e)                                  The execution and delivery of this Indenture by the Custodian shall constitute certification by the Custodian that (i) each original note specified to the Trustee by the Issuer (or the applicable Seller) and all allonges thereto, if any, have been received by the Custodian; and (ii) such original note has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the Mortgage Asset.  The Trustee agrees to review or cause to be reviewed the Mortgage Asset File within 30 days after the Closing Date, and to deliver to the Issuer, the CLO Servicer and the Collateral Manager an Asset Detail Report and Trust Receipt, in the form of Exhibit I attached hereto, indicating, subject to any exceptions found by it in such review, (A) those documents referred to in Section 3.3(d) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Mortgage Loan.  The Custodian shall have no responsibility for reviewing the Mortgage Asset File except as expressly set forth in this Section 3.3(e).  Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(d), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Underlying Mortgaged Property.

(f)                                   Upon the first anniversary of the Closing Date, the Custodian shall (i) deliver to the Issuer and the Collateral Manager a final exception report as to any remaining documents that are not in the Mortgage Asset File and (ii) request that the Issuer cause such document deficiency to be cured.

(g)                                  Without limiting the generality of the foregoing:

(i)                                     from time to time upon the request of the Trustee, Collateral Manager or CLO Servicer, the Issuer shall deliver (or cause to be delivered) to the Custodian any Underlying Instrument in the possession of the Issuer and not previously delivered hereunder (including originals of Underlying Instruments not previously required to be delivered as originals) and as to which the Trustee, Collateral Manager or CLO Servicer, as applicable, shall have reasonably determined to be necessary or appropriate for the administration of such Mortgage Asset hereunder or under the Collateral Management Agreement or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture;

(ii)                                  in connection with any delivery of documents to the Custodian pursuant to clause (i) above, the Trustee shall deliver to the Collateral Manager and the CLO Servicer, on behalf of the Issuer, a trust receipt in the form of Exhibit I acknowledging the receipt of such documents by the Custodian and that it is holding such documents subject to the terms of this Indenture; and

(iii)                               from time to time upon request of the Collateral Manager or the CLO Servicer, the Custodian shall, upon delivery by the Collateral Manager or the CLO Servicer of a duly completed request for release in the form of Exhibit J hereto, release to the Collateral Manager or the CLO Servicer such of the Underlying Instruments then in its custody as the Collateral Manager or the CLO Servicer reasonably so requests.  By submission of any such request for release, the Collateral Manager or the CLO Servicer, as applicable, shall be deemed to have represented and warranted that it has determined in accordance with the Collateral Management Standard or the Accepted Servicing Practices, respectively, set forth in the Collateral Management Agreement or the Servicing Agreement, as the case may be, that the requested release is necessary for the administration of such Mortgage Asset hereunder or under the Collateral Management Agreement or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture.  The Collateral Manager or the CLO Servicer shall return to the Custodian each Underlying Instrument released from custody pursuant to this clause (iii) within 20 Business Days after receipt thereof (except such Underlying Instruments as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture, of the related Mortgage Asset that is consummated within such 20-day period).  Notwithstanding the foregoing provisions of this clause (iii), (A) any note, certificate or other instrument evidencing a Pledged Mortgage Asset shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Mortgage Asset that is permitted in accordance with the terms of this Indenture, (2) presentation, collection, renewal or registration of transfer of such Mortgage Asset or (3) in the case of any note, in connection with a payment in full of all amounts owing under such note, and (B) the Custodian may refuse to honor any request for release following the occurrence of an Event of Default under this Indenture.

(h)                                 As of the Closing Date (with respect to the Assets owned or existing as of the Closing Date) and each date on which an Asset is acquired (only with respect to each Asset so acquired or arising after the Closing Date), the Issuer represents and warrants as follows:

(i)                                     this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Assets in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)                                  the Issuer owns and has good and marketable title to such Assets free and clear of any lien, claim or encumbrance of any Person;

(iii)                               in the case of each Asset, the Issuer has acquired its ownership in such Asset in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof;

(iv)                              other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets;

(v)                                 the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Assets other than any financing statement (x) relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or (y) that has been terminated; the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;

(vi)                              the Issuer has received all consents and approvals required by the terms of each Asset and the Underlying Instruments to grant to the Trustee its interest and rights in such Asset hereunder;

(vii)                           the Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee for the benefit of the Secured Parties hereunder;

(viii)                        each Asset is an Instrument, a General Intangible, a Certificated Security or an Uncertificated Security, or has been or will have been credited to a Securities Account;

(ix)                              the Custodial Securities Intermediary has agreed to treat all assets credited to any of the Accounts as Financial Assets;

(x)                                 the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Custodial Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to each of the Accounts without further consent of the Issuer; none of the Accounts is in the name of any person other than the Issuer or the Trustee; the Issuer has not consented to the Custodial Securities Intermediary to comply with any Entitlement Orders in respect of the Accounts and any Security Entitlement credited to any of the Accounts originated by any person other than the Trustee;

(xi)                              (A) all original executed copies of each promissory note or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodian for the benefit of the Trustee, (B) the Issuer has received a written acknowledgement from the Custodian that the Custodian is acting solely as agent of the Trustee and (C) none of the promissory notes or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee; and

(xii)                           each of the Accounts constitutes a Securities Account in respect of which U.S. Bank National Association has accepted to be Custodial Securities Intermediary pursuant to the Securities Account Control Agreement on behalf of the Trustee as secured party under this Indenture.

(i)                                     The Trustee shall cause all Eligible Investments purchased by the Trustee or the Collateral Manager on behalf of the Issuer to be promptly credited to the applicable Account.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1                                    Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Trustee and the specific obligations set forth below hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement and (vii) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)                                 (i) either:

(1)                                 all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(2)                                 all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer and the Co-Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s in an amount sufficient, as recalculated by a firm of Independent nationally-recognized certified public accountants, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1 or Section 9.2, the Redemption Price) on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Redemption Date, as the case may be or (y) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Trustee, in trust, all proceeds of such liquidation of the Assets, for payment in accordance with the Priority of Payments;

(ii)                                  the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses;  and

(iii)                               the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee an opinion of Clifford Chance US LLP, or an opinion of another tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Noteholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture; or

(b)                                 (i) the Trustee confirms to the Issuer that:

(1)                                 the Trustee is not holding any Assets (other than (x) the Collateral Management Agreement, the Servicing Agreement, the Collateral Administration

Agreement and the Securities Account Control Agreement and (y) Cash in an amount not greater than the Dissolution Expenses); and

(2)                                 no assets (other than Excepted Assets or Cash in an amount not greater than the Dissolution Expenses) are on deposit in or to the credit of any Accounts in the name of the Issuer (or the Trustee for the benefit of the Issuer or any Secured Party);

(ii)                                  each of the Co-Issuers has delivered to the Trustee a certificate stating that (1) there are no Assets (other than (x) the Collateral Management Agreement, the Servicing Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Trustee for such purpose; and

(iii)                               the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Co-Issuer, the Trustee, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.3 and 14.12 hereof shall survive.

Section 4.2                                    Application of Amounts held in Trust.

All amounts deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through any Paying Agent, as the Trustee may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3                                    Repayment of Amounts Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer and the Co-Issuer, be remitted to the Trustee to be held and applied pursuant to Section 7.3 hereof and, in the case of amounts payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 4.4                                    Limitation on Obligation to Incur Company Administrative Expenses.

If at any time after an Event of Default has occurred and the Notes have been declared immediately due and payable, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Due Period (as certified by the Collateral Manager in its reasonable judgment) is less than the sum of

Dissolution Expenses and any accrued and unpaid Company Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Company Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee and its Affiliates, and failure to pay such amounts or provide or obtain such opinions, reports or services no longer required hereunder shall not constitute a Default hereunder, and the Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services.

ARTICLE 5

REMEDIES

Section 5.1                                    Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 a default in the payment of any interest on any Note (excluding, if any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, the Class E Notes or the Class F Notes) when the same becomes due and payable and the continuation of any such default for three Business Days after a trust officer of the Trustee has actual knowledge or receives notice from any holder of Notes of such payment default; provided that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, Collateral Administrator or any paying agent, such failure continues for five Business Days after a trust officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b)                                 a default in the payment of principal (or the related Redemption Price, if applicable) of any Class A Note when the same becomes due and payable, at its Stated Maturity Date or any Redemption Date, or if there are no Class A Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class A-S Note when the same becomes due and payable, at its Stated Maturity Date or any Redemption Date, or if there are no Class A-S Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class B Note when the same becomes due and payable at its Stated Maturity Date or any Redemption Date, or if there are no Class B Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class C Note when the same becomes due and payable at its Stated Maturity Date or any Redemption Date, or if there are no Class C Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class D Note when the same becomes due and payable at its Stated Maturity Date or any Redemption Date, or if there are no Class D Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class E Note when the same becomes due and payable at its Stated Maturity Date or any Redemption Date,  or if there are no Class E Notes Outstanding, a default in the payment of principal (or the related Redemption Price, if applicable) of any Class F Note when the same becomes due and payable at its Stated Maturity Date or any Redemption Date; provided, in each case, that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, Collateral Administrator or any paying agent, such failure continues for five Business Days after a trust officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c)                                  the failure on any Payment Date to disburse amounts in excess of U.S.$100,000 available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than (i) a default in payment described in clause (a) or (b) above and (ii) unless the Holders of the Preferred Shares object, a failure to disburse any amounts to the Preferred Shares Paying Agent for distribution to the Holders of the Preferred Shares), which failure continues for a period of three Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Trustee or Paying Agent, which failure continues for five Business Days;

(d)                                 any of the Issuer, the Co-Issuer or the pool of Assets becomes an investment company required to be registered under the 1940 Act;

(e)                                  a default in any material respect in the performance, or breach, of any other covenant or other agreement of the Issuer or Co-Issuer (other than the covenant to make the payments described in clause (a), (b) or (c) above or to meet the Note Protection Tests) or any representation or warranty of the Issuer or Co-Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of 30 days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, 15 days) after either the Issuer, the Co-Issuer or the Collateral Manager has actual knowledge thereof or after notice thereof to the Issuer, the Co-Issuer and the Collateral Manager by the Trustee or to the Issuer, the Co-Issuer, the Collateral Manager and the Trustee by Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class;

(f)                                   the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(g)                                  the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(h)                                 one or more final judgments being rendered against the Issuer or the Co-Issuer which exceed, in the aggregate, U.S.$1,000,000 and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by the Rating Agencies) a No Downgrade Confirmation has been received from each Rating Agency;

(i)                                     the Issuer loses its status as a Qualified REIT Subsidiary or other disregarded entity of the Arbor Parent for U.S. federal income tax purposes, unless (A) within 90 days, the Issuer either (1) delivers an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer’s loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes, the Issuer is not, and has not been, an association (or publicly traded partnership) taxable as a corporation, or is not, and has not been, otherwise subject to U.S. federal income tax on a net basis and such loss will not adversely affect the tax classification of the Notes as indebtedness for U.S. federal income tax purposes or constitute an event requiring a U.S. Holder to recognize gain or loss with respect to a Note for U.S. federal income tax purposes or (2) receives an amount from the Preferred Shareholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (1) through (15) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded; or

(j)                                    if the aggregate principal balance of (1) all Non-Controlling Participations owned by the Issuer (excluding Non-Controlling Participations that are Senior Pari Passu Participations as to which 100% of the controlling interests are collectively held by the Issuer and affiliates that are under 100% common control with the Issuer) and (2) all other assets that do not qualify as “qualifying interests” in real estate for purposes of Rule 3(c)(5)(c) of the 1940 Act (as described in the related no-action letters and other guidance provided by the SEC) owned by the Issuer is in excess of 35% of the aggregate principal balance of all Mortgage Assets and other assets then owned by the Issuer.

Upon becoming aware of the occurrence of an Event of Default, the Issuer shall promptly notify (or shall procure the prompt notification of) the Trustee, the Preferred Shares Paying Agent and the Preferred Shareholders in writing.  If the Collateral Manager has actual knowledge of the occurrence of an Event of Default, the Collateral Manager shall promptly notify, in writing, the Trustee, the Noteholders and the Rating Agencies of the occurrence of such Event of Default.

Section 5.2                                    Acceleration of Maturity; Rescission and Annulment.

(a)                                 If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or 5.1(g)), the Trustee may (and shall at the direction of a Majority, by outstanding principal amount, of each Class of Offered Notes voting as a separate

Class (excluding any Notes owned by the Collateral Manager or any of its Affiliates or by any accounts managed by them), or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class E Notes and the Class F Notes, declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable (and any such acceleration shall automatically terminate the Reinvestment Period).  Upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable thereunder in accordance with the Priority of Payments will become immediately due and payable (except that in the case of an Event of Default described in Section 5.1(f) or 5.1(g) above, such an acceleration shall occur automatically and without any further action and any such acceleration shall automatically terminate the Reinvestment Period).  If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a) hereof.

(b)                                 At any time after such a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of each Class of Offered Notes (voting as a separate Class and excluding any Notes owned by the Collateral Manager or any of its Affiliates or by any accounts managed by them), or if no Class of Offered Notes is outstanding, a majority by outstanding principal amount, of the Class E Notes and the Class F Notes, other than with respect to an Event of Default specified in Section 5.1(d), 5.1(e), 5.1(h) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                                     the Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)               all unpaid installments of interest on and principal on the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B)               all unpaid taxes of the Issuer and the Co-Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Trustee hereunder;

(C)               with respect to the Advancing Agent and the Backup Advancing Agent, any amount due and payable for unreimbursed Interest Advances and Reimbursement Interest; and

(D)               with respect to the Collateral Management Agreement, any Collateral Manager Fee then due and any Company Administrative Expense due and payable to the Collateral Manager thereunder; and

(ii)                                  the Trustee has determined that all Events of Default of which it has actual knowledge, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Trustee, subject to Section 5.2(b), shall rescind and annul such declaration and its consequences as permitted hereinabove, the Trustee shall preserve the Assets in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Assets is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)                                  Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee or in the sale of any or all of the Assets; provided that (i) such direction will not conflict with any rule of law or this Indenture; (ii) the Trustee may take any other action not inconsistent with such direction; (iii) the Trustee determines that such action will not subject it to liability (unless the Trustee has received satisfactory indemnity or reasonable security against any such liability); and (iv) any direction to undertake a sale of the Assets may be made only as described in Section 5.17.

(d)                                 As security for the payment by the Issuer of the compensation and expenses of the Trustee and any sums the Trustee may be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Assets, which lien is senior to the lien of the Noteholders.  The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e)                                  A Majority of the Aggregate Outstanding Amount of Notes of the Controlling Class, may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

Section 5.3                                    Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                                 The Issuer covenants that if a Default shall occur in respect of the payment of any interest on any Class A Note, the payment of principal on any Class A Note (but only after interest with respect to the Class A Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class A-S Note (but only after interest with respect to the Class A Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class A-S Note (but only after interest and principal with respect to the Class A Notes and interest with respect to the Class A-S Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class B Note (but only after interest with respect to the Class A Notes and the Class A-S Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of principal on any Class B Note (but only after interest and principal with respect to the Class A Notes and the Class A-S Notes and interest with respect to the Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class C Note (but only after interest with respect to the Class A Notes, the Class A-S Notes and the Class B Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full) or the payment of principal on any Class C Note (but only after interest and principal with respect to the Class A Notes, the Class A-S Notes and the Class B Notes and interest with respect to the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class D Note (but only after interest with respect to the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full) or the payment of principal on any Class D Note (but only after interest and principal with respect to the Class A Notes, the Class A-S Notes, the Class B Notes and the Class C Notes and interest with respect to the Class D Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class E Note (but only after interest with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full) or the payment of principal on any Class E Note (but only after interest and principal with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes and interest with respect to the Class E Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the payment of interest on any Class F Note (but only after interest with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full) or the payment of principal on any Class F Note (but only after interest and principal with respect to the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and interest with respect to the Class F Notes and any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer and Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, or any other obligor upon the Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings (x) as directed by a Majority of the Controlling Class or (y) in the absence of direction by a Majority of the Controlling

Class, as deemed most effectual by the Trustee; provided, that (a) such direction must not conflict with any rule of law or with any express provision of this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, (c) the Trustee has been provided with security or indemnity reasonably satisfactory to it, and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a sale of Assets may be given only in accordance with the preceding paragraph, in connection with any sale and liquidation of all or a portion of the Assets, the preceding sentence, and, in all cases, the applicable provisions of this Indenture.  Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In the case where (x) there shall be pending Proceedings relative to the Issuer or the Co-Issuer under the Bankruptcy Code, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands, or any other applicable bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for the Issuer or the Co-Issuer or shall have taken possession of their respective property, or (z) there shall be any other comparable Proceedings relative to the Issuer or the Co-Issuer, or the creditors or property of the Issuer or the Co-Issuer, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, the Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(b)                                 to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(c)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and

(d)                                 to collect and receive any amounts or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its own negligence, willful misconduct or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.

In any Proceedings brought by the Trustee on behalf of the Noteholders, the Trustee shall be held to represent all the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met.

Section 5.4                                    Remedies.

(a)                                 If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer and the Co-Issuer agree that the Trustee may, after notice to the Noteholders, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)                                     institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture (whether by declaration or otherwise), enforce any judgment obtained and collect from the Assets any amounts adjudged due;

(ii)                                  sell all or a portion of the Assets or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)                               institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)                              exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)                                 exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation with demonstrated capabilities in structuring and distributing notes or certificates similar to the Notes as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)                                 If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)                                  Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, Preferred Shareholder or the Collateral Manager or any of its Affiliates may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes).  Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall either be returned to the Holders thereof after proper notation has been made thereon to show partial payment or a new note shall be delivered to the Holders reflecting the reduced interest thereon.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Co-Issuer, the Trustee, the Noteholders and the Preferred Shareholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)                                 Notwithstanding any other provision of this Indenture or any other Transaction Document, none of the Advancing Agent, the Trustee or any other Secured Party, any other party to any Transaction Document or third-party beneficiary of this Indenture may, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Permitted Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction.  Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Advancing Agent, the Trustee or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or any other Secured Party or any other party to any Transaction Document, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5                                    Preservation of Assets.

(a)                                 Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee shall (except as otherwise expressly permitted or required under this Indenture) retain the Assets securing the Notes, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 and shall not sell or liquidate the Assets, unless either:

(i)                                     the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes, Company Administrative Expenses due and payable pursuant to the Priority of Payments, the Collateral Manager Fees due and payable pursuant to the Priority of Payments and amounts due and payable to the Advancing Agent and the Backup Advancing Agent, in respect of unreimbursed Interest Advances and Reimbursement Interest, and the holders of a Majority of the Controlling Class agree with such determination;

(ii)                                  the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of each Class of Notes (each voting as a separate Class) direct, subject to the provisions of this Indenture, the sale and liquidation of all or a portion of the Assets; or

(iii)                               an Event of Default as described in Section 5.1(j) occurs and is continuing, in which case the Collateral Manager shall promptly proceed to liquidate the Assets (or such portion of the Assets as is necessary to cure such Event of Default).

In the event of a sale of a portion of the Assets pursuant to clause (ii) above, the Trustee shall sell those Assets identified by requisite Noteholders pursuant to a written direction in form and substance satisfactory to the Trustee and all proceeds of such sale shall be distributed in the order set forth in Section 11.1(a)(iii).

The Trustee shall give written notice of the retention of the Assets to the Issuer, the Co-Issuer, the Collateral Manager and the Rating Agencies.  So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

(b)                                 Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in Section 5.5(a) are not satisfied.  Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)                                  To assist the Trustee in determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Manager shall obtain bid prices with respect to each Pledged Mortgage Asset from two dealers (Independent of the Collateral Manager and any of its Affiliates) at the time making a market in such Mortgage Assets (or, if there is only one market maker, then the Collateral Manager shall obtain a bid price from that market maker or, if no market maker, from a pricing service).  The Collateral Manager shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Pledged Mortgage Asset and provide the Trustee with the results thereof.  For the purposes of determining issues relating to the market value of any Pledged Mortgage Asset and the execution of a sale or other liquidation thereof, the Trustee may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation in connection with a determination (notwithstanding that such opinion will not be the basis for such determination) as to whether the condition specified in Section 5.5(a)(i) exists.

The Trustee shall promptly deliver to the Noteholders a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i).  If requested by a Majority of the Controlling Class, the Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days of such request.

Section 5.6                                    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.  Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.

In any Proceedings brought by the Trustee (and in any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) in respect of the Notes, the Trustee shall be deemed to represent all the Holders of the Notes.

Section 5.7                                    Application of Amounts Collected.

Any amounts collected by the Trustee with respect to the Notes pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1 hereof, at the date or dates fixed by the Trustee.

Section 5.8                                    Limitation on Suits.

No Holder of any Notes shall have any right to institute any Proceedings (the right of a Noteholder to institute any proceeding with respect to this Indenture is subject to any non-petition covenants set forth in this Indenture), judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given to the Trustee written notice of an Event of Default;

(b)                                 except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)                                  the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)                                 no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.9                                    Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (except for Section 2.7(h) and 2.7(q)), the Holder of any Class of Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class of Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Sections 5.4 and 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

Section 5.10                             Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then (and in every such case) the Issuer, the Co-Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11                             Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

Section 5.13                             Control by the Controlling Class.

Notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Trustee and for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:

(a)                                 such direction shall not conflict with any rule of law or with this Indenture;

(b)                                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee shall not be required to take any action that it reasonably determines might subject it to liability;

(c)                                  the Trustee shall have been provided with indemnity satisfactory to it; and

(d)                                 any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes secured thereby representing at least 66-2/3% of the Aggregate Outstanding Amount of each Class of Notes.

Section 5.14                             Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes (voting as a separate Class) may, on behalf of the Holders of all the Notes, waive any past Default in respect of the Notes and its consequences, except a Default:

(a)                                 in the payment of principal of any Note;

(b)                                 in the payment of interest in respect of the Controlling Class;

(c)                                  in respect of a covenant or provision hereof that, under Section 8.2, cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

(d)                                 in respect of any right, covenant or provision hereof for the individual protection or benefit of the Trustee, without the Trustee’s express written consent thereto.

In the case of any such waiver, the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  The Trustee shall promptly give written notice of any such waiver to the Collateral Manager and each Noteholder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Trustee, (y) any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class or (z) any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16                             Waiver of Stay or Extension Laws.

Each of the Issuer and the Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Issuer and the Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17                             Sale of Assets.

(a)                                 The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until all amounts secured by the Assets shall have been paid or if there are insufficient proceeds to pay such amount until the entire Assets shall have been sold.  The Trustee may, upon notice to the Securityholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Trustee pursuant to Section 5.5(a)(i) hereof, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.5(a)(i) hereof.  The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b)                                 The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof.  The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.  The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)                                  If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the SEC or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered

Securities.  In no event shall the Trustee be required to register Unregistered Securities under the Securities Act.

(d)                                 The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.

(e)                                  In the event of any Sale of the Assets pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Notes had been accelerated.

Section 5.18                             Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE AND THE CUSTODIAN

Section 6.1                                    Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of manifest error, or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s Certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the

Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)                                 In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)                                  If, in performing its duties under this Indenture, the Trustee is required to decide between alternative courses of action, the Trustee may request written instructions from the Collateral Manager as to courses of action desired by it.  If the Trustee does not receive such instructions within two Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action.  The Trustee shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.  The Trustee shall be entitled to rely on the advice of legal counsel, Independent accountants and experts in performing its duties hereunder and be deemed to have acted in good faith if it acts in accordance with such advice.

(d)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of Section 6.1(a);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer in accordance with this Indenture and/or the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee in respect of any Note or exercising any trust or power conferred upon the Trustee under this Indenture;

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(3) and Section 11.1(a)(ii)(1) net of the amounts specified in Section 6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise; and

(v)                                 the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Collateral Manager, the Controlling Class and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(e)                                  For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(f), 5.1(g), 5.1(h), 5.1(i) or 5.1(j) or any Default described in Section 5.1(e) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references, as applicable, the Notes generally, the Issuer, the Assets or this Indenture.  For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(f)                                   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 6.1(a), (b), (c), (d) and (e).

(g)                                  The Trustee shall, upon reasonable prior written notice, permit the Issuer, the Co-Issuer, the Collateral Manager or the Rating Agencies, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Person) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.

(h)                                 The Trustee shall have no obligation to confirm the compliance by the Issuer, the Co-Issuer or any other party with the EU Retention Requirements or the EU Risk Retention Letter.

(i)                                     The Trustee shall have no liability or responsibility for the determination or selection of an alternative base rate other than LIBOR (including, without limitation, whether the conditions for the designation of such rate have been satisfied).

Section 6.2                                    Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, the Rating Agencies (for so long as any Class of Notes is Outstanding and rated by the Rating Agencies) and to all Holders of Notes as their names and addresses appear on the Notes Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3                                    Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)                                 the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)                                  whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)                                 as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of the Controlling Class, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed and shall have received indemnification reasonably acceptable to the Trustee, and, the Trustee shall be entitled, on reasonable prior notice to the Issuer, the Co-Issuer, the Collateral Manager and the CLO Servicer, to examine the books and records relating to the Notes and the Assets, as applicable, at the premises of the Issuer, the Co-Issuer and the Collateral Manager, personally or by agent or attorney during the Issuer’s, the Co-Issuer’s or the Collateral Manager’s normal business hours upon not less than three Business Days’ prior written notice; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder (except with respect to its duty to make any Interest Advance under the circumstances specified in Section 10.9) either directly or by or through agents or attorneys provided that the Trustee shall not be responsible for any willful misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder (other than for affiliates of the Collateral Administrator); provided, however, that the Trustee in any event shall remain responsible for the performance of its duties hereunder;

(h)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i)                                     the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Trustee itself acting in that capacity), Clearstream, Luxembourg, Euroclear, any Calculation Agent (other than the Trustee itself acting in that capacity) or any Paying Agent (other than the Trustee itself acting in that capacity);

(j)                                    the Trustee and Custodian shall not be liable for the actions or omissions of the Collateral Manager, the Issuer, the Co-Issuer, the CLO Servicer or the Advancing Agent; and without limiting the foregoing, the Trustee shall not (except to the extent, if at all, otherwise expressly stated in this Indenture) be under any obligation to monitor, evaluate or verify compliance by such Person with the terms hereof or the Transaction Documents, or to verify or independently determine the accuracy of information received by it from such Person (or from any selling institution, agent bank, trustee or similar source) with respect to the Mortgage Assets;

(k)                                 to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 10.12 as to the application of GAAP in such connection, in any instance;

(l)                                     neither the Trustee nor the Collateral Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on behalf of the Issuer); provided, however, that the Trustee shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the “agreed upon procedures” between the Issuer and the Independent accountants are sufficient for its purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims and acknowledgement of other limitation of liability in favor of the Independent accounts, and (iii)

restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accounts (including to the Holders).  Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accountants that the Trustee determines adversely affects it in its individual capacity;

(m)                             neither the Trustee nor the Collateral Administrator shall be responsible for determining if a Mortgage Asset meets the criteria or eligibility restrictions imposed by this Indenture; and

(n)                                 to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee.  The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account.  The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(o)                                 the Trustee is hereby authorized and directed to execute and deliver the other Transaction Documents to which it is a party;

(p)                                 the Bank shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee as it serves in each capacity (as Trustee or otherwise) hereunder and under the Transaction Documents (including without limitation, as Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent, Notes Registrar and Custodian);

(q)                                 in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.4                                    Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Co-Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes.  The Trustee shall not be accountable for the use or application by the Issuer or the Co-Issuer of the Notes or the proceeds thereof or any amounts paid to the Issuer or the Co-Issuer pursuant to the provisions hereof.

Section 6.5                                    May Hold Notes.

The Trustee, the Paying Agent, the Notes Registrar or any other agent of the Issuer or the Co-Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer and the Co-Issuer with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

Section 6.6                                    Amounts Held in Trust.

Amounts held by the Trustee hereunder shall be held in trust to the extent required herein.  The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7                                    Compensation and Reimbursement.

(a)                                 Subject to the Priority of Payments, the Issuer agrees:

(i)                                     to pay the Trustee on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)                                  except as otherwise expressly provided herein, to reimburse the Trustee and the Custodian (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances (except as otherwise provided herein with respect to Interest Advances) incurred or made by the Trustee and the Custodian in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived due to the Trustee’s receipt of payments from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 10.11 or 10.13 hereof, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);

(iii)                               to indemnify the Trustee and the Custodian and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)                              to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b)                                 The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c)                                  The Trustee, in its capacity as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent, Custodian and

Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.  This Section 6.7 shall survive termination of this Indenture or the resignation or removal of the Trustee (or the Custodian).

(d)                                 The Trustee agrees that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Assets and following realization of the Assets, any such claims of the Trustee against the Issuer, and all obligations of the Issuer, shall be extinguished.  The Trustee will have a lien upon the Assets to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.

Fees shall be accrued on the actual number of days in the related Interest Accrual Period.  The Trustee shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default.  Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due to it hereunder.  No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

If on any Payment Date when any amount shall be payable to the Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the Priority of Payments.

Section 6.8                                    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or State authority, having a rating of at least “Baa1” by Moody’s and “A” by DBRS or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s))  (or such other lower rating as may be approved by the Rating Agencies from time to time) and having an office within the United States.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9                                    Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee (or Custodian) and no appointment of a successor Trustee (or Custodian) pursuant to this Article 6 shall become effective until the acceptance of appointment by such successor Trustee (or Custodian) under Section 6.10.

(b)                                 The Trustee (or Custodian) may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Noteholders and the Rating Agencies.  Upon receiving such notice of resignation, the Issuer and the Co-Issuer shall promptly appoint a successor trustee or trustees (or custodian or custodians), by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee (or Custodian) so resigning and one copy to the successor Trustee or Trustees (or Custodian or Custodians), together with a copy to each Noteholder and the Collateral Manager; provided that such successor Trustee (or Custodian) shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee (or Custodian) has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class.  If no successor Trustee (or Custodian) shall have been appointed and an instrument of acceptance by a successor Trustee (or Custodian) shall not have been delivered to the Trustee (or Custodian) within 30 days after the giving of such notice of resignation, the resigning Trustee (or Custodian), the Controlling Class of Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee (or Custodian) may be removed (i) at any time by Act of at least 66-2/3% of the Notes, in aggregate outstanding principal amount, voting as a single Class (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) or (ii) at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee (or Custodian) has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, in each case, upon written notice delivered to the Trustee (or Custodian) and to the Issuer and the Co-Issuer.

(d)                                 If at any time:

(i)                                     the Trustee (or Custodian) shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer, the Co-Issuer, or by any Holder; or

(ii)                                  the Trustee (or Custodian) shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee (or Custodian) or of its respective property shall be appointed or any public officer shall take charge or control of the Trustee (or Custodian) or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer or the Co-Issuer, by Issuer Order, may remove the Trustee (or Custodian) or (b) subject to Section 5.15, a Majority of the Controlling

Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee (or Custodian) and the appointment of a successor Trustee (or Custodian).

(e)                                  If the Trustee (or Custodian) shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer and the Co-Issuer, by Issuer Order, subject to the written consent of the Collateral Manager, shall promptly appoint a successor Trustee (or Custodian).  If the Issuer and the Co-Issuer shall fail to appoint a successor Trustee (or Custodian) within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee (or Custodian) may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer, the Co-Issuer, the Collateral Manager and the retiring Trustee (or Custodian).  The successor Trustee (or Custodian) so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee (or Custodian) and supersede any successor Trustee (or Custodian) proposed by the Issuer and the Co-Issuer.  If no successor Trustee (or Custodian) shall have been so appointed by the Issuer and the Co-Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee (or Custodian).

(f)                                   The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Trustee (or Custodian) and each appointment of a successor Trustee (or Custodian) by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Preferred Shares Paying Agent, the Collateral Manager and to the Holders of the Notes as their names and addresses appear in the Notes Register.  Each notice shall include the name of the successor Trustee (or Custodian) and the address of its Corporate Trust Office.  If the Issuer or the Co-Issuer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee (or Custodian), the successor Trustee (or Custodian) shall cause such notice to be given at the expense of the Issuer or the Co-Issuer, as the case may be.

Section 6.10                             Acceptance of Appointment by Successor.

Every successor Trustee (or Custodian) appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, the Collateral Manager, the CLO Servicer and the retiring Trustee (or Custodian) an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee (or Custodian) shall become effective and such successor Trustee (or Custodian), without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee (or Custodian); but, on request of the Issuer and the Co-Issuer or a Majority of the Controlling Class or the Collateral Manager or the successor Trustee (or Custodian), such retiring Trustee (or Custodian) shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee (or Custodian) all the rights, powers and trusts of the retiring Trustee (or Custodian), and shall duly assign, transfer and deliver to such successor Trustee (or Custodian) all property and amounts held by such retiring Trustee (or Custodian) hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d).  Upon request of any such successor Trustee (or Custodian), the Issuer and the Co-Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee (or Custodian) all such rights, powers and trusts.

No successor Trustee (or Custodian) shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6, (b) such successor shall have long-term debt rated within the four highest rating categories by the Rating Agencies, and (c) the Rating Agency Condition is satisfied.

Section 6.11                             Merger, Conversion, Consolidation or Succession to Business of Trustee (or Custodian).

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee (or Custodian) shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee (or Custodian), shall be the successor of the Trustee hereunder; provided such corporation or banking association shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12                             Co-Trustees and Separate Trustee.

At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer, the Co-Issuer and the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

Each of the Issuer and the Co-Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee.  If the Issuer and the Co-Issuer do not both join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment on its own.

Should any written instrument from the Issuer or the Co-Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer or the Co-Issuer, as the case may be.  The Issuer agrees to pay (but only from and to the extent of the Assets) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                                 the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)                                 the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c)                                  the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer and the Co-Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer or the Co-Issuer.  A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)                                 no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)                                  the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)                                   any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13                             Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Trustee shall not have received a Scheduled Distribution, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the obligor of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request.  In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(d)(iv), shall take such action as the Collateral Manager reasonably shall direct in writing.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture.  In the event that the Issuer or the Collateral Manager requests a release of an Asset in connection with any such action under the Collateral Management Agreement, such release shall be subject to Section 10.12 and Article 12 of this Indenture, as the case may be.  Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14                             Representations and Warranties of the Trustee.

The Trustee represents and warrants that:

(a)                                 the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee under this Indenture;

(b)                                 this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c)                                  neither the execution or delivery by the Trustee of this Indenture nor the performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Trustee;

(d)                                 neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or assets, (ii) will violate the provisions of the Governing Documents of the Trustee or (iii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Trustee is a party or by which it or any of its property is bound, the violation of which would have a material adverse effect on the Trustee or its property; and

(e)                                  there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Assets or the performance by the Trustee of its obligations under this Indenture.

Section 6.15                             Requests for Consents.

In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Mortgage Asset (before or after any default) or in the event any action is required to be taken in respect to an Underlying Instrument, the Trustee shall promptly contact the Issuer and the Collateral Manager.  The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to which a Mortgage Asset as to which a consent or waiver under the Underlying Instruments of such Mortgage Asset (before or after any default) has been proposed or with respect to action required to be taken in respect of an Underlying Instrument, give consent, grant a waiver, vote or exercise any or all other rights or remedies with respect to any such Mortgage Asset in accordance with such Issuer Order.  In the absence of any instruction from the Collateral Manager, the Trustee shall not engage in any vote or take any action with respect to such a Mortgage Asset.

Section 6.16                             Withholding.

If any amount is required to be deducted or withheld from any payment to any Noteholder, such amount shall reduce the amount otherwise distributable to such Noteholder.  The Trustee is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to any Noteholder shall be treated as Cash distributed to such Noteholder at the time it is deducted or withheld by the Issuer or the Trustee, as applicable, and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.16.  If any Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

ARTICLE 7

COVENANTS

Section 7.1                                    Payment of Principal and Interest.

The Issuer and the Co-Issuer, with respect to each class of Offered Notes, and the Issuer, with respect to the Class E Notes and the Class F Notes, shall duly and punctually pay the principal of and interest on such Class of Notes in accordance with the terms of this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer and the Co-Issuer, with respect to the Offered Notes and by the Issuer, with respect to the Class E Notes, the Class F Notes and the Preferred Shares, for all purposes of this Indenture.

The Trustee shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Securityholder of any such withholding requirement no later than ten days prior to the related Payment Date from which amounts are required (as directed by the Issuer (or the Collateral Manager on behalf of the Issuer)) to be withheld, provided that, despite the failure of the Trustee to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer and, as applicable, the Co-Issuer, as provided above.

Section 7.2                                    Maintenance of Office or Agency.

The Issuer and the Co-Issuer, with respect to the Offered Notes, and the Issuer, with respect to the Class E Notes and the Class F Notes, hereby appoint the Trustee as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer and the Co-Issuer, with respect to the Offered Notes, and the Issuer, with respect to the Class E Notes and the Class F Notes, hereby appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as their agent where notices and demands to or upon the Co-Issuer in respect of the Offered Notes or this Indenture, or the Issuer in respect of the Notes or this Indenture, may be served.

The Issuer or the Co-Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer and the Co-Issuer, if applicable, will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer and the Co-Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer or the Co-Issuer, as the case may be, shall give prompt written notice to the Trustee, the Rating Agencies and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer and the Co-Issuer, if applicable, shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and the Co-Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer and the Co-Issuer hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3                                    Amounts for Note Payments to be Held in Trust.

(a)                                 All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made, with respect to the Offered Notes, on behalf of the Issuer and the Co-Issuer, or, with respect to the Class E Notes and the Class F Notes, on behalf of the Issuer by the Trustee or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

When the Paying Agent is not also the Notes Registrar, the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Paying Agent is not also the Trustee, the Issuer, the Co-Issuer, and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer and the Co-Issuer shall promptly notify the Trustee of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article 11.  Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary for the non-payment to the Paying Agent of any amounts payable thereto until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and Issuer Order of the Co-Issuer with written notice thereof to the Trustee; provided, however, that so long as any Class of the Notes are rated by a Rating Agency and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term debt rating of “Aa3” or higher by Moody’s, “AA-”or higher by Fitch, “AA-” or higher by S&P and “AA (low)” or higher by DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating of “P-1” by Moody’s, “F1+” by Fitch and “A-1+” by S&P or (ii) each of the Rating Agencies confirms that employing such Paying Agent shall not adversely affect the then-current ratings of the Notes.  In the event that such successor Paying Agent ceases to have a long-term debt rating of “Aa3” or higher by Moody’s, “AA-”or higher by Fitch, “AA-” or higher by S&P or “AA (low)” or higher by DBRS (or, if not rated by DBRS, an equivalent rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating of at least “P-1” by Moody’s, “F1+” by Fitch and “A-1+” by S&P, the Issuer and the Co-Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer and the Co-Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer and the Co-Issuer shall cause the Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying

Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)                                 allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report or Redemption Date Statement, as the case may be, in each case to the extent permitted by applicable law;

(b)                                 hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                                  if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)                                 if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)                                  if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Issuer or the Co-Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held by the Issuer or the Co-Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Trustee in trust for the same Noteholders as those upon which such sums were held by the Issuer, the Co-Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any amounts deposited with the Trustee in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer or the Co-Issuer, as applicable) shall thereupon cease. The Trustee or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer or the Co-Issuer, as the case may be, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4                                    Existence of the Issuer and Co-Issuer.

(a)                                 So long as any Note is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as an exempted company incorporated with limited liability under the laws of the Cayman Islands and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of registration from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Preferred Shares, (ii) written notice of such change shall have been given by the Trustee to the Holders of the Notes or Preferred Shares, the Preferred Shares Paying Agent and the Rating Agencies 15 Business Days prior to such change and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Controlling Class or a Majority of Preferred Shareholders objecting to such change.  So long as any Note is Outstanding, the Issuer will maintain at all times at least one director who is Independent of the Collateral Manager and its Affiliates.

(b)                                 So long as any Note is Outstanding, the Co-Issuer shall maintain in full force and effect its existence and rights as a limited liability company organized under the laws of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture or the Notes; provided, however, that the Co-Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Co-Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes, (ii) written notice of such change shall have been given by the Trustee to the Holders of the Notes and the Rating Agencies 15 Business Days prior to such change and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.  So long as any Note is Outstanding, the Co-Issuer shall maintain at all times at least one manager who is Independent of the Collateral Manager and its Affiliates.

(c)                                  So long as any Note is Outstanding, the Issuer shall ensure that all corporate or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence).  So long as any Note is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  So long as any Note is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder.  Without limiting the foregoing, so long as any Note is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name and (ii) the Issuer shall not (A) have any subsidiaries (other than a Permitted Subsidiary and, in the case of the Issuer, the Co-Issuer), (B) have any employees (other than its directors), (C)

engage in any transaction with any shareholder that is not permitted under the terms of the Collateral Management Agreement, (D) pay dividends other than in accordance with the terms of this Indenture, its governing documents and the Preferred Share Paying Agency Agreement, (E) conduct business under an assumed name (i.e., no “DBAs”), (F) commingle its funds or assets with those of any other Person, or (G) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions; provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Registered Office Agreement with the registered office provider, the Company Administration Agreement with the Company Administrator, the Preferred Share Paying Agency Agreement with the Share Registrar and any other agreement contemplated or permitted by the Collateral Management Agreement or this Indenture.

(d)                                 So long as any Note is Outstanding, the Co-Issuer shall ensure that all limited liability company or other formalities regarding its existence are followed, as well as correcting any known misunderstanding regarding its separate existence.  The Co-Issuer shall not take any action or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  The Co-Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Co-Issuer’s obligations hereunder, and the Co-Issuer shall at all times keep and maintain, or cause to be kept and maintained, books, records, accounts and other information customarily maintained for the performance of the Co-Issuer’s obligations hereunder.  Without limiting the foregoing, the Co-Issuer shall not (A) have any subsidiaries, (B) have any employees (other than its managers), (C) join in any transaction with any member that is not permitted under the terms of the Collateral Management Agreement, (D) pay dividends other than in accordance with the terms of this Indenture, (E) commingle its funds or assets with those of any other Person, or (F) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions with an unrelated party.

Section 7.5                                    Protection of Assets.

(a)                                 The Trustee, on behalf of the Issuer, pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders and to:

(i)                                     Grant more effectively all or any portion of the Assets;

(ii)                                  maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)                               perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)          enforce any of the Assets or other instruments or property included in the Assets;

(v)           preserve and defend title to the Assets and the rights of the Trustee, the Holders of the Notes in the Assets against the claims of all persons and parties; and

(vi)          pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5.  The Trustee agrees that it will from time to time execute and cause to be filed Financing Statements and continuation statements (it being understood that the Trustee shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)           The Trustee shall not (except in accordance with Section 10.12(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture) (i) remove any portion of the Assets that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(d) or (B) from the possession of the Person who held it on such date or (ii) cause or permit the Custodial Account or the Custodial Securities Intermediary to be located in a different jurisdiction from the jurisdiction in which such securities accounts and Custodial Securities Intermediary were located on the Closing Date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)           The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Assets that secure the Notes and timely file all tax returns and information statements as required, (ii) take all actions necessary or advisable to prevent the Issuer from becoming subject to any withholding or other taxes or assessments and to allow the Issuer to comply with FATCA or Cayman FATCA Legislation, and (iii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States Internal Revenue Service Form W-9 (or the applicable form W-8, if appropriate) or successor applicable form, to each borrower, counterparty or paying agent with respect to (as applicable) an item included in the Assets at the time such item is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

(d)           For so long as the Notes are Outstanding, (i) on June 1, 2023 and (ii) every 60 months after such date, the Issuer (or the Collateral Manager on behalf of the Issuer) shall deliver to the Trustee for the benefit of the Trustee, the Collateral Manager and the Rating Agencies, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Assets, and confirming the matters set forth in the

Opinion of Counsel, furnished pursuant to Section 3.1(d), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of Counsel delivered pursuant to Section 3.1(d)).

Section 7.6            Notice of Any Amendments.

Each of the Issuer and the Co-Issuer shall give notice to each Rating Agency of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.

Section 7.7            Performance of Obligations.

(a)           Each of the Issuer and the Co-Issuer shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Mortgage Asset in accordance with the provisions hereof and as otherwise required hereby.

(b)           The Issuer or the Co-Issuer may, with the prior written consent of the Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders), contract with other Persons, including the Collateral Manager or the Trustee, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer, as the case may be, hereunder by such Persons and the performance of the actions and other obligations with respect to the Assets of the nature set forth in the Collateral Management Agreement by the Collateral Manager. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer; and the Issuer or the Co-Issuer shall punctually perform, and use commercially reasonable efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement or such other agreement.

(c)           Unless the Rating Agency Condition is satisfied with respect thereto, the Issuer shall maintain the Servicing Agreement in full force and effect so long as any Notes remain Outstanding and shall not terminate the Servicing Agreement with respect to any Mortgage Asset except upon the sale or other liquidation of such Mortgage Asset in accordance with the terms and conditions of this Indenture.

(d)           If the Co-Issuers receive a notice from the Rating Agencies stating that they are not in compliance with Rule 17g-5, the Co-Issuers shall take such action as mutually agreed between the Co-Issuers and the Rating Agencies in order to comply with Rule 17g-5.

Section 7.8            Negative Covenants.

(a)           The Issuer and the Co-Issuer shall not:

(i)            sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as otherwise expressly permitted by this Indenture or the Collateral Management Agreement;

(ii)           claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Assets;

(iii)          (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes, the Preferred Shares, the ordinary shares of the Issuer and the limited liability company membership interests of the Co-Issuer; or (C) issue any additional shares of stock, other than the ordinary shares of the Issuer and the Preferred Shares;

(iv)          (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Assets or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets, except as may be expressly permitted hereby;

(v)           amend the Collateral Management Agreement, except pursuant to the terms thereof;

(vi)          amend the Preferred Share Paying Agency Agreement, except pursuant to the terms thereof;

(vii)         to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;

(viii)        make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture and, in the case of the Issuer, the Preferred Share Paying Agency Agreement;

(ix)          become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders, except with respect to the Preferred Shares in accordance with the Priority of Payments;

(x)           maintain any bank accounts other than the Accounts and the bank account in the Cayman Islands in which (inter alia) the proceeds of the Issuer’s issued share capital and the transaction fees paid to the Issuer for agreeing to issue the Securities will be kept;

(xi)          conduct business under an assumed name, or change its name without first delivering at least 30 days’ prior written notice to the Trustee, the Noteholders and the Rating Agencies and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties;

(xii)         take any action that would result in it failing to qualify as a Qualified REIT Subsidiary of the Arbor Parent for U.S. federal income tax purposes (including, but not limited to, an election to treat the Issuer as a “taxable REIT subsidiary,” as defined in Section 856(l) of the Code), unless the Issuer receives (A) an Opinion of Counsel that the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than Arbor Parent, or (B) a No Trade or Business Opinion;

(xiii)        except for any agreements involving the purchase and sale of Mortgage Assets having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions;

(xiv)        amend their respective organizational documents without satisfaction of the Rating Agency Condition in connection therewith;

(xv)         with respect to any Mortgage Asset that by its terms permits the conversion from a LIBOR-based interest rate to a fixed interest rate, convert such Mortgage Asset from a LIBOR-based interest rate to a fixed interest rate; or

(xvi)        acquire (whether directly or indirectly, in any Account or in any sub-account) any assets that do not consist of Mortgage Assets, Eligible Investments or cash (or the proceeds with respect to the foregoing).  The foregoing is not intended to limit the Issuer’s ability to enter into or enforce its rights under the Collateral Management Agreement, each Mortgage Asset Purchase Agreement (including any Mortgage Asset Purchase Agreement entered into after the Closing Date) or the Servicing Agreement.

(b)           Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Assets, or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted or required by this Indenture or the Collateral Management Agreement.

(c)           The Co-Issuer shall not invest any of its assets in “securities” (as such term is defined in the 1940 Act) and shall keep all of the Co-Issuer’s assets in Cash.

(d)           For so long as any of the Notes are Outstanding, the Co-Issuer shall not issue or transfer any limited liability company membership interests of the Co-Issuer to any Person other than the Issuer Parent or an Issuer Parent Disregarded Entity.

(e)           The Issuer shall not enter into any material new agreements (other than any Mortgage Asset, Mortgage Asset Purchase Agreement or other agreement (including, without limitation, in connection with the sale of Assets by the Issuer) contemplated by this Indenture) without the prior written consent of the Holders of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of Preferred Shareholders) and shall provide notice of all new agreements (other than any Mortgage Asset or other agreement specifically contemplated by this Indenture) to the Holders of the Notes.  The foregoing notwithstanding, the Issuer may agree to any material new agreements; provided that (i) the Issuer (or the Collateral Manager on behalf of the Issuer) determines that such new agreements would not, upon or after becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.

(f)            As long as any Note is Outstanding, Issuer Parent or any Issuer Parent Disregarded Entity may not transfer (whether by means of actual transfer or transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecate any retained or repurchased Notes or Preferred Shares (whether issued on the Closing Date or reissued in a single or multiple classes on a later date) or ordinary shares of the Issuer to any other Person (except to Issuer Parent or any Issuer Parent Disregarded Entity) unless the Issuer receives a No Entity-Level Tax Opinion, or has previously received a No Trade or Business Opinion.

(g)           Any financing arrangement pursuant to Section 7.8(f) shall prohibit any further transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes) of the retained or repurchased Notes or Preferred Shares, including a transfer in connection with any exercise of remedies under such financing unless the Issuer receives a No Entity-Level Tax Opinion.

Section 7.9            Statement as to Compliance.

On or before January 31, in each calendar year, commencing in 2019 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee (which will deliver a copy to each Rating Agency) an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10          Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms.

(a)           The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by the Governing Documents and Cayman Islands law and unless:

(i)            the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be an entity organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of each and every Class of the Notes (each voting as a separate Class), and a Majority of Preferred Shareholders; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and under the Collateral Management Agreement and the performance and observance of every covenant of this Indenture and the Collateral Management Agreement on the part of the Issuer to be performed or observed, all as provided herein;

(ii)           the Rating Agency Condition shall be satisfied;

(iii)          if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Assets pursuant to Article 5, Article 9 or Article 12;

(iv)          if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee, the Collateral Manager and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Assets securing any of the Notes, such Notes and (C) such other matters as the Trustee, the Collateral Manager or any Noteholder may reasonably require;

(v)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)          the Issuer shall have delivered to the Trustee, the Preferred Shares Paying Agent, the Collateral Manager and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with;

(vii)         the Issuer has received an opinion from Clifford Chance US LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that the Issuer or the Person referred to in clause (a) either will (a) be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT or (b) be treated as (or part of) a foreign corporation not engaged in a U.S. trade or business or otherwise not subject to U.S. federal income tax on a net income tax basis;

(viii)        the Issuer has received an opinion from Clifford Chance US LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the Noteholders as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent; and

(ix)          after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the 1940 Act.

(b)           The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless no Notes remain Outstanding or:

(i)            the Co-Issuer shall be the surviving entity, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall be a company organized and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii)           the Rating Agency Condition has been satisfied;

(iii)          if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv)          if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have delivered to the Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); such other matters as the Trustee or any Noteholder may reasonably require;

(v)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)          the Co-Issuer shall have delivered to the Trustee, the Preferred Shares Paying Agent and each Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Notes or the Preferred Shareholders; and

(vii)         after giving effect to such transaction, the Co-Issuer shall not be required to register as an investment company under the 1940 Act.

Section 7.11          Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12          No Other Business.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing its ordinary shares and issuing and selling the Preferred Shares in accordance with its Governing Documents, the Collateral Management Agreement, and acquiring, owning, holding, disposing of and pledging the Assets in connection with the Notes and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture and any supplements thereto and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13          Reporting.

At any time when the Issuer and/or the Co-Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer and/or the Co-Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).  The Trustee shall reasonably cooperate with the Issuer and/or the Co-Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s and/or the Co-Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer and/or the Co-Issuer; provided, however, that the Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Section 7.14          Calculation Agent.

(a)           The Issuer and the Co-Issuer hereby agree that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule B attached hereto (the “Calculation Agent”).  The Issuer and the Co-Issuer initially have appointed the Trustee as

Calculation Agent for purposes of determining LIBOR for each Interest Accrual Period.  The Calculation Agent may be removed by the Issuer at any time.  The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Noteholders and the Rating Agencies.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR or the Interest Distribution Amount for any Class of Notes for any Interest Accrual Period, the Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuer or its Affiliates.  The Calculation Agent may not resign its duties without a successor having been duly appointed.  If no successor Calculation Agent shall have been appointed within 30 days after giving of a notice of resignation, the resigning Calculation Agent, a Majority of the Notes or any Holder of a Note, on behalf of himself and all others similarly situated, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.

(b)                                 The Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule B attached hereto), but in no event later than 11:00 a.m. (New York time) on the London Banking Day immediately following each LIBOR Determination Date, the Calculation Agent shall calculate LIBOR for the next Interest Accrual Period and will communicate such rates to the Issuer, the Co-Issuer, the Trustee, the Collateral Manager, the Paying Agent and, if any Note is in the form of a Regulation S Global Security, to Euroclear and Clearstream, Luxembourg.  The Calculation Agent shall also specify to the Issuer and the Co-Issuer the quotations upon which LIBOR is based, and in any event the Calculation Agent shall notify the Issuer and the Co-Issuer before 5:00 p.m. (New York time) on each LIBOR Determination Date if it has not determined and is not in the process of determining LIBOR and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor.  The determination of the Class A Rate, Class A-S Rate, Class B Rate, Class C Rate, Class D Rate, Class E Rate and Class F Rate and the related Class A Interest Distribution Amount, Class A-S Interest Distribution Amount, Class B Interest Distribution Amount, Class C Interest Distribution Amount, Class D Interest Distribution Amount, Class E Interest Distribution Amount and Class F Interest Distribution Amount, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.

Section 7.15                             REIT Status.

(a)                                 The Issuer Parent shall not take any action that results in the Issuer failing to qualify as a Qualified REIT Subsidiary of the Issuer Parent for U.S. federal income tax purposes, unless the Issuer receives (A) an Opinion of Counsel that the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than Arbor Parent, or (B) a No Trade or Business Opinion.

(b)                                 If the Issuer is no longer a Qualified REIT Subsidiary or other disregarded entity of a REIT, prior to the time that:

(i)                                     any Mortgage Asset would cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis,

(ii)                                  the Issuer would acquire or receive any asset in connection with a workout or restructuring of a Mortgage Asset that could cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis,

(iii)                               the Issuer would acquire the real property underlying any Mortgage Asset pursuant to a foreclosure or deed-in-lieu of foreclosure, or

(iv)                              any Mortgage Asset is modified in such a manner that could cause the Issuer to be treated as engaged in a trade or business in the United States or to become subject to U.S. federal tax on a net income basis, the Issuer will either (x) organize one or more Permitted Subsidiaries and contribute the subject property to such Permitted Subsidiary, (y) contribute such Mortgage Asset to an existing Permitted Subsidiary, or (z) sell such Mortgage Asset in accordance with Section 12.1.

(c)                                  At the direction of 100% of the Preferred Shareholders (including any party that will become the beneficial owner of 100% of the Preferred Shares because of a default under any financing arrangement for which the Preferred Shares are security), the Issuer may operate as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes, provided that (i) the Issuer receives a No Entity-Level Tax Opinion; (ii) this Indenture and the Servicing Agreement, as applicable, are revised (A) to adopt written tax guidelines governing the Issuer’s origination, acquisition, disposition and modification of the mortgage loans designed to prevent the Issuer from being treated as engaged in a trade or business in the United States for U.S. federal income tax purposes, (B) to form one or more “grantor trusts” to hold the mortgage loans and (C) to implement any other provisions deemed necessary (as determined by the tax counsel providing the opinion) to prevent the Issuer from being treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise becoming subject to U.S. federal withholding tax or U.S. federal income tax on a net income basis; (iii) the Preferred Shareholder shall pay the administrative and other costs related to the Issuer converting from a Qualified REIT Subsidiary to operating as a foreign corporation, including the costs of any opinions and amendments; and (iv) the Preferred Shareholder agrees to pay any ongoing expenses related to the Issuer’s status as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes, including but not limited to U.S. federal income tax filings required by the Issuer, the “grantor trusts” or any taxable subsidiaries or required under FATCA or the Cayman FATCA Legislation.

Section 7.16                             Permitted Subsidiaries.

Notwithstanding any other provision of this Indenture, the Collateral Manager on behalf of the Issuer shall be permitted to sell to a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting entirely of the equity interests of such Permitted Subsidiary (or for an increase in the value of equity interests already owned).  The Trustee shall, upon receipt of an Issuer Order certifying that the sale of a Sensitive Asset is being made in accordance with satisfaction of all requirements of this Indenture, release such Sensitive Asset and shall deliver such Sensitive Asset as specified in such Issuer Order.  The following provisions shall apply to all Sensitive Assets and Permitted Subsidiaries:

(a)                                 For all purposes under this Indenture, any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as if it were an asset owned directly by the Issuer.

(b)                                 Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Permitted Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Permitted Subsidiary to be deposited into the applicable Collection Account.

(c)                                  To the extent applicable, the Issuer shall form one or more Securities Accounts with the Custodial Securities Intermediary for the benefit of each Permitted Subsidiary and shall, to the extent applicable, cause Sensitive Assets to be credited to such Securities Accounts.

(d)                                 Notwithstanding the complete and absolute transfer of a Sensitive Asset to a Permitted Subsidiary, for purposes of measuring compliance with the Note Protection Tests, the ownership interests of the Issuer in a Permitted Subsidiary or any property distributed to the Issuer by a Permitted Subsidiary shall be treated as a continuation of its ownership of the Sensitive Asset that was transferred to such Permitted Subsidiary (and shall be treated as having the same characteristics as such Sensitive Asset).

(e)                                  If the Trustee or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Assets, the Issuer or the Collateral Manager on the Issuer’s behalf shall cause each Permitted Subsidiary to sell each Sensitive Asset and all other assets held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Permitted Subsidiary held by the Issuer.

Section 7.17                             Repurchase Requests.

If the Issuer, the Trustee or the Collateral Manager receives or otherwise becomes aware of any request or demand whether oral or written that a Mortgage Asset be repurchased or replaced arising from any breach of a representation or warranty made with respect to such Mortgage Asset (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person other than the CLO Servicer, then the Trustee or the Collateral Manager on behalf of the Issuer, as applicable, shall promptly forward or otherwise provide written notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the CLO Servicer, and include the following statement in the related correspondence:  “This is a “[Repurchase Request]/[withdrawal of a Repurchase Request]” relating to Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd. requiring action by you as the “Repurchase Request Recipient” thereunder. Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Trustee or Collateral Manager pursuant to the prior sentence, the CLO Servicer shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the applicable procedures with respect to such Repurchase Request.  If the Trustee, the Issuer or the Collateral Manager receives notice or has knowledge of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the CLO Servicer, then the Trustee or the Collateral Manager on behalf of the Issuer, as applicable, shall promptly give notice of such withdrawal to the CLO Servicer.

Section 7.18                             Purchase of Ramp-Up Mortgage Assets.

The Issuer (or the Collateral Manager on behalf of the Issuer) shall, prior to the Ramp-Up Completion Date, use commercially reasonable efforts to apply amounts on deposit in the Unused Proceeds Account to purchase Ramp-Up Mortgage Assets in accordance with Section 10.4(d) (which shall be, and hereby are, Granted to the Trustee pursuant to the Granting Clause of this Indenture) for inclusion in the Assets upon receipt by the Trustee of an Issuer Order executed by the Issuer (or the Collateral Manager on behalf of the Issuer) with respect thereto directing the Trustee to pay out the amount specified therein against delivery of the Ramp-Up Mortgage Asset specified therein and a certificate of an Authorized Officer of the Issuer (or the Collateral Manager), dated as of the trade date, and delivered to the Trustee on or prior to the date of such purchase and Grant, to the effect that after giving effect to such purchase and Grant of the Ramp-Up Mortgage Assets, except for Initial Mortgage Assets acquired during the Ramp-Up Acquisition Period, the Eligibility Criteria are met with respect to the Ramp-Up Mortgage Assets purchased.  Each Ramp-Up Mortgage Asset shall satisfy the applicable Eligibility Criteria.

Section 7.19                             Ramp-Up Completion Date Actions.

(a)                                 The Issuer (or the Collateral Manager on behalf of the Issuer) shall cause to be delivered to the Trustee and the Rating Agencies on the Ramp-Up Completion Date an amended Schedule A listing all Mortgage Assets Granted to the Trustee pursuant to Section 7.18 on or before the Ramp-Up Completion Date and included in the Assets on the Ramp-Up Completion Date, which schedule shall supersede any prior Schedule A delivered to the Trustee.

(b)                                 Within 30 Business Days after the Ramp-Up Completion Date, the Issuer shall provide, or (at the Issuer’s expense) cause the Collateral Manager to provide, the following documents to the Trustee and the Rating Agencies: (A) a report of the Collateral Administrator (x) confirming the name of the borrower, the unpaid principal balance, coupon and maturity date with respect to each Ramp-Up Mortgage Asset owned by the Issuer as of the Ramp-Up Completion Date, and (y) confirming that, as of the Ramp-Up Completion Date, the Note Protection Tests were satisfied (the “Ramp-Up Completion Date Report”) and (B) a certificate of the Collateral Manager on behalf of the Issuer (x) certifying the satisfaction of the items set forth in clause (A) above, and the receipt of an accountants’ report specifying the agreed-upon procedures performed, at the request of the Issuer, on the items set forth in the Ramp-Up Completion Date Report and (y) certifying that each Ramp-Up Mortgage Asset satisfied all of the Eligibility Criteria applicable to Ramp-Up Mortgage Assets.  If within such 30 Business Day period (i) the Issuer, or the Collateral Manager on behalf of the Issuer, fails to provide the items described in foregoing subclauses (A) and (B), (ii) the Moody’s Ramp-Up Condition is not satisfied, or (iii) any rating assigned as of the Closing Date to any Class of Offered Notes has been downgraded or withdrawn, a “Rating Confirmation Failure” shall occur; provided that Issuer Parent or an Issuer Parent Disregarded

Entity may contribute additional Cash, Eligible Investments and/or Mortgage Assets to the Issuer in accordance with Section 12.2(c) of this Agreement.

For the avoidance of doubt, the Collateral Manager’s certificate described in the foregoing clause (B) shall not include the Accountants’ Report.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1                                    Supplemental Indentures Without Consent of Securityholders.

(a)                                 Without the consent of the Holders of any Notes or any Preferred Shareholders, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, and when authorized by the Trustee, the Trustee and, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     evidence the succession of any Person to the Issuer or the Co-Issuer and the assumption by any such successor of the covenants of the Issuer or the Co-Issuer, as applicable, herein and in the Notes;

(ii)                                  add to the covenants of the Issuer, the Co-Issuer or the Trustee for the benefit of the Holders of the Notes, Preferred Shareholders or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer, as applicable;

(iii)                               convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)                              evidence and provide for the acceptance of appointment hereunder of a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)                                 correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject any additional property to the lien of this Indenture;

(vi)                              modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer and the Co-Issuer to rely upon any exemption from registration under the Securities Act, the Exchange Act or the 1940 Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii)                           otherwise correct any inconsistency or cure any ambiguity, omission or mistake;

(viii)                        take any action commercially reasonably necessary or advisable for the Issuer to comply with FATCA or Cayman FATCA Legislation or to prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or from being treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes, or to prevent the Issuer, the Holders of the Notes, the Holders of the Preferred Shares or the Trustee from being subject to withholding or other taxes, fees or assessments or otherwise subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis;

(ix)                              evidence any waiver or elimination by a Rating Agency of any requirement or condition of such Rating Agency set forth herein or to amend or supplement any provision of this Indenture to the extent necessary to maintain the then-current ratings assigned to the Notes;

(x)                                 accommodate the issuance or settlement of the Notes in global or book-entry form through the facilities of DTC, Euroclear or Clearstream, Luxembourg or otherwise;

(xi)                              authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith;

(xii)                           evidence changes to applicable laws and regulations;

(xiii)                        to modify, eliminate or add to any of its provisions in the event the U.S. Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, in order to modify or eliminate the risk retention requirements in the event of such amendment or repeal; provided that the Trustee has received an opinion of counsel to the effect the action is consistent with and will not cause a violation of the U.S. Credit Risk Retention Rules;

(xiv)                       reduce the minimum denominations required for transfer of the Notes (except as provided in Section 8.2(i));

(xv)                          modify the provisions of this Indenture with respect to reimbursement of Nonrecoverable Interest Advances if (a) the Collateral Manager determines that the commercial mortgage securitization industry standard for such provisions has changed, in order to conform to such industry standard and (b) such modification does not adversely affect the status of Issuer for U.S. federal income tax purposes, as evidenced by an Opinion of Counsel;

(xvi)                       modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Collateral Manager, the Trustee, any paying agent, the servicer or the special servicer (in each case, without such party’s consent) and would not adversely affect in any material respect the interests of any Noteholder or holder of the Preferred Shares; provided, further, that the Collateral Manager must provide a copy of any such amendment to the Information Agent for posting to the Rule 17g-5 Website and provide notice of any such amendment to the Rating Agencies;

(xvii)                    at the direction of 100% of the holders of the Preferred Shares (including any party that will become the beneficial owner of 100% of the Preferred Shares because of a default under any financing arrangement for which the Preferred Shares are security), modify the provisions of this Indenture to adopt restrictions provided by tax counsel in order to prevent the Issuer from being treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise become subject to U.S. federal withholding tax or U.S. federal income tax on a net income basis;

(xviii)                 make any change to any other provisions with respect to matters or questions arising under this Indenture; provided that the required action will not adversely affect in any material respect the interests of any Noteholder not consenting thereto, as evidenced by (A) an Opinion of Counsel or (B) an Officer’s Certificate of the Collateral Manager; and

(xix)                       make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters and independent of the Issuer and any Affiliates thereof) as necessary or advisable (A) for any Class of Notes to not be considered an “ownership interest” as defined for purposes of the Volcker Rule or (B) (1) to enable the Issuer to rely upon the exemption or exclusion from registration as an investment company provided by Rule 3a-7 under the Investment Company Act or another exemption or exclusion from registration as an investment company under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof) or (2) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Notes;

provided that (subject to further provisions on modification and amendment of this Indenture) such action will not adversely affect the tax classification of the Notes as indebtedness for U.S. federal income tax purposes or constitute an event requiring a U.S. Holder to recognize gain or loss with respect to a Note for U.S. federal income tax purposes.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

If any Class of Notes is Outstanding and rated, the Trustee shall not enter into any such supplemental indenture unless the Rating Agency Condition has been satisfied, the notice of which may be in electronic form.  At the cost of the Issuer, the Trustee shall provide to each Noteholder and each holder of Preferred Shares and, for so long as any Class of Notes shall remain Outstanding and is rated, the Trustee shall provide to the Rating Agencies a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Trustee, and, for so long as such Notes are Outstanding and so rated, request written confirmation, which may be in electronic form, from each noteholder and holder of Preferred Shares, that such proposed supplemental indenture will not materially and adversely affect such Noteholder or holder of Preferred Shares, and, as soon as practicable after the execution by the Trustee, the Issuer and the Co-Issuer of any such supplemental indenture, provide to the Rating Agencies a copy of the executed supplemental indenture.  Following such initial 15 Business Day period, the Trustee will provide an additional 15 Business Days’ notice to any Noteholder or holder of Preferred Shares that did not respond to the initial notice and, unless the Trustee is notified (after giving such initial 15 Business Days’ notice and second 15 Business Days’ notice, as applicable) by such Noteholder or such holder of Preferred Shares that such Person will be materially and adversely affected by the proposed supplemental indenture, the interests of such Person will be deemed not to be materially and adversely affected by such proposed supplemental indenture.

The Trustee shall not enter into any such supplemental indenture if such action would adversely affect the tax classification of the Notes as indebtedness for U.S. federal income tax purposes or constitute an event requiring a U.S. Holder to recognize gain or loss with respect to a Note for U.S. federal income tax purposes.  The Trustee shall be entitled to rely upon (i) the receipt of notice from the Rating Agencies or the Requesting Party, which may be in electronic form, that the Rating Agency Condition has been satisfied and (ii) receipt of an Officer’s Certificate of the Collateral Manager certifying that, following provision of notice of such supplemental indenture to the Noteholders and holders of the Preferred Shares and expiry of the time period set forth in the above paragraph, that the Holders of Securities would not be materially and adversely affected by such supplemental indenture.  Such determination shall be conclusive and binding on all present and future Holders of Securities.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon such Officer’s Certificate.

Furthermore, the Trustee shall not enter into any such supplemental indenture unless the Trustee has received an Opinion of Counsel from Clifford Chance US LLP or other nationally recognized U.S. tax counsel experienced in such matters that the proposed supplemental indenture will not cause the Issuer to (x) fail to be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or (y) be treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes or to otherwise become subject to U.S. federal income tax on a net income basis.

(b)                                 Notwithstanding Section 8.1(a) or any other provision of this Indenture,

(i)                   without the consent of the Holders of any Notes or any Preferred Shareholders, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, and when authorized by the Trustee, the Trustee, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                     conform this Indenture to the provisions described in the Offering Memorandum (or any supplement thereto);

(2)                     to correct any defect or ambiguity in this Indenture in order to address any manifest error in any provision of this Indenture;

(3)                     to conform this Indenture to any Moody’s Test Modification in the manner set forth in Section 12.4 hereof; and

(ii)                at the direction of the Collateral Manager, the Issuer, the Co-Issuer and the Trustee may also enter into supplemental indentures to provide for the Notes of each Class to bear interest based on a Successor Benchmark Rate instead of LIBOR from and after a Payment Date specified in such supplemental indenture following the occurrence of a Successor Benchmark Rate Event; provided that no such supplemental indenture shall become effective unless there shall have occurred (A) satisfaction of the Rating Agency Condition with respect thereto and (B) approval by a majority of each Class of outstanding Notes, following delivery to each Noteholder of not less than 60 days prior notice of such supplemental indenture.  For purposes of the foregoing in this clause (ii), absence of objection by a 50% or more in outstanding principal amount of any Class of Notes for a period of 30 days following delivery to it of such prior notice shall be deemed, for all purposes of this Indenture, to constitute consent by a majority or more of such Class of Noteholders.

Section 8.2                                    Supplemental Indentures with Consent of Securityholders.

Except as set forth below, the Trustee and the Co-Issuers may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Notes or the Preferred Shares under this Indenture only (x) with the written consent of the Holders of a Majority in Aggregate Outstanding Amount of the Notes of each Class materially and adversely affected thereby (excluding any Notes owned by the Collateral Manager or any of its Affiliates or by any accounts managed by them) and the Holder of Preferred Shares if materially and adversely affected thereby, by Act of said Securityholders delivered to the Trustee and the Co-Issuers, and (y) subject to satisfaction of the Rating Agency Condition, notice of which may be in electronic form.  Unless the Trustee is notified (after giving (x) 15 Business Days’ notice of such change to the Holders of each Class of Notes and the Holder of the Preferred Shares requesting notification by such Noteholders and holders of the Preferred Shares if any such Noteholders or holders of the Preferred Shares would be materially and adversely affected by the proposed supplemental indenture and (y) following such initial 15 Business Day period, an additional 15 Business Days’ notice to any holder of Notes or Preferred Shares that did not respond to the initial notice) by Holders of a Majority in Aggregate Outstanding Amount of the Notes of any Class that such Class of Notes will be materially and adversely affected by the proposed supplemental indenture (and upon receipt of an Officer’s Certificate of the Collateral Manager), the interests of such Class and the interests of the Preferred Shares will be deemed not to be materially and adversely affected by such proposed supplemental indenture and the Trustee will be permitted to enter into such supplemental indenture.  Such determinations shall be conclusive and binding on all present and future Noteholders.  The consent of the Holders of the Preferred

Shares shall be binding on all present and future Holders of the Preferred Shares.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Officer’s Certificate of the Collateral Manager.

Without the consent of (x) all of the Holders of each Outstanding Class of Notes materially adversely affected and (y) all of the Holders of the Preferred Shares materially adversely affected thereby, no supplemental indenture may:

(a)                                 change the Stated Maturity Date of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Preferred Shares, or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Assets to the payment of principal of or interest on Notes or of distributions to the Preferred Shares Paying Agent for the payment of distributions in respect of the Preferred Shares or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b)                                 reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class or the Notional Amount of Preferred Shares of the Holders thereof whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c)                                  impair or adversely affect the Assets except as otherwise permitted in this Indenture;

(d)                                 permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note, or the Holder of any Preferred Share as an indirect beneficiary, of the security afforded to such Holder by the lien of this Indenture;

(e)                                  reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5 hereof;

(f)                                   modify any of the provisions of this Section 8.2, except to increase the percentage of Outstanding Notes whose holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g)                                  modify the definition of the term “Outstanding” or the provisions of Section 11.1 or Section 13.1 hereof;

(h)                                 modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or of distributions to the Preferred Shares Paying Agent for the payment of distributions in respect of the Preferred Shares on any Payment Date (or any other date) or to affect the rights of the Holders of Securities to the benefit of any provisions for the redemption of such Securities contained herein;

(i)                                     reduce the permitted minimum denominations of the Notes below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the 1940 Act; or

(j)                                    modify any provisions regarding non-recourse or non-petition covenants with respect to the Issuer and the Co-Issuer.

The Trustee shall be entitled to rely upon an Officer’s Certificate of the Issuer or the Collateral Manager on behalf of the Issuer in determining whether or not the Holders of Securities would be adversely affected by such change (after giving notice of such change to the Holders of Securities).  Such determination shall be conclusive and binding on all present and future Holders of Securities.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon such Officer’s Certificate of the Issuer or the Collateral Manager on behalf of the Issuer, as described in Section 8.3 hereof.

It shall not be necessary for any Act of Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Co-Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the Securityholders, the Preferred Shares Paying Agent, the Collateral Manager, and, so long as the Notes are Outstanding and so rated, the Rating Agencies a copy thereof based on an outstanding rating.  Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.3                                    Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of the Issuer or the Collateral Manager on behalf of the Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Collateral Manager will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Collateral Manager adversely affect the Collateral Manager, the Collateral

Manager shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Collateral Manager gives written consent to the Trustee and the Issuer to such amendment.  The Issuer and the Trustee shall give written notice to the Collateral Manager of any amendment made to this Indenture pursuant to its terms.  In addition, the Collateral Manager’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.

Section 8.4                                    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, and every Holder of Preferred Shares, shall be bound thereby.

Section 8.5                                    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer and the Co-Issuer, with respect to the Offered Notes, or the Issuer, with respect to the Class E Notes and the Class F Notes, shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer and the Co-Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and the Co-Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.  Notwithstanding the foregoing, any Note authenticated and delivered hereunder shall be subject to the terms and provisions of this Indenture, and any supplemental indenture.

ARTICLE 9

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1                                    Clean-up Call; Tax Redemption and Optional Redemption.

(a)                                 The Notes may be redeemed by the Issuer and, as applicable, the Co-Issuer, at the option of and at the direction of the Collateral Manager (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to the applicable Redemption Prices on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Offered Notes has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date; provided that that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price.

(b)                                 The Notes and the Preferred Shares shall be redeemable, in whole but not in part, by Act of a Majority of Preferred Shareholders delivered to the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices (such redemption, a “Tax Redemption”); provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total

Redemption Price.  Upon the occurrence of a Tax Event, the Issuer and, as applicable, the Co-Issuer, at the direction of the Collateral Manager shall provide written notice thereof to the Trustee and the Rating Agencies.

(c)                                  The Notes and the Preferred Shares shall be redeemable, in whole but not in part, at a price equal to the applicable Redemption Prices, on any Payment Date after the end of the Non-Call Period, at the direction of the Issuer and, as applicable, the Co-Issuer (such redemption, an “Optional Redemption”) by Act of a Majority of Preferred Shareholders delivered to the Trustee; provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price.  Notwithstanding anything herein to the contrary, the Issuer shall not sell any Asset to the Collateral Manager or any Affiliate of the Collateral Manager other than ARMS Equity in connection with an Optional Redemption.

(d)                                 The election by the Collateral Manager to redeem the Notes pursuant to a Clean-up Call shall be evidenced by an Officer’s Certificate from the Collateral Manager directing the Trustee to make the payment to the Paying Agent of the applicable Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments.  In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition shall be evidenced by an Issuer Order from the Issuer and, as applicable, the Co-Issuer or from the Collateral Manager on behalf of the Issuer and, as applicable, the Co-Issuer certifying that such conditions for a Tax Redemption have occurred.  The election by the Collateral Manager to redeem the Notes pursuant to an Optional Redemption shall be evidenced by an Officer’s Certificate from the Collateral Manager on behalf of the Issuer and, as applicable, the Co-Issuer, certifying that the conditions for an Optional Redemption have occurred.

(e)                                  A redemption pursuant to Section 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (i) at least six Business Days before the scheduled Redemption Date, (A) the Collateral Manager shall have certified to the Trustee that the Collateral Manager, on behalf of the Issuer and, as applicable, the Co-Issuer, has entered into a binding agreement or agreements with (1) one or more financial institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) have a credit rating from Moody’s and DBRS (if rated by DBRS) at least equal to the highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “P-1” by Moody’s (as long as the term of such agreement is 90 days or less) and “A-1” by S&P or (2) one or more Affiliates of the Collateral Manager, to sell all or part of the Assets not later than the Business Day immediately preceding the scheduled Redemption Date or (B) the Trustee shall have received written confirmation that the method of redemption satisfies the Rating Agency Condition and (ii) the related Sale Proceeds (in immediately available funds), together with all other available funds (including proceeds from the sale of the Assets, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Collection Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.

Section 9.2                                    Notice of Redemption.

(a)                                 In connection with an Optional Redemption, a Clean-up Call or a Tax Redemption pursuant to Section 9.1, the Trustee on behalf of the Issuer and, as applicable, the Co-

Issuer shall (i) set the applicable Record Date and (ii) at least 45 days prior to the proposed Redemption Date, notify the Collateral Manager, the Rating Agencies, the Preferred Shares Paying Agent and each Preferred Shareholder at such Preferred Shareholder’s address in the register maintained by the Share Registrar, of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1.  The Redemption Price shall be determined no earlier than 60 days prior to the proposed Redemption Date.

(b)                                 Any such notice of an Optional Redemption, a Clean-up Call or a Tax Redemption may be withdrawn by the Issuer and, as applicable, the Co-Issuer at the direction of the Collateral Manager up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Preferred Shares Paying Agent, to each Holder of Notes to be redeemed, and the Collateral Manager only if the Collateral Manager is unable to deliver the sale agreement or agreements or certifications referred to in Section 9.1(e), as the case may be.

Section 9.3                                    Notice of Redemption or Maturity by the Issuer.

Notice of redemption pursuant to Section 9.1 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten Business Days (or four Business Days where the notice of an Optional Redemption, a Clean-up Call or a Tax Redemption is withdrawn pursuant to Section 9.2(b)) prior to the applicable Redemption Date or Maturity, to each Holder of Notes to be redeemed, at its address in the Notes Register.

All notices of redemption shall state:

(a)                                 the applicable Redemption Date;

(b)                                 the applicable Redemption Price;

(c)                                  that all the Notes are being paid in full and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and

(d)                                 the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

Notice of redemption shall be given by the Issuer and, as applicable, Co-Issuer, or at their request, by the Trustee in their names, and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4                                    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest thereon) the Notes shall cease to bear interest on the Redemption Date.  Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer, the Co-Issuer (as applicable) and the Trustee such security or indemnity as may be required by them to hold each of them harmless (an unsecured indemnity agreement delivered to the Issuer, the Co-Issuer (as applicable) and the Trustee by an institutional investor with a net worth of at least U.S.$200,000,000 being deemed to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Co-Issuer (as applicable) and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.  Payments of interest on Notes of a Class so to be redeemed whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(j).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

Section 9.5                                    Mandatory Redemption.

On any Payment Date on which any of the Note Protection Tests applicable to any Class of Notes is not satisfied as of the most recent Measurement Date, the Offered Notes shall be redeemed (a “Mandatory Redemption”), first from Interest Proceeds, net of amounts set forth in Section 11.1(a)(i)(1) through (9), and then from Principal Proceeds, as set forth in clause (1) of Section 11.1(a)(ii), in an amount necessary, and only to the extent necessary, to cause each of the Note Protection Tests to be satisfied).  Such Principal Proceeds and Interest Proceeds shall be applied to each of the Outstanding Classes of Notes in accordance with its relative seniority in accordance with the Priority of Payments.  On or promptly after such Mandatory Redemption, the Issuer and, as applicable, the Co-Issuer shall certify or cause to be certified to the Rating Agencies and the Trustee whether the Note Protection Tests have been met.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1                             Collection of Amounts; Custodial Account.

(a)                                 Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets in accordance with the terms and conditions of such Assets.  The Trustee shall segregate and hold all such amounts and property received by it in trust for the Secured Parties, and shall apply it as provided in this Indenture.

(b)                                 The Trustee shall credit all Mortgage Assets and Eligible Investments to an Eligible Account in the name of the Issuer for the benefit of the Secured Parties designated as the “Custodial Account.”

Section 10.2                             Collection Accounts.

(a)                                 The Trustee shall, prior to the Closing Date, establish a Securities Account with the Custodial Securities Intermediary which shall be designated as the “Collection Account” (which may be a subaccount of the Custodial Account) and shall consist of two subaccounts, the “Interest Collection Account” and the “Principal Collection Account” (collectively, the “Collection Accounts”), which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which Collection Accounts, as applicable, the Trustee shall from time to time deposit (i) all Sale Proceeds (unless simultaneously reinvested in Reinvestment Mortgage Assets in accordance with terms set forth in Section 12.2(a)) and (ii) all Interest Proceeds and all Principal Proceeds.  In addition, the Issuer may, but under no circumstances shall, be required to, deposit from time to time such amounts in the Collection Accounts as it deems, in its sole discretion, to be advisable.  All amounts deposited from time to time in the Collection Accounts pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.  The Collection Accounts shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating at least equal to “Aa3” by Moody’s and a short-term debt rating at least equal to “P-1” by Moody’s.

(b)                                 All distributions of principal or interest received in respect of the Assets, and any Sale Proceeds from the sale or disposition of a Mortgage Asset or other Assets received by the Trustee shall be immediately credited to the Interest Collection Account or the Principal Collection Account, as Interest Proceeds or Principal Proceeds, respectively (unless, in the case of proceeds received from the sale or disposition of any Assets, such proceeds are simultaneously reinvested pursuant to Section 10.2(d) in Reinvestment Mortgage Assets, in accordance with Section 12.2(a)).  Subject to Sections 10.2(d), 10.2(e) and 11.2, all such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Accounts as part of the Assets subject to disbursement and withdrawal as provided in this Section 10.2.  Subject to Section 10.2(e) by Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Accounts during a Due Period, and amounts received in prior Due Periods and retained in the Collection Accounts, as so directed in Eligible Investments having stated maturities no later than the Business Day immediately preceding the next Payment Date.  The Trustee, within one Business Day after receipt of any Scheduled Distribution or other proceeds in respect of the Assets which is not Cash, shall so notify the Issuer and the Collateral Manager and the Issuer (or the Collateral Manager on behalf of the Issuer) shall, within five Business Days after receipt of such notice from the Trustee, sell such Scheduled Distribution or other non-Cash proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the applicable Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer (or the Collateral Manager on behalf of the Issuer) need not sell such Scheduled Distributions or other non-Cash proceeds if it delivers an Officer’s Certificate to the Trustee certifying that such Scheduled Distributions or other proceeds constitute Mortgage Assets or Eligible Investments.

(c)                                  If prior to the occurrence of an Event of Default, the Issuer (or the Collateral Manager on behalf of the Issuer) shall not have given any investment directions pursuant to Section 10.2(b), the Trustee shall seek instructions from the Issuer (or the Collateral Manager on behalf of the Issuer) within three Business Days after transfer of such funds to the applicable Collection Account.  If the Trustee does not thereupon receive written instructions from the Issuer (or the Collateral Manager on behalf of the Issuer) within five Business Days after transfer of such funds to the applicable Collection Account, it shall invest and reinvest the funds held in the applicable Collection Account in one or more Eligible Investments described in clause (ii) of the definition of Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date).  If after the occurrence of an Event of Default, the Issuer (or the Collateral Manager on behalf of the Issuer) shall not have given investment directions to the Trustee pursuant to Section 10.2(b) for three consecutive days, the Trustee shall invest and reinvest such amounts as fully as practicable in Eligible Investments described in clause (ii) of the definition of Eligible Investments with maturities of less than 30 days and that are sold by the Issuer not later than two Business Days immediately preceding the next Payment Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date).  All interest and other income from such investments shall be deposited in the applicable Collection Account, any gain realized from such investments shall be credited to the applicable Collection Account, and any loss resulting from such investments shall be charged to the applicable Collection Account.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such applicable Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.

(d)                                 During the Reinvestment Period (and up to 60 days thereafter to the extent necessary to acquire Mortgage Assets pursuant to binding commitments entered into during the Reinvestment Period using Principal Proceeds received during or after the Reinvestment Period), the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, reinvest Principal Proceeds in Mortgage Assets selected by the Collateral Manager as permitted under and in accordance with the requirements of Article 12 and such Issuer Order.  Any Principal Proceeds standing to the credit of the Principal Collection Account may be designated by the Collateral Manager for application to reinvestment in Reinvestment Mortgage Assets (such Principal Proceeds, “Designated Principal Proceeds”) and, if and for so long as such Principal Proceeds are Designated Principal Proceeds, such Principal Proceeds shall remain in the Principal Collection Account (or invested in Eligible Investments) until the earlier of (i) the time the Collateral Manager notifies the Trustee in writing that such Principal Proceeds are no longer so designated, (ii) the Collateral Manager notifies the Trustee in writing that such Principal Proceeds are to be applied to the purchase of Reinvestment Mortgage Assets in accordance with Section 12.2(a) and (iii) the later of (x) the first Business Day after the last day of the Reinvestment Period and (y) if after the last day of the Reinvestment Period, the last settlement date within 60 days of the last day of the Reinvestment Period with respect to the last Reinvestment Mortgage Asset that the Issuer has entered into an irrevocable commitment to purchase.  Any Principal Proceeds that are not Designated Principal Proceeds as of the Determination Date related to any Payment Date shall be applied pursuant to Section 11.1(a)(ii) or Section 11.1(a)(iii), as applicable.

(e)                                  The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Monthly Report prepared by the Trustee on behalf of the Issuer pursuant to Section 10.11(e), on or prior to the Business Day prior to each Payment Date, any amounts then held in the Collection Accounts other than (i) Interest Proceeds or Principal Proceeds received after the end of the Due Period with respect to such Payment Date and (ii) amounts that the Issuer is entitled to reinvest in accordance with Section 12.2 and which the Issuer so elects to reinvest in accordance with the terms of this Indenture, except that, to the extent that Principal Proceeds in the Principal Collection Account as of such date are in excess of the amounts required to be applied pursuant to the Priority of Payments up to and including the next Payment Date as shown in the Monthly Report with respect to such Payment Date, the Issuer may direct the Trustee to retain such excess amounts in the Principal Collection Account and not to transfer such excess amounts to the Payment Account and the Trustee shall do so.

Section 10.3                             Payment Account.

The Trustee shall, prior to the Closing Date, establish a Securities Account with the Custodial Securities Intermediary which shall be designated as the “Payment Account,” which shall be held in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal.  Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties.  Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal on the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to pay the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distributions to the Preferred Shareholders in accordance with the terms and the provisions of the Preferred Share Paying Agency Agreement, (iii) upon Issuer Order, to pay other amounts specified therein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments.  The Trustee agrees to give the Issuer and the Co-Issuer immediate notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  Neither the Issuer nor the Co-Issuer shall have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments.  The Payment Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating of at least “Aa3” by Moody’s and “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating of at least “P-1” by Moody’s and the equivalent by DBRS (if rated by DBRS) (or, in each case, such lower rating as the applicable Rating Agency shall approve).  Amounts on deposit in the Payment Account shall remain uninvested.

Section 10.4                             Unused Proceeds Account.

(a)                                 The Trustee shall, on or prior to the Closing Date, establish a single, segregated trust account (the “Unused Proceeds Account”) which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties, into which the amount specified in Section 3.2(f) shall be deposited.  All amounts credited from time to time to the Unused Proceeds Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.

(b)                                 The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Unused Proceeds Account or any funds on deposit therein, or otherwise to the credit of the Unused Proceeds Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Unused Proceeds Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating of at least “Aa3” by Moody’s or a short-term debt rating of at least “P-1” by Moody’s.

(c)                                  Amounts remaining in the Unused Proceeds Account shall, on the Business Day after the Ramp-Up Completion Date, be transferred by the Trustee to the Principal Collection Account (for subsequent transfer to the Payment Account) and treated as Principal Proceeds and applied in accordance with the Priority of Payments on the next Payment Date after the Ramp-Up Completion Date.

(d)                                 During the Ramp-Up Acquisition Period, the Issuer (or the Collateral Manager on behalf of the Issuer) may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, apply amounts on deposit in the Unused Proceeds Account to acquire Ramp-Up Mortgage Assets selected by the Collateral Manager as permitted under and in accordance with the requirements of Section 7.18 and such Issuer Order.

(e)                                  To the extent not applied pursuant to Section 7.18, the Collateral Manager, on behalf of the Issuer, may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Unused Proceeds Account in Eligible Investments designated by the Collateral Manager.  All interest and other income from such investments shall be deposited in the Unused Proceeds Account, any gain realized from such investments shall be credited to the Unused Proceeds Account, and any loss resulting from such investments shall be charged to the Unused Proceeds Account.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of the Unused Proceeds Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.  If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee may invest funds received in the Unused Proceeds Account in Eligible Investments of the type described in clause (ii) of the definition thereto.

Section 10.5                             [Reserved]

Section 10.6                             RDD Funding Account.

(a)                                 The Trustee shall, on or prior to the Closing Date, establish a Securities Account with the Custodial Securities Intermediary (the “RDD Funding Account”) which shall be held in trust for the benefit of the Secured Parties, into which the amount specified in Section 3.2(g) shall be deposited.  In addition, in the event the Issuer acquires any Ramp-Up Mortgage Asset and/or Reinvestment Mortgage Asset that is an RDD Mortgage Asset, the Issuer will deposit into the RDD Funding Account the full amount of all RDD Funding Advances that it may be required to make with respect to such RDD Mortgage Asset.  All amounts in the RDD Funding Account shall be deposited in overnight funds in Eligible Investments and released to fulfill such commitments.  If an RDD Mortgage Asset is sold or otherwise disposed before the full commitment thereunder has been drawn, or if excess funds remain following the termination of the funding obligation giving rise to the deposit of such funds in the RDD Funding Account, such Eligible Investments on deposit in the RDD Funding Account for the purpose of fulfilling such commitment shall be transferred to the Principal Collection Account, treated as Principal Proceeds and applied in accordance with the Priority of Payments.  The RDD Funding Account shall remain at all times with the Corporate Trust Office or a financial institution having a long-term debt rating from Moody’s at least equal to “A-” or “A2,” as applicable, and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) or a short-term debt rating at least equal to “A-1,” “P-1” or “F1,” as applicable, and “R-1(middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) (or, in each case, such lower rating as the applicable Rating Agency shall approve).

(b)                                 Except as provided in Section 10.6(c) below, funds in the RDD Funding Account shall be available solely to fund RDD Funding Advances under any RDD Mortgage Assets included in the Mortgage Assets.

(c)                                  The Collateral Manager or the CLO Servicer, as applicable, shall direct the Trustee to withdraw funds from the RDD Funding Account to fund any required RDD Funding Advances for any RDD Mortgage Asset.  Pursuant to an Issuer Order, all or a portion of the funds, as specified in such Issuer Order, on deposit in the RDD Funding Account in respect of amounts previously held on deposit in respect of unfunded commitments for RDD Mortgage Assets that have been sold or otherwise disposed of before such commitments thereunder have been drawn or as to which excess funds remain shall be transferred by the Trustee to the Collection Account as Principal Proceeds.

Section 10.7                             Expense Account.

(a)                                 The Trustee shall prior to the Closing Date establish a Securities Account with the Custodial Securities Intermediary which shall be designated as the “Expense Account” which shall be held in trust in the name of the Trustee for the benefit of the Secured Parties.  The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Payment Date), accrued and unpaid Company Administrative Expenses (other than accrued and unpaid expenses and indemnities payable to the Collateral Manager under the Collateral Management Agreement); provided that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of a Company Administrative Expense on any day other than a Payment Date if, in its reasonable determination, taking into account the Priority of Payments, the payment of such amounts is likely to leave insufficient funds available to pay in full each of the items payable prior thereto in the Priority of Payments on the next succeeding Payment Date.  On the Closing Date, Arbor Parent or its Affiliates shall deposit into the Expense Account an amount equal to U.S.$125,000.  On or after the first Payment Date, any amount remaining in the Expense Account may, at the election of the Collateral Manager be designated as Interest Proceeds.  On the date on which all or substantially all of the Issuer’s assets have been sold or otherwise disposed of, the Issuer by Issuer Order executed by an Authorized Officer of the Collateral Manager shall direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, transfer all amounts on deposit in the Expense Account to the Interest Collection Account for application pursuant to Section 11.1(a)(i) as Interest Proceeds.  Amounts credited to the Expense Account may be applied on or prior to the Determination Date preceding the first Payment Date to pay amounts due in connection with the offering of the Notes.

(b)                                 On each Payment Date, the Collateral Manager may designate Interest Proceeds (in an amount not to exceed U.S.$100,000 on such Payment Date) after application of amounts payable pursuant to clauses (1) through (13) of Section 11.1(a)(i) for deposit into the Expense Account.

(c)                                  The Trustee agrees to give the Issuer immediate notice if it becomes aware that the Expense Account or any funds on deposit therein, or otherwise to the credit of the Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Issuer shall not have any legal, equitable or beneficial interest in the Expense Account.  The Expense Account shall remain at all times with the Corporate Trust Office or a financial institution having capital and surplus of at least U.S.$200,000,000 and a long-term debt rating at least equal to “Baa1” by Moody’s and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)).

(d)                                 The Collateral Manager, on behalf of the Issuer, may direct the Trustee to, and upon such direction the Trustee shall, invest all funds in the Expense Account in Eligible Investments designated by the Collateral Manager.  All interest and other income from such investments shall be deposited in the Expense Account, any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account.  The Trustee shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof.  If the Trustee does not receive investment instructions from an Authorized Officer of the Collateral Manager, the Trustee shall invest funds received in the Expense Account in Eligible Investments of the type described in clause (ii) of the definition thereto.

Section 10.8                             [Reserved]

Section 10.9                             Interest Advances.

(a)                                 With respect to each Determination Date for which the sum of Interest Proceeds and, if applicable, Principal Proceeds, collected during the related Due Period that are available to pay interest on the Offered Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Offered Notes on the following Payment Date as a result of interest shortfalls on the Mortgage Assets (the amount of such insufficiency, an “Interest Shortfall”), the Trustee shall provide the Advancing Agent with written notice of such Interest Shortfall no later than the close of business on the Business Day following such Determination Date.  The Trustee shall provide the Advancing Agent with notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Trustee after delivery of such initial notice that reduce such Interest Shortfall.  No later than 5:00 p.m. (New York time) on the Business Day immediately preceding the related Payment Date (but in any event no earlier than one Business Day following the Advancing Agent’s receipt of notice of such Interest Shortfall), the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.9(b), and subject in all events to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate of such Interest Shortfalls that would otherwise occur on the Offered Notes and (ii) the aggregate of the interest payments not received in respect of Mortgage Assets.  Notwithstanding the foregoing, in no circumstance will the Advancing Agent be required to make an Interest Advance in respect of a Mortgage Asset to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the aggregate outstanding principal amount of the Offered Notes.  Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Trustee on the same Business Day that such Interest Advance was made (or, if such Interest Advance is made prior to final determination by the Trustee of such Interest Shortfall, on the Business Day of such final determination).  The Advancing Agent shall provide the Trustee written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than the close of business on the Business Day immediately preceding the related Payment Date (or, in the event that the Advancing Agent did not receive notice of the related Interest Shortfall on the related Determination Date, no later than the close of business on the Business Day immediately following the Advancing Agent’s receipt of notice of such Interest Shortfall).  If the Advancing Agent shall fail to make any required Interest Advance at or prior to the time at which distributions are to be made pursuant to Section 11.1(a), the Backup Advancing Agent shall be required to make such Interest Advance, subject to a determination of recoverability by the Backup Advancing Agent as described in Section 10.9(b).  The Backup Advancing Agent shall be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would constitute a Nonrecoverable Interest Advance.  Based upon available information at the time, the Backup Advancing Agent, the Collateral Manager or the Advancing Agent will provide 15 days prior notice to the Rating Agencies if recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall on the next succeeding Payment Date.  No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Collateral Manager will provide the Rating Agencies notice of such recovery.

(b)                                 Notwithstanding anything herein to the contrary, neither the Advancing Agent nor the Backup Advancing Agent, as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will be recoverable from subsequent payments or collections with respect to all Mortgage Assets and has determined in its reasonable judgment that the recovery would not result in an Interest Shortfall.  In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent, as applicable, will take into account:

(i)                                     amounts that may be realized on each Underlying Mortgaged Property in its “as is” or then-current condition and occupancy;

(ii)                                  the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(iii)                               the possibility and effects of future adverse changes with respect to the Underlying Mortgaged Properties, and

(iv)                              the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance will be deemed to be nonrecoverable if the Advancing Agent or the Backup Advancing Agent, as applicable, determines that future Interest Proceeds and Principal Proceeds may be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time.  Absent bad faith, the determination by the Advancing Agent or the Backup Advancing Agent, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Holders of the Offered Notes.

(c)                                  Each of the Advancing Agent and the Backup Advancing Agent will be entitled to recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest Advance to the extent made), together with interest thereon, first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds to the extent that such reimbursement would not trigger an additional Interest Shortfall; provided that if at any time an Interest Advance is determined to be a Nonrecoverable Interest Advance, the Advancing Agent or the Backup Advancing Agent shall be entitled to recover all outstanding Interest Advances from the Collection Accounts on any Business Day during any Interest Accrual Period prior to the related Determination Date (or on a Payment Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments).  The Advancing Agent shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Interest Advances in such manner as the Advancing Agent determines is in the best interest of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, as a collective whole, which may include being reimbursed for Nonrecoverable Interest Advances in installments.

(d)                                 The Advancing Agent and the Backup Advancing Agent will each be entitled with respect to any Interest Advance made by it (including any Nonrecoverable Interest Advance to the extent made) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

(e)                                  The obligations of the Advancing Agent and the Backup Advancing Agent to make Interest Advances in respect of the Mortgage Assets will continue through the Stated Maturity Date, unless the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes are previously redeemed or repaid in full.

(f)                                   In no event will the Advancing Agent, in its capacity as such hereunder or the Trustee, in its capacity as Backup Advancing Agent hereunder, be required to advance any amounts in respect of payments of principal of any Mortgage Asset.

(g)                                  In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Advancing Agent Fee.  In consideration of the Backup Advancing Agent’s obligations hereunder, the Backup Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Backup Advancing Agent Fee.  If the Backup Advancing Agent makes an Interest Advance that the Advancing Agent failed to make and did not determine to be nonrecoverable, the Backup Advancing Agent will be entitled to receive the Advancing Agent’s Fee for so long as such Interest Advance is outstanding.

(h)                                 The determination by the Advancing Agent or the Backup Advancing Agent, as applicable, (i) that it has made a Nonrecoverable Interest Advance or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Issuer and the Rating Agencies, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent or the Backup Advancing Agent, entitlement to reimbursement with respect to, any Interest Advance.

(i)                                     If a Scheduled Distribution on any Mortgage Asset is not paid to the Trustee on the Due Date therefor, the Trustee shall provide the Advancing Agent with notice of such default on the Business Day immediately following such default.  In addition, upon request, the Trustee shall provide the Advancing Agent (either electronically or in hard-copy format), with copies of all reports received from any trustee, trust administrator, master servicer or similar administrative entity with respect to the Mortgage Assets and the Trustee shall promptly make available to the Advancing Agent any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder to permit the Advancing Agent to make a determination of recoverability with respect to any Interest Advance and to otherwise perform its advancing functions under this Indenture.

Section 10.10                      Reports by Parties.

(a)                                 The Trustee shall supply, in a timely fashion, to the Issuer, the Co-Issuer, the Preferred Shares Paying Agent and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Co-Issuer, the Preferred Shares Paying Agent or the Collateral Manager may from time to time request with respect to the Assets or the Accounts and provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.11 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement.  The Trustee shall forward to the Collateral Manager copies of notices and other writings received by it from the borrower with respect to any Mortgage Asset advising the holders of such Mortgage Asset of any rights that the holders might have with respect thereto as well as all periodic financial reports received from such borrower with respect to such borrower.  Each of the Issuer and Collateral Manager shall promptly forward to the Trustee any information in their possession or reasonably available to them concerning any of the Assets that the Trustee reasonably may request or that reasonably may be necessary to enable the Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture.

Section 10.11                      Reports; Accountings.

(a)                                 The Collateral Administrator shall update the Assets on a database with information provided to it on an ongoing basis and provide access to the information maintained by the Collateral Administrator to, and upon reasonable request of the Collateral Manager, shall assist the Collateral Manager in performing its duties under the Collateral Management Agreement, each in accordance with this Indenture.

(b)                                 The Collateral Administrator shall perform the following functions during the term of this Indenture:

(i)                                     create and maintain a database with respect to the Mortgage Assets (the “Database”);

(ii)                                  permit access to the information contained in the Database by the Collateral Manager and the Issuer;

(iii)                               on a monthly basis monitor and update the Database for ratings changes;

(iv)                              update the Database for Mortgage Assets or Eligible Investments acquired or sold or otherwise disposed of;

(v)                                 prepare and arrange for the delivery to the Rating Agencies, the Collateral Manager, the Placement Agent and upon request therefor, any Holder of a Note shown on the Notes Registrar, any Preferred Shareholder shown on the register maintained by the Share Registrar;

(vi)                              prepare and arrange for the delivery to the Collateral Manager and upon request therefor, any Holder of a Note shown on the register maintained by the Notes Registrar, any Preferred Shareholder shown on the register maintained by the Share Registrar, the firm of Independent certified public accountants appointed pursuant to Section 10.13(a) hereof, the Rating Agencies, the Depository (with instructions to forward it to each of its participants who are holders of any Notes);

(vii)                           assist in preparing and arrange for the delivery to the Collateral Manager of the Redemption Date Statement;

(viii)                        arrange for the delivery to the Rating Agencies of all information or reports required under this Indenture, including, but not limited to, providing the Rating Agencies with (A) written notice of (1) any breaches under any of the Transaction Documents and (2) the termination or change of any parties to the Transaction Documents, in each case, for which the Collateral Administrator has received prior written notice pursuant to the terms of the Transaction Document and (B) each Monthly Report in Microsoft Excel spreadsheet format; and

(ix)                              assist the Independent certified public accountants in the preparation of those reports required under Section 10.13 hereof by providing access to the information contained in the Database.

(c)                                  The Collateral Administrator, on behalf of the Issuer, shall compile and provide or make available, on its website initially located at https://usbtrustgateway.usbank.com, to the Rating Agencies, the Trustee, the Collateral Manager, the Placement Agent and, upon request therefor, any Holder of a Note shown on the Notes Register, any Preferred Shareholder shown on the register maintained by the Share Registrar, the firm of Independent certified public accountants appointed pursuant to Section 10.13(a) hereof or the Depository, on each Payment Date, determined as of the preceding Determination Date, a monthly report (the “Monthly Report”).  The Monthly Report shall contain the following information and instructions with respect to the Mortgage Assets and Eligible Investments included in the Assets based in part on information provided by the Collateral Manager:

(i)                                     the Aggregate Principal Balance of all Mortgage Assets, together with a calculation, in reasonable detail, of the sum of (A) the Aggregate Principal Balance of all Mortgage Assets (other than Defaulted Mortgage Assets) plus (B) the Principal Balance of each Asset which is a Defaulted Mortgage Asset;

(ii)                                  the balance of all Eligible Investments and Cash in each of the Interest Collection Account, the Principal Collection Account, the RDD Funding Account and the Expense Account;

(iii)                               the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds, Unscheduled Principal Payments and Sale Proceeds, received since the date of determination of the last Monthly Report;

(iv)                              with respect to each Mortgage Asset and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life and borrower;

(v)                                 the identity of each Mortgage Asset that was sold or disposed of pursuant to Section 12.1 (indicating whether such Mortgage Asset is a Defaulted Mortgage Asset or a Credit Risk Mortgage Asset (in each case, as reported in writing to the Issuer by the Collateral Manager) and whether such Mortgage Asset was sold pursuant to Section 12.1(a)(i) or (ii)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;

(vi)                              the identity of each Mortgage Asset which became a Defaulted Mortgage Asset or a Credit Risk Mortgage Asset since the date of determination of the last Monthly Report;

(vii)                           the Aggregate Principal Balance of all Mortgage Assets that are backed or otherwise invested in properties located in any single U.S. state (for each such state) based on information provided by the Collateral Manager;

(viii)                        the Par Value Ratio and the Interest Coverage Ratio, and a statement as to whether the Interest Coverage Test and the Par Value Test are satisfied;

(ix)                              the Weighted Average Spread;

(x)                                 based upon information supplied by the Collateral Manager, the Average Life of each Mortgage Asset and the Weighted Average Life of all the Mortgage Assets;

(xi)                              based upon information supplied by the Collateral Manager, the Moody’s Weighted Average Rating Factor;

(xii)                           the Principal Balance of each Mortgage Asset that is on credit watch with negative implications;

(xiii)                        the Principal Balance of each Mortgage Asset that is on credit watch with positive implications;

(xiv)                       the amount of the current portion and the unpaid and unwaived portion, if any, of the Collateral Manager Fee with respect to the related Payment Date;

(xv)                          the amount of all RDD Funding Advances that were advanced;

(xvi)                       the percentage (based on the outstanding Aggregate Principal Balances of the Mortgage Assets) of the Mortgage Assets which have a maturity date occurring on or prior to each Payment Date;

(xvii)                    Principal Proceeds and Interest Proceeds received by the Issuer received in the related Due Period;

(xviii)                 the Net Outstanding Portfolio Balance as of the close of business on the last Business Day of each Due Period after giving effect to the Principal Proceeds as of the last Business Day of such Due Period, principal collections received from Mortgage Assets in the related Due Period, the reinvestment of such proceeds in Eligible Investments during such Due Period and the Mortgage Assets that were released during such Due Period;

(xix)                       the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Due Period and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class, the amount of principal payments to be made on the Notes of each Class on the next Payment Date, the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the payment of principal on the related Payment Date and such Aggregate Outstanding Amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;

(xx)                          the Class A Interest Distribution Amount, the Class A-S Interest Distribution Amount, the Class B Interest Distribution Amount, the Class C Interest Distribution Amount, the Class D Interest Distribution Amount, the Class E Interest Distribution Amount and the Class F Interest Distribution Amount for the related Payment Date and the aggregate amount paid for all prior Payment Dates in respect of such amounts;

(xxi)                       with the assistance of the Collateral Manager, the Company Administrative Expenses on an itemized basis, the Collateral Manager Fee payable by the Issuer on the related Payment Date;

(xxii)                    with the assistance of the Collateral Manager as set forth in Section 10.11(e), (A) the balance on deposit in the Interest Collection Account and the Principal Collection Account at the end of the related Due Period, (B) the amounts payable from the Collection Accounts to the Payment Account in order to make payments pursuant to Section 11.1(a) on the related Payment Date (the amounts payable pursuant to each such clause to be set forth and identified separately) and (C) the balance of Principal Proceeds and the balance of Interest Proceeds remaining in the Collection Accounts immediately after all payments and deposits to be made on the related Payment Date;

(xxiii)                 the amount to be paid to the Advancing Agent or the Backup Advancing Agent, as applicable, as reimbursement of Interest Advances and Reimbursement Interest and calculate the amount of the Nonrecoverable Interest Advances to be paid to the Advancing Agent or the Backup Advancing Agent, as applicable;

(xxiv)                the amount on deposit in the Expense Account, the Unused Proceeds Account and the RDD Funding Account;

(xxv)                   the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds, Unscheduled Principal Payments and Sale Proceeds, received since the date of determination of the last Monthly Report; and

(xxvi)                with respect to each Mortgage Asset and each Eligible Investment that is part of the Assets, its Principal Balance, annual interest rate, average life, issuer and Moody’s Rating;

(xxvii)             the identity of each Mortgage Asset that was sold or disposed of pursuant to Section 12.1 (indicating whether such Mortgage Asset is a Defaulted Mortgage Asset or Credit Risk Mortgage Asset or otherwise (in each case, as reported in writing to the Issuer by the Collateral Manager) and whether such Mortgage Asset was sold pursuant to Section 12.1(a) or (b)) or Granted to the Trustee since the date of determination of the most recent Monthly Report;

(xxviii)          the identity of each Mortgage Asset which became a Defaulted Mortgage Asset or a Credit Risk Mortgage Asset since the date of determination of the last Monthly Report; and

(xxix)                subject to the availability of such information to the Collateral Manager and the delivery of such information by the Collateral Manager to the Collateral Administrator, with respect to each Mortgage Asset on a semi-annual basis, the net cash flow on each real property underlying or related to such Mortgage Asset;

(xxx)                   the identity of each bond, note and other security held by the Issuer (together with a notation with respect thereto as to whether such bond, note or other security is a Permitted Exchange Security);

(xxxi)                confirmation that the Collateral Manager has received written confirmation from ARMS Equity (in such capacity, the “Retention Holder”) and Arbor Parent that the Retention Holder continues to retain the Retained Interest, that Arbor Parent continues to retain a 100% ownership interest in the Retention Holder; and that none of the Retention Holder, Arbor Parent and any of its respective affiliates has sold, hedged or otherwise mitigated its credit risk under or associated with the Retained Interest, the 100% ownership interest in the Retention Holder or the underlying portfolio of Mortgage Assets, except to the extent permitted in accordance with the EU Retention Requirements; and

(xxxii)             such other information as the Collateral Manager, the Collateral Administrator or the Trustee may reasonably request.

(d)                                 The Collateral Administrator, on behalf of the Issuer and upon request of the Collateral Manager shall calculate the Par Value Ratio and the Interest Coverage Ratio in respect of each Measurement Date and indicate pursuant to clause (viii) of each Monthly Report whether the Par Value Test and the Interest Coverage Test are met and report to the Issuer, the Co-Issuer and the Collateral Manager on each Measurement Date.

(e)                                  Upon receipt of each Monthly Report and each Redemption Date Statement, the Collateral Manager shall compare the information contained in its records with respect to the Assets and shall, within five Business Days after receipt of each such Monthly Report or such Redemption Date Statement, notify the Issuer and the Collateral Administrator whether such information contained in the Monthly Report or the Redemption Date Statement, as the case may be, conforms to the information maintained by the Collateral Manager with respect to the Assets, or detail any discrepancies.  If any discrepancy exists, the Collateral Administrator, the Issuer and the Collateral Manager shall attempt to resolve the discrepancy.  If such discrepancy cannot be promptly resolved, the Collateral Administrator shall cause the firm of Independent certified public accountants appointed by the Issuer pursuant to Section 10.13 hereof to review such Monthly Report or Redemption Date Statement, as the case may be, and the Collateral Manager’s records and the Collateral Administrator’s records to determine the cause of such discrepancy.  If such review reveals an error in the Monthly Report or Redemption Date Statement, as the case may be, or the Collateral Administrator’s or the Collateral Manager’s records, the Monthly Report or Redemption Date Statement, as the case may be, or the Collateral Administrator’s or the Collateral Manager’s records, shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.  The Rating Agencies (in each case only so long as any Class of Notes is rated), the Placement Agent and the Collateral Manager shall be notified in writing of any such revisions by the Collateral Administrator, on behalf of the Issuer.

(f)                                   All information made available on the Collateral Administrator’s website will be restricted and the Collateral Administrator will only provide access to such reports to those parties entitled thereto pursuant to this Indenture.  In connection with providing access to its website, the Collateral Administrator may require registration and the acceptance of a disclaimer.

The Monthly Report shall also contain the following statements:

“Instruction to Participant:  Please send
this to the beneficial owners of the Notes”

Reminder to Owners of each Class of Notes:

Each owner or beneficial owner of Notes must be (A) either (1) a U.S. Person who is a QIB or (2) solely with respect to Notes issued as Definitive Notes, a U.S. Person who is an IAI that is, in each case, also a Qualified Purchaser as defined by the Investment Company Act of 1940 or an entity owned exclusively by one or more Qualified Purchasers or (B) not a U.S. Person, and if a U.S. Person, can represent as follows:

(i)                                     it is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers;

(ii)                                  it is not a participant-directed employee plan such as a 401(k) plan or a trust fund that holds the assets of such a plan;

(iii)                               it is acting for its own account or for the account of another person who is a QIB and a Qualified Purchaser that is not included in (i) or (ii) above;

(iv)                              it is not formed for the purpose of investing in the Notes;

(v)                                 it, and each account for which it holds the Notes, shall hold at least the minimum denomination therefor; and

(vi)                              it will provide notice of these transfer restrictions to any transferee from it.

(g)                                  Each Monthly Report (after approval by the Collateral Manager after giving effect to any revisions thereto in accordance with Section 10.11(e)) shall constitute instructions from the Collateral Manager, on behalf of the Issuer, to the Trustee to transfer funds from the Collection Accounts to the Payment Account pursuant to Section 10.2(d) and to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in the Monthly Report, as applicable, in the manner specified, and in accordance with the priorities established, in Section 11.1 hereof.

(h)                                 Not more than five Business Days after receiving an Issuer Request requesting information regarding a redemption of the Notes of a Class as of a proposed

Redemption Date set forth in such Issuer Request, the Trustee shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Collateral Manager (which shall review such statement in the manner provided for in Section 10.11(e)), the Preferred Shares Paying Agent:

(i)                                     the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii)                                  the amount of accrued interest due on such Notes as of the last day of the Interest Accrual Period immediately preceding such Redemption Date;

(iii)                               the Redemption Price;

(iv)                              the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof); and

(v)                                 the amount in the Accounts (other than the Preferred Share Distribution Account) available for application to the redemption of such Notes.

(i)                                     After the Closing Date, the Trustee shall make available via its website the following “risk retention special notices”, if any, in each case to the extent received by the Trustee from the Collateral Manager:

(i)                                     the fair value (expressed as a percentage of the fair value of all of the Securities and dollar amount) of the eligible horizontal residual interest that the Retaining Sponsor is required to retain under the U.S. Credit Risk Retention Rules; and

(ii)                                  any material differences between the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values prior to the pricing of the Notes and the Closing Date.

The Trustee shall have no responsibility for the accuracy or completeness of such received risk retention special notice.

(j)                                    The Collateral Administrator, on behalf of the Issuer, shall provide or make available, on its website initially located at https://usbtrustgateway.usbank.com, to the Rating Agencies, the Trustee, the Collateral Manager, the Placement Agent and, upon request therefor, any Holder of a Note shown on the Notes Register, any Preferred Shareholder shown on the register maintained by the Share Registrar, the firm of Independent certified public accountants appointed pursuant to Section 10.13(a) hereof or the Depository (i) on each Payment Date, reports received from the CLO Servicer setting forth the information in the reports comprising the “CREFC® Investor Reporting Package” and (ii) on a quarterly or other periodic basis, any such additional information as shall be instructed by the Collateral Manager with respect to the Mortgage Assets, which may include certain updated property-level information that the CLO Servicer in its sole discretion elects to make available.

(k)                                 Certain information concerning the Collateral and the Notes, including Monthly Reports, the CREFC® Investor Reporting Packages and supplemental notices, shall be provided by the Collateral Administrator to each of certain market data providers authorized by the Issuer, or the Collateral Manager on its behalf, upon (in each case) receipt by the Collateral Administrator of a certification in the form of Exhibit M hereto. The Issuer hereby authorizes the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Thomson Reuters Corporation and PricingDirect Inc.

Section 10.12                      Release of Mortgage Assets; Release of Assets.

(a)                                 If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer (or the Collateral Manager on behalf of the Issuer) may direct the Trustee to release such Pledged Mortgage Asset from the lien of this Indenture, by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Pledged Mortgage Asset certifying that (i) it has sold such Pledged Mortgage Asset pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1, the proceeds from any such sale of Mortgage Assets are sufficient to redeem the Notes pursuant to Section 9.1 (which certifications shall be deemed to be made upon delivery of an Issuer Order in respect of such sale), and, upon receipt of such Issuer Order, the Trustee shall deliver any such Pledged Mortgage Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, or, if such Pledged Mortgage Asset is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order.  If requested, the Trustee may deliver any such Pledged Mortgage Asset in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom.  The Trustee shall (i) deliver any agreements and other documents in its possession relating to such Pledged Mortgage Asset and (ii) if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.

(b)                                 The Issuer (or the Collateral Manager on behalf of the Issuer) may, by Issuer Order, delivered to the Trustee at least three Business Days prior to the date set for redemption or payment in full of a Pledged Mortgage Asset, certifying that such Pledged Mortgage Asset is being paid in full, direct the Trustee, or at the Trustee’s instructions, the Custodial Securities Intermediary, to deliver such Pledged Mortgage Asset and the related Mortgage Asset File therefor on or before the date set for redemption or payment, in each case against receipt of the applicable redemption price or payment in full thereof.

(c)                                  With respect to any Mortgage Asset subject to a workout or restructured, the Issuer (or the Collateral Manager on behalf of the Issuer) may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Mortgage Asset is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto, direct the Trustee or at the Trustee’s instructions, the Custodial Securities Intermediary, to deliver any Assets in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)                                 The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Mortgage Asset in the Principal Collection Account unless simultaneously applied to the purchase of Reinvestment Mortgage Assets, subject to the Reinvestment Criteria, or Eligible Investments under and in accordance with the requirements of Article 12 and this Article 10.  Neither the Trustee nor the Custodial Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any such proceeds prior to receipt of payment in accordance herewith.

(e)                                  The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets from the lien of this Indenture.

(f)                                   Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Mortgage Asset, the Trustee on behalf of the Issuer will promptly notify the Collateral Manager and the CLO Servicer of such request, and the Trustee shall grant any waiver or consent, and enter into any amendment or other modification as instructed in writing by the CLO Servicer in accordance with the Servicing Agreement.  In the case of any modification or amendment that results in the release of the related Mortgage Asset, notwithstanding anything to the contrary in Section 5.5(a), the Trustee shall release of the related Mortgage Asset and the related Mortgage Asset File from the lien of this Indenture upon the written instruction of the CLO Servicer in accordance with the Servicing Agreement.  In the absence of such instruction from the CLO Servicer, the Trustee shall have no obligation to take any such action.

Section 10.13                      Reports by Independent Accountants.

(a)                                 On or about the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture.  The Collateral Manager, on behalf of the Issuer, shall have the right to remove such firm or any successor firm.  Upon any resignation by or removal of such firm, the Collateral Manager, on behalf of the Issuer, shall promptly appoint, by Issuer Order delivered to the Trustee, a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation.  If the Collateral Manager, on behalf of the Issuer, shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or been removed, within 30 days after such resignation or removal, the Issuer shall promptly notify the Trustee of such failure in writing. If the Collateral Manager, on behalf of the Issuer, shall not have appointed a successor within ten days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as provided in the Priority of Payments.

(b)                                 Within 60 days after December 31 of each year (commencing with December 31, 2018), the Issuer shall cause to be delivered to the Trustee and the Collateral Manager an Accountants’ Report specifying the procedures applied and the associated findings with respect to the Monthly Reports and any Redemption Date Statements prepared in the year ending on such date.  If at any time a successor firm of Independent certified public accountants is appointed, prior to the Payment Date following the date of such appointment), the Issuer shall deliver to the Trustee a draft of an (or form of) Accountant’s Report specifying in advance the procedures that such firm will be applying in making the aforementioned findings throughout the term of its service as accountants to the Issuer.  The Trustee shall promptly forward a copy of such draft of an (or form of) Accountant’s Report to the Collateral Manager.

Section 10.14                      Reports to Rating Agencies.

(a)                                 In addition to the information and reports specifically required to be provided to the Rating Agencies pursuant to the terms of this Indenture, the Trustee shall provide the Rating Agencies with all information or reports delivered by the Trustee hereunder, and such additional information as the Rating Agencies may from time to time reasonably request and the Trustee determines in its sole discretion may be obtained and provided without unreasonable burden or expense.  The Issuer shall promptly notify the Trustee and the Preferred Shares Paying Agent if a Rating Agency’s rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, downgraded or withdrawn.

(b)                                 The Issuer (or the Collateral Manager on behalf of the Issuer) shall provide the Rating Agencies with all information and reports delivered to the Trustee hereunder.

(c)                                  All additional reports to be sent to the Rating Agencies pursuant to clause (a) above shall be reviewed prior to such transmission by the Collateral Manager.

(d)                                 The Issuer shall cause to be provided all 17g-5 Information to the Rating Agencies in the manner specified in Section 14.13.

For the avoidance of doubt, any such information referred to in this Section 10.14 shall not include any of the Accountants’ Reports.

Section 10.15                      Certain Procedures.

(a)                                 For so long as the Notes may be transferred only in accordance with Rule 144A or another exemption from registration under the Securities Act, the Issuer (or the Collateral Manager on behalf of the Issuer) will ensure that any Bloomberg screen containing information about the Rule 144A Global Securities includes the following (or similar) language:

(i)                                     the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Securities will state: “Iss’d Under 144A/3c7”;

(ii)                                  the “Security Display” page will have the flashing red indicator “See Other Available Information”; and

(iii)                               the indicator will link to the “Additional Security Information” page, which will state that the Offered Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are both (i) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (ii) qualified purchasers (as defined under Section 3(c)(7) under the 1940 Act of 1940).

(b)                                 For so long as the Rule 144A Global Securities are registered in the name of DTC or its nominee, the Issuer (or the Collateral Manager on behalf of the Issuer) will instruct DTC to take these or similar steps with respect to the Rule 144A Global Securities:

(i)                                     the DTC 20-character security descriptor and 48-character additional descriptor will indicate with marker “3c7” that sales are limited to (i) QIBs and (ii) Qualified Purchasers;

(ii)                                  where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, it will have the 20-character security descriptor printed on it.  Where the DTC deliver order ticket is electronic, it will have a “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restriction; and

(iii)                               DTC will send an “Important Notice” outlining the 3(c)(7) restrictions applicable to the Rule 144A Global Securities to all DTC participants in connection with the initial offering of the Offered Notes by the Co-Issuers.

ARTICLE 11

APPLICATION OF AMOUNTS

Section 11.1                             Disbursements of Amounts from Payment Account.

(a)                                 Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 hereof, on each Payment Date, the Trustee shall disburse amounts transferred to the Payment Account from the Interest Collection Account and the Principal Collection Account pursuant to Section 10.2 hereof in accordance with the following priorities (the “Priority of Payments”):

(i)                                     Interest Proceeds. On each Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as a result of an Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1)                                 to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer, if any;

(2)                                 (a) first, to the extent not previously reimbursed, to the Advancing Agent or the Backup Advancing Agent, the aggregate amount of any Nonrecoverable Interest Advances due and payable to such party, (b) second, to the Advancing Agent or the Backup Advancing Agent (if the Advancing Agent has failed to make any Interest Advance required to be made by the Advancing Agent pursuant to the terms hereof), the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee (unless waived by the Advancing Agent) (provided that the Advancing Agent or Backup Advancing Agent, as applicable, has not failed to make any Interest Advance required to be made in respect of any Payment Date pursuant to the terms of this Indenture) and (c) third, to the Advancing Agent and the Backup Advancing Agent, (i) to the extent due and payable to such party, Reimbursement Interest and (ii) reimbursement of any outstanding Interest Advances not (in the case of this clause (ii)) to exceed the amount that would result in an Interest Shortfall with respect to such Payment Date;

(3)                                 (a) first, to the Backup Advancing Agent, the Backup Advancing Agent Fee and any previously due but unpaid Backup Advancing Agent Fees (provided that the Backup Advancing Agent has not failed to make any Interest Advance required to be made in respect of any Payment Date pursuant to the terms of this Indenture), (b) second, to the payment to the Trustee of the accrued and unpaid fees in respect of its services equal to the greater of (i) 0.020% per annum of the Aggregate Collateral Balance and (ii) U.S.$15,000 per annum, (c) third, to the payment of other accrued and unpaid Company Administrative Expenses of the Trustee, the Custodian, the Collateral Administrator, the Custodial Securities Intermediary, the Paying Agent, the Preferred Shares Paying Agent and the Calculation Agent, (d) fourth, to the CLO Servicer for payment of the Servicing Fee under the Servicing Agreement (but only in the event that Arbor Multifamily Lending, LLC or an affiliate thereof is not acting as the servicer of the Mortgage Assets and only to the extent such fees were not previously retained by the CLO Servicer out of amounts collected in respect of the Mortgage Assets in accordance with the terms of the Servicing Agreement) and (e) fifth, to the payment of any other accrued and unpaid Company Administrative Expenses, the aggregate of all such amounts in clauses (c), (d) and (e) above (including such amounts paid since the previous Payment Date from the Expense Account) not to exceed the greater of (i) 0.1% per annum of the Aggregate Collateral Balance and (ii) U.S.$125,000 per annum;

(4)                                 to the payment of the Collateral Manager Fee and any previously due but unpaid Collateral Manager Fees (but only in the event that Arbor Realty Collateral Management, LLC or an affiliate thereof is not acting as Collateral Manager);

(5)                                 to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

(6)                                 to the payment of the Class A-S Interest Distribution Amount, plus, any Class A-S Defaulted Interest Amount;

(7)                                 to the payment of the Class B Interest Distribution Amount, plus, any Class B Defaulted Interest Amount;

(8)                                 to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;

(9)                                 to the payment of the Class D Interest Distribution Amount, plus, any Class D Defaulted Interest Amount;

(10)                          if either of the Note Protection Tests is not satisfied as of the Determination Date relating to such Payment Date, to the payment of, (i) first, principal on the Class A Notes, (ii) second, principal on the Class A-S Notes, (iii) third, principal on the Class B Notes, (iv) fourth, principal on the Class C Notes and (v) fifth, principal on the Class D Notes, in each case to the extent necessary to cause each of the Note Protection Tests to be satisfied or, if sooner, until the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes have been paid in full;

(11)                          on each Payment Date following the occurrence of a Rating Confirmation Failure, to the payment of principal of each Class of the Offered Notes, (i) first, to the Class A Notes, (ii) second, to the Class A-S Notes, (iii) third, to the Class B Notes, (iv) fourth, to the Class C Notes and (v) fifth, to the Class D Notes, in each case until the rating assigned on the Closing Date to each Class of Notes has been reinstated or such Class has been paid in full;

(12)                          to the payment of the Class E Interest Distribution Amount, plus, any Class E Defaulted Interest Amount;

(13)                          to the payment of the Class E Deferred Interest (if any);

(14)                          to the payment of the Class F Interest Distribution Amount, plus, any Class F Defaulted Interest Amount;

(15)                          to the payment of the Class F Deferred Interest (if any);

(16)                          to the payment of any Company Administrative Expenses not paid pursuant to clause (3) above in the order specified therein;

(17)                          upon direction of the Collateral Manager, for deposit into the Expense Account in an amount not to exceed U.S.$100,000 in respect of such Payment Date; and

(18)                          any remaining Interest Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holder of the Preferred Shares as payment of the Preferred Shares Distribution Amount subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(ii)                                  Principal Proceeds.  On each Payment Date that is not a Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as a result of an Event of Default, Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1)                                 to the payment of the amounts referred to in clauses (1) through (9) of Section 11.1(a)(i) in the same order of priority specified therein, without giving effect to any limitations on amounts payable set forth therein, but only to the extent not paid in full thereunder;

(2)                                 on the Payment Date following the Ramp-Up Completion Date, to the payment of principal, in an amount equal to all amounts remaining in the Unused Proceeds Account as of the Ramp-Up Completion Date, (i) first, to the

Class A Notes, (ii) second, to the Class A-S Notes, (iii) third, to the Class B Notes, (iv) fourth, to the Class C Notes and (v) fifth, to the Class D Notes in each case until such Class has been paid in full;

(3)                                 on each Payment Date following the occurrence of a Rating Confirmation Failure, to the extent that application of Interest Proceeds pursuant to Section 11.1(a)(i)(11) is insufficient to cause the ratings assigned to each Class of the Notes to be reinstated or to cause any affected Class to be paid in full, to the payment of principal (i) first, to the Class A Notes, (ii) second, to the Class A-S Notes, (iii) third, to the Class B Notes, (iv) fourth, to the Class C Notes and (v) fifth, to the Class D Notes, in each case until the rating assigned on the Closing Date to each Class of Notes has been reinstated or such Class has been paid in full;

(4)                                 during the Reinvestment Period, so long as the Issuer is permitted to purchase Reinvestment Mortgage Assets in accordance with Section 12.2, at the direction of the Collateral Manager, the amount designated by the Collateral Manager during the related Interest Accrual Period for payment of the purchase price of Reinvestment Mortgage Assets;

(5)                                 to the payment of principal of the Class A Notes until the Class A Notes have been paid in full;

(6)                                 to the payment of principal of the Class A-S Notes until the Class A-S Notes have been paid in full;

(7)                                 to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(8)                                 to the payment of principal of the Class C Notes until the Class C Notes have been paid in full; and

(9)                                 to the payment of principal of the Class D Notes until the Class D Notes have been paid in full;

(10)                          to the payment of principal of the Class E Notes (including Class E Deferred Interest) until the Class E Notes have been paid in full;

(11)                          to the payment of principal of the Class F Notes (including Class F Deferred Interest) until the Class F Notes have been paid in full; and

(12)                          any remaining Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holders of the Preferred Shares as payment of the Preferred Shares Distribution Amount subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(iii)                               Redemption Dates During Events of Default.  On any Redemption Date or a Payment Date following the occurrence and continuation of an acceleration of the Notes as result of an Event of Default, Interest Proceeds and Principal Proceeds with respect to the related Due Period will be distributed in the following order of priority:

(1)                                 to the payment of the amounts referred to in clauses (1) through (4) of Section 11.1(a)(i) in the same order of priority specified therein, but without giving effect to any limitations on amounts payable set forth therein;

(2)                                 to the payment of any out-of-pocket fees and expenses of the Issuer and Trustee (including legal fees and expenses) incurred in connection with an acceleration of the Notes following an Event of Default, including in connection with sale and liquidation of any of the Assets in connection therewith;

(3)                                 to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

(4)                                 to the payment in full of principal of the Class A Notes;

(5)                                 to the payment of the Class A-S Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

(6)                                 to the payment in full of principal of the Class A-S Notes;

(7)                                 to the payment of the Class B Interest Distribution Amount, plus, any Class B Defaulted Interest Amount;

(8)                                 to the payment in full of principal of the Class B Notes;

(9)                                 to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;

(10)                          to the payment in full of principal of the Class C Notes;

(11)                          to the payment of the Class D Interest Distribution Amount, plus, any Class D Defaulted Interest Amount;

(12)                          to the payment in full of principal of the Class D Notes;

(13)                          to the payment of the Class E Interest Distribution Amount, plus, any Class E Defaulted Interest Amount;

(14)                          to the payment in full of principal of the Class E Notes (including any Class E Deferred Interest);

(15)                          to the payment of the Class F Interest Distribution Amount, plus, any Class E Defaulted Interest Amount;

(16)                          to the payment in full of principal of the Class F Notes (including any Class F Deferred Interest); and

(17)                          any remaining Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Shares Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the holder of the Preferred Shares as payment of the Preferred Shares Distribution Amount subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(b)                                 On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.2(e), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c)                                  If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Trustee pursuant to Section 10.11(e) hereof, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1 hereof, to the extent funds are available therefor.

(d)                                 If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any lettered clause of Section 11.1(a)(i), Section 11.1(a)(ii) or Section 11.1(a)(iii), the Trustee shall make the disbursements called for by such clause ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(e)                                  In the event that Interest Proceeds or Principal Proceeds on any Payment Date are to be applied to the payment of principal of or interest on any Class of Notes pursuant to Section 11.1(a)(i), Section 11.1(a)(ii) or Section 11.1(a)(iii), such payments will be made to Noteholders of each applicable Class, as to each such Section, pro rata based on the amounts thereof then due and payable.

(f)                                   In connection with any required payment by the Issuer to the CLO Servicer pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Mortgage Assets, such amounts shall be distributed to the CLO Servicer pursuant to the terms of the Servicing Agreement.

Section 11.2                             Securities Accounts.

All amounts held by, or deposited with the Trustee in the Collection Accounts, the Payment Account, the Expense Account, the Unused Proceeds Account or the RDD Funding Account pursuant to the provisions of this Indenture, and not invested in Eligible Investments as herein provided, shall be credited to one or more securities accounts established and maintained pursuant to the Securities Account Control Agreement at the Corporate Trust Office of the Trustee, in its capacity as Custodial Securities Intermediary or at another financial institution whose long-

term rating is at least equal to, “A2” by Moody’s and “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s)) (or, in each case, such lower rating as the applicable Rating Agency shall approve) and agrees to act as a Securities Intermediary on behalf of the Trustee on behalf of the Secured Parties pursuant to an account control agreement in form and substance similar to the Securities Account Control Agreement.  To the extent amounts deposited in such trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments as directed by Issuer Order.

ARTICLE 12

SALE OF MORTGAGE ASSETS

Section 12.1                             Sales of Mortgage Assets.

(a)                                 Except as otherwise expressly permitted or required by this Indenture, the Issuer shall not sell or otherwise dispose of any Mortgage Asset.  The Collateral Manager, on behalf of the Issuer, acting pursuant to the Collateral Management Agreement may direct the Trustee in writing to sell:

(i)                                     any Defaulted Mortgage Asset at any time;

(ii)                                  a Buy/Sell Interest at any time; and

(iii)                               any Credit Risk Mortgage Asset on or prior to the last day of the Reinvestment Period unless (x) either of the Note Protection Tests were not satisfied as of the immediately preceding Determination Date and have not been cured as of the proposed sale date or (y) the Trustee, upon written direction of a majority of the Controlling Class, has provided written notice to the Collateral Manager that no further sales of Credit Risk Mortgage Assets shall be permitted.  The Trustee shall sell any Mortgage Asset in any sale permitted pursuant to this Section 12.1(a), as directed by the Collateral Manager.

(b)                                 In addition with respect to any Defaulted Mortgage Asset or Credit Risk Mortgage Asset permitted to be sold pursuant to Section 12.1(a), the Collateral Manager may, on behalf of the Issuer, instruct the Trustee to dispose of such Defaulted Mortgage Asset or Credit Risk Mortgage Asset in one of the following additional manners:

(i)                                     by purchasing or causing its affiliate to purchase (x) such Credit Risk Mortgage Asset or Defaulted Mortgage Asset from the Issuer for a cash purchase price that will be equal to the sum of (i) the Principal Balance thereof plus (ii) all accrued and unpaid interest thereon (such purchase, a “Credit Risk/Defaulted Mortgage Asset Cash Purchase”) (and no Advisory Committee consent will be required in connection with a Credit Risk/Defaulted Mortgage Asset Cash Purchase); or

(ii)                                  with respect to Defaulted Mortgage Assets upon disclosure to, and with the prior consent of, the Advisory Committee, directing the Issuer to exchange such Defaulted Mortgage Asset for (1) a Reinvestment Mortgage Asset owned by an affiliate of the Collateral Manager that satisfies the Eligibility Criteria (such Reinvestment Mortgage Asset, an “Exchange Mortgage Asset”) or (2) a combination of an Exchange Mortgage Asset and cash; provided that:

(1)                                 the sum of (1) the Principal Balance of such Exchange Mortgage Asset plus (2) all accrued and unpaid interest thereon plus (3) the Cash amount (if any) to be paid to the Issuer in respect of such exchange by such affiliate of the Collateral Manager, is equal to or greater than:

(2)                                 the sum of (1) the Principal Balance of the Defaulted Mortgage Asset sought to be exchanged plus (2) all accrued and unpaid interest thereon.

If a Mortgage Asset that is a Defaulted Mortgage Asset is not sold by the Issuer (at the direction of the Collateral Manager) within three years of such Mortgage Asset becoming a Defaulted Mortgage Asset, the Collateral Manager, on behalf of the Issuer, will use its commercially reasonable efforts to sell such Mortgage Asset as soon as commercially practicable thereafter.

(c)                                  After the Issuer has notified the Trustee of an Optional Redemption, a Clean-Up Call or a Tax Redemption in accordance with Section 9.1, the Collateral Manager, on behalf of the Issuer, and acting pursuant to the Collateral Management Agreement, may at any time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the

Collateral Manager in writing, any Mortgage Asset without regard to the foregoing limitations in Section 12.1(a); provided that:

(i)                                     the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Section 9.1, and upon any such sale the Trustee shall release such Mortgage Asset pursuant to Section 10.12;

(ii)                                  the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Mortgage Asset pursuant to this Section 12.1(c) unless:

(1)                                 the Collateral Manager certifies to the Trustee that, in the Collateral Manager’s reasonable business judgment based on calculations included in the certification (which shall include the sales prices of the Mortgage Assets), the Sale Proceeds from the sale of one or more of the Mortgage Assets and all Cash and proceeds from Eligible Investments will be at least equal to the Total Redemption Price; and

(2)                                 the Independent accountants appointed by the Issuer pursuant to Section 10.13 shall recalculate the calculations made in clause (1) above and prepare an agreed-upon procedures report.

(iii)                               in connection with an Optional Redemption, a Clean-up Call or a Tax Redemption, all the Mortgage Assets to be sold pursuant to this Section 12.1(c) must be sold in accordance with the requirements set forth in Section 9.1(e).

(d)                                 In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity Date of the Notes, the Collateral Manager will be required to determine whether the proceeds expected to be received on the Assets prior to the Stated Maturity Date of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity Date.  If the Collateral Manager determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes on the Stated Maturity Date of the Notes, the Issuer will, at the direction of the Collateral Manager, be obligated to liquidate the portion of Mortgage Assets sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity Date.  The Mortgage Assets to be liquidated by the Issuer will be selected by the Collateral Manager.

(e)                                  Notwithstanding anything herein to the contrary, (a) in the event that a “buy/sell” arrangement has been initiated with respect to a Buy/Sell Interest, or (b) a Mortgage Asset is subject to a workout and, in either case, the Collateral Manager determines in accordance with the Collateral Management Standard that the sale of any such Mortgage Asset is in the best interest of the Noteholders, the Collateral Manager may, on behalf of the Issuer, direct the Trustee to sell such Mortgage Asset in accordance with the terms of the related Underlying Instruments; provided that, in the event any such sale is to be made to an Affiliate of the Issuer or the Collateral Manager, such sale may be made only upon disclosure to, and with the prior consent of, the Advisory Committee.

(f)                                   Notwithstanding anything herein to the contrary, the Collateral Manager on behalf of the Issuer shall be permitted to sell to a Permitted Subsidiary any Sensitive Asset for consideration consisting of equity interests in such Permitted Subsidiary (or an increase in the value of equity interests already owned).

(g)                                  Notwithstanding anything herein to the contrary, to the extent the Collateral Manager deems necessary or advisable in accordance with the Collateral Management Standard, the Issuer may, at the direction of the Collateral Manager (but only upon disclosure to, and with the prior consent of, the Advisory Committee), assign its right to purchase under a “buy/sell” arrangement in respect of a Mortgage Asset to the Holder of the Preferred Shares or any Affiliate thereof.

Section 12.2                             Reinvestment Mortgage Assets.

(a)                                 Except as provided in Section 12.3(c), during the Reinvestment Period (or within 60 days after the end of the Reinvestment Period with respect to reinvestments made pursuant to binding commitments to purchase entered into during the Reinvestment Period), Principal Proceeds received may, but are not required to, be reinvested in Reinvestment Mortgage Assets (which shall be, and hereby are upon acquisition by the Issuer, Granted to the Trustee pursuant to the Granting Clause of this Indenture) that satisfy the applicable Eligibility Criteria and the following additional criteria (the “Reinvestment Criteria”), as evidenced by an Officer’s

Certificate of the Collateral Manager on behalf of the Issuer delivered to the Trustee, delivered as of the date of the commitment to purchase such Reinvestment Mortgage Assets:

(i)                                     the Note Protection Tests are satisfied; and

(ii)                                  no Event of Default has occurred and is continuing.

(b)                                 Notwithstanding the foregoing provisions, (i) Cash on deposit in the Collection Accounts may be invested in Eligible Investments, pending investment in Reinvestment Mortgage Assets and (ii) if an Event of Default shall have occurred and be continuing, no Reinvestment Mortgage Asset may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

(c)                                  Notwithstanding the foregoing provisions, at any time when ARMS Equity or an Affiliate that is wholly-owned by the Arbor Parent and is a disregarded entity for U.S. federal income tax purposes holds 100% of the Class E Notes, the Class F Notes and the Preferred Shares, it may contribute additional Cash, Eligible Investments and/or Mortgage Assets to the Issuer so long as any such contributions satisfy the Eligibility Criteria at the time of such contribution, including, but not limited to, for purposes of avoiding a Rating Confirmation Failure and effecting any cure rights reserved for the holder of the Senior Participations, pursuant to and in accordance with the terms of the related participation agreement.  Cash contributed to the Issuer by ARMS Equity (during the Reinvestment Period) may be reinvested by the Issuer in Reinvestment Mortgage Assets so long as no Event of Default has occurred and is continuing.

Section 12.3                             Conditions Applicable to all Transactions Involving Sale or Grant.

(a)                                 Any transaction effected after the Closing Date under this Article 12 or Section 10.12 shall be conducted in accordance with the requirements of the Collateral Management Agreement; provided that (1) the Collateral Manager shall not direct the Trustee to acquire any Reinvestment Mortgage Asset for inclusion in the Assets from the Collateral Manager or any of its Affiliates as principal or to sell any Mortgage Asset from the Assets to the Collateral Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Collateral Management Agreement and (2) the Collateral Manager shall not direct the Trustee to acquire any Reinvestment Mortgage Asset for inclusion in the Assets from any account or portfolio for which the Collateral Manager serves as investment adviser or direct the Trustee to sell any Mortgage Asset to any account or portfolio for which the Collateral Manager serves as investment adviser unless such transactions comply with the Collateral Management Agreement and Section 206(3) of the Advisers Act.  The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b)                                 Upon any Grant pursuant to this Article 12, all of the Issuer’s right, title and interest to the Asset or Securities shall be Granted to the Trustee pursuant to this Indenture, such Asset or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Mortgage Asset or Securities.  The Trustee also shall receive, not later than the date of delivery of any Mortgage Asset delivered after the Closing Date, an Officer’s Certificate of the Collateral Manager certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article 12 (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance).

(c)                                  Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall, subject to this Section 12.3(c), have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes (or if there are no Notes Outstanding, 100% of the Preferred Shares).

Section 12.4                             Modifications to Moody’s Tests.

In the event Moody’s modifies the definitions or calculations relating to any of the Eligibility Criteria or either of the Note Protection Tests (each, a “Moody’s Test Modification”), in any case in order to correspond with published changes in the guidelines, methodology or standards established by Moody’s, the Issuer may, but is under no obligation solely as a result of this Section 12.4 to, incorporate corresponding changes into this Indenture by an amendment or supplement hereto without the consent of the Holders of the Notes (except as provided below) (but with written notice to the Noteholders) or the Preferred Shares if (x) the Rating Agency Condition is satisfied and (y) written notice of such modification is delivered by the Collateral Manager to the Trustee and the Holders of the Notes and Preferred Shares (which notice may be included in the next regularly scheduled report to Noteholders).  Any such Moody’s Test Modification shall be effected without execution of a supplemental indenture; provided, however, that such amendment shall be (i) evidenced by a written instrument executed and delivered by each of the Co-Issuers and the Collateral Manager and delivered to the Trustee, (ii) accompanied by delivery by the Issuer to the Trustee of an Officer’s Certificate of the Issuer (or the Collateral Manager on behalf of the Issuer) certifying that such amendment has been made pursuant to and in compliance with this Section 12.4.

ARTICLE 13

SECURITYHOLDERS’ RELATIONS

Section 13.1                             Subordination.

(a)                                 Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class A Notes that the rights of the Holders of the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, the Class E Notes, the Class F Notes and the Preferred Shares shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Article XI of this Indenture. On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of any other Class of Notes, or the Preferred Shares, to the extent and in the manner provided in Section 11.1(a)(iii).

(b)                                 Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class A-S Notes that the rights of the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Preferred Shares shall be subordinate and junior to the Class A-S Notes to the extent and in the manner set forth in Article XI of this Indenture.  On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A-S Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A-S Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes or the Preferred Shares, to the extent and in the manner provided in Section 11.1(a)(iii).

(c)                                  Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class B Notes that the rights of the Holders of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Preferred Shares shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in Article XI of this Indenture.  On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class B Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes or the Preferred Shares, to the extent and in the manner provided in Section 11.1(a)(iii).

(d)                                 Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class C Notes that the rights of the Holders of the Class D Notes, the Class E Notes, the Class F Notes and the Preferred Shares shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in Article XI of this Indenture. On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class C Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class D Notes, the Class E Notes, the Class F Notes or the Preferred Shares to the extent and in the manner provided in Section 11.1(a)(iii).

(e)                                  Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class D Notes that the rights of the Holders of the Class E Notes, the Class F Notes and the Preferred Shares shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in Article XI of this Indenture.  On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class D Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class E Notes, the Class F Notes or the Preferred Shares, to the extent and in the manner provided in Section 11.1(a)(iii).

(f)                                   Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class E Notes that the rights of the Holders of the Class F Notes or the Preferred Shares shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in Article XI of this Indenture.  On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class E Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class F Notes or the Preferred Shares, to the extent and in the manner provided in Section 11.1(a)(iii).

(g)                                  Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class F Notes that the rights of the Holders of the Preferred Shares shall be subordinate and junior to the Class F Notes to the extent and in the manner set forth in Article XI of this Indenture.  On each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class F Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class F Notes consent, other than in Cash, before any further payment or distribution is made on account of the Preferred Shares, to the extent and in the manner provided in Section 11.1(a)(iii).

(h)                                 In the event that notwithstanding the provisions of this Indenture, any Holders of any Class of Notes shall have received any payment or distribution in respect of such Class contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of all more senior Classes of Notes has been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the more senior Class of Notes in accordance with this Indenture.

(i)                                     Each Holder of Class A Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class A Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class A Notes any amounts due and payable hereunder.

(j)                                    Each Holder of Class A-S Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class A-S Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes have been paid in full, the Holders of the Class A-S Notes shall be fully subrogated to the rights of the Holders of the Class A Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class A-S Notes any amounts due and payable hereunder.

(k)                                 Each Holder of Class B Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class B Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes and the Class A-S Notes have been paid in full, the Holders of the Class B Notes shall be fully subrogated to the rights of the Holders of the Class A Notes and the Class A-S Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class B Notes any amounts due and payable hereunder.

(l)                                     Each Holder of Class C Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class C Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes, Class A-S Notes and the Class B Notes have been paid in full, the Holders of the Class C Notes shall be fully subrogated to the rights of the Holders of the Class A Notes, Class A-S Notes and the Class B Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class C Notes any amounts due and payable hereunder.

(m)                             Each Holder of Class D Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class D Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes, Class A-S Notes, the Class B Notes and the Class C Notes have been paid in full, the Holders of the Class D Notes shall be fully subrogated to the rights of the Holders of the Class A Notes, Class A-S Notes, the Class B Notes and the Class C Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class D Notes any amounts due and payable hereunder.

(n)                                 Each Holder of Class E Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class E Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes, Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full, the Holders of the Class E Notes shall be fully subrogated to the rights of the Holders of the Class A Notes, Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class E Notes any amounts due and payable hereunder.

(o)                                 Each Holder of Class F Notes agrees with the Trustee on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of the Class F Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, the Class A Notes, Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes have been paid in full, the Holders of the Class F Notes shall be fully subrogated to the rights of the Holders of the Class A Notes, Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of the Class F Notes any amounts due and payable hereunder.

(p)                                 The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary until the payment in full of the Notes and not before one year and a day, or if longer, the applicable preference period then in effect, has elapsed since such payment.

Section 13.2                             Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer, or any other Person, except for any liability to which such Securityholder may be subject to the extent the same results from such Securityholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3                             Information Regarding Holders.

Each purchaser and subsequent transferee of a Note, by its acceptance of an interest in such notes, agrees to comply with the Holder AML Obligations.

ARTICLE 14

MISCELLANEOUS

Section 14.1                             Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any

Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, or the Collateral Manager on behalf of the Issuer, certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer or the Collateral Manager on behalf of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(e).

Section 14.2                             Acts of Securityholders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Co-Issuer, if made in the manner provided in this Section 14.2.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                                  The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register.  The Notional Amount and registered numbers of the Preferred Shares held by any Person, and the date of his holding the same, shall be proved by the register maintained with respect to the Preferred Shares.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Securityholder shall bind such Securityholder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the

Preferred Shares Paying Agent, the Share Registrar, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.3                             Notices, etc., to the Trustee, the Issuer, the Co-Issuer, the Advancing Agent, the Collateral Manager, the Placement Agent and the Rating Agencies.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)                                 the Trustee by any Securityholder or by the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee addressed to it at its Corporate Trust Office, or at any other address previously furnished in writing to the Issuer, the Co-Issuer or Securityholders by the Trustee;

(b)                                 the Issuer by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd. at c/o MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102 Cayman Islands, facsimile number: 345-945-7100, Attention:  The Directors, or at any other address previously furnished in writing to the Trustee by the Issuer, with a copy to the Collateral Manager at its address set forth below;

(c)                                  the Co-Issuer by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Co-Issuer addressed to it in c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, Attention: Donald J. Puglisi, facsimile number: (302) 738-7210, or at any other address previously furnished in writing to the Trustee by the Co-Issuer, with a copy to the Collateral Manager at its address set forth below;

(d)                                 the Advancing Agent by the Trustee, the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Advancing Agent addressed to it at Arbor Realty SR, Inc., 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention:  Executive Vice President — Structured Securitization, or at any other address previously furnished in writing to the Trustee and the Co-Issuers, with a copy to the Collateral Manager at its address set forth below.

(e)                                  the Preferred Shares Paying Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Preferred Shares Paying Agent addressed to it at its Corporate Trust Office or at any other address previously furnished in writing by the Trustee;

(f)                                   the Collateral Manager by the Issuer, the Co-Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at Arbor Realty Collateral Management, LLC, 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention:  Executive Vice President — Structured Securitization, or at any other address previously furnished in writing to the Issuer, the Co-Issuer or the Trustee;

(g)                                  the Rating Agencies, as applicable, by the Issuer, the Co-Issuer, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Rating Agencies addressed to it at (i) Moody’s Investor Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance (or by electronic mail at moodys_cre_cdo_monitoring@moodys.com) and (ii) DBRS, Inc., 333 West Wacker Drive, Suite 1800, Chicago, Illinois 60606, Attention: Commercial Mortgage Surveillance, Fax: (312) 332-3492 (or by electronic mail at cmbs.surveillance@DBRS.com) or such other address that either Rating Agency shall designate in the future; provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the Rating Agency (“17g-5 Information”) shall be given in accordance with, and subject to, the provisions of Section 14.13 hereof; and

(h)                                 the Placement Agent by the Issuer, the Co-Issuer, the Trustee or the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form to the Placement Agent at J.P. Morgan Securities LLC, 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention:  SPG Syndicate, e-mail:  ABS_Synd@jpmorgan.com, with a copy to:  J.P. Morgan Securities LLC, 4 New York Plaza, 21st Floor, New York, New York 10004-2413, Attention:  Bianca A. Russo, Esq., e-mail:  US_CMBS_Notice@jpmorgan.com.

Section 14.4                             Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,

(a)                                 such notice shall be sufficiently given to Holders of Notes if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;

(b)                                 such notice shall be in the English language; and

(c)                                  all reports or notices to Preferred Shareholders shall be sufficiently given if provided in writing and mailed, first class postage prepaid, to the Preferred Shares Paying Agent.

Notwithstanding clause (a) above, a Holder of Notes may give the Trustee written notice that it is requesting that notices to it be given by facsimile transmissions and stating the facsimile number for such transmission.  Thereafter, the Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

The Trustee shall deliver to the Holders of the Notes any information or notice related to this Indenture in the possession of the Trustee requested to be so delivered by at least 25% of the Holders of any Class of Notes.  The Trustee shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Trustee and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.5                             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6                             Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Co-Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7                             Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8                             Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Collateral

Manager, the Preferred Shareholders, the Preferred Shares Paying Agent, the Share Registrar and the Noteholders (each of whom, in the case of this clause (ii), shall be an express third-party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9                             Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 14.10                      Submission to Jurisdiction.

Each of the Issuer and the Co-Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each of the Issuer and the Co-Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  Each of the Issuer and the Co-Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each of the Issuer and the Co-Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s and the Co-Issuer’s agent set forth in Section 7.2.  Each of the Issuer and the Co-Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11                      Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12                      Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alios, the Issuer and the Co-Issuer or otherwise, neither the Issuer nor the Co-Issuer shall have any liability whatsoever to the Co-Issuer or the Issuer, respectively, under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither the Issuer nor the Co-Issuer shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other Co-Issuer or the Issuer, respectively.  In particular, neither the Issuer nor the Co-Issuer shall be entitled to petition or take any other steps for the winding up or bankruptcy of the Co-Issuer or the Issuer, respectively or shall have any claim in respect of any assets of the Co-Issuer or the Issuer, respectively.

Section 14.13                      17g-5 Information.

(a)                                 The parties hereto agree that all 17g-5 Information provided to the Rating Agencies, or any of its officers, directors or employees, to be given or provided to the Rating Agencies pursuant to, in connection with or related, directly or indirectly, to this Indenture, any other Transaction Document, the Assets or the Notes, shall be in each case furnished directly to the Rating Agencies at the address set forth in Section 14.3(h) with a prior electronic copy to the Issuer or the Information Agent, as provided in Section 2A of the Collateral Administration Agreement (for forwarding to the 17g-5 Website in accordance with the Collateral Administration Agreement).  The Co-Issuers also shall furnish such other information regarding the Co-Issuers or the Assets as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense.  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Indenture.  Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.  For the avoidance of doubt, such information under this Section 14.13 (except as set forth under clause (f)) shall not include any Accountants’ Reports.

(b)                                 The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all 17g-5 Information.  At all times while any Notes are rated by the Rating Agencies or any other NRSRO, the Co-Issuers shall engage a third-party to post 17g-5 Information to the 17g-5 Website, which shall initially be the Collateral Administrator (in such capacity, the “Information Agent”).

(c)                                  To the extent any of the Co-Issuers, the Trustee or the Collateral Manager are engaged in oral communications with the Rating Agencies, for the purposes of determining the initial credit rating of the Notes or credit rating surveillance of the Notes, the party communicating with the Rating Agencies shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for posting to the 17g-5 Website.

(d)                                 Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with the Rating Agencies or any of their respective officers, directors or employees.

(e)                                  Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.13 shall not constitute a Default or Event of Default.

(f)                                   If any of the parties to this Indenture receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services such party may have provided with respect to the Mortgage Assets (“Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website.  The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any Form ABS Due Diligence-

15E it receives directly from a Due Diligence Service Provider or from another party to this Indenture, promptly upon receipt thereof.

Section 14.14                      Rating Agency Condition.

Any request for satisfaction of the Rating Agency Condition made by the Issuer, Co-Issuer or Trustee, as applicable, pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of the Rating Agency Condition, and shall contain all back-up material necessary for the Rating Agencies to process such request.  Such written request for satisfaction of the Rating Agency Condition shall be provided in electronic format to the Information Agent for posting on the 17g-5 Website in accordance with Section 14.13 hereof and after receiving actual knowledge of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Requesting Party shall send the request for satisfaction of such Rating Agency Condition to the Rating Agencies in accordance with the instructions for notices set forth in Section 14.3(h) hereof.

ARTICLE 15

ASSIGNMENT OF MORTGAGE ASSET PURCHASE AGREEMENTS AND LOAN MANAGEMENT AGREEMENT

Section 15.1                             Assignment of Mortgage Asset Purchase Agreements and the Collateral Management Agreement.

(a)                                 The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders, all of the Issuer’s estate, right, title and interest in, to and under each Mortgage Asset Purchase Agreement (now or hereafter entered into) and the Collateral Management Agreement (each, an “Article 15 Agreement”), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of a Seller or the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Article 15 Agreements without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.

(b)                                 The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each of the Article 15 Agreements, nor shall any of the obligations contained in each of the Article 15 Agreements be imposed on the Trustee.

(c)                                  Upon the retirement of the Notes and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each of the Article 15 Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)                                 The Issuer represents that it has not executed any assignment of any of the Article 15 Agreements other than this collateral assignment.

(e)                                  The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith.  The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f)                                   The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Sellers and the Collateral Manager, as applicable, in the Mortgage Asset Purchase Agreements and the Collateral Management Agreement, as applicable, to the following:

(i)                                     each of the Sellers and the Collateral Manager consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to each of the Sellers and the Collateral Manager pursuant to the applicable Article 15 Agreement;

(ii)                                  each of the Sellers and the Collateral Manager, as applicable, acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Mortgage Asset Purchase Agreements and the Collateral Management Agreement, as applicable, to the Trustee for the benefit of the Noteholders, and each of the Sellers and the Collateral Manager, as applicable, agrees that all of the representations, covenants and agreements made by each of the Sellers and the Collateral Manager, as applicable, in the applicable Article 15 Agreement are also for the benefit of, and enforceable by, the Trustee and the Noteholders;

(iii)                               each of the Sellers and the Collateral Manager, as applicable, shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement;

(iv)                              none of the Issuer, the Sellers or the Collateral Manager shall enter into any agreement amending, modifying or terminating the applicable Article 15 Agreement, (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) or selecting or consenting to a successor Collateral Manager, as applicable, without notifying the Rating Agencies and without the prior written consent and written confirmation of the Rating Agencies that such amendment, modification or termination will not cause its then-current ratings of the Notes to be downgraded or withdrawn;

(v)                                 except as otherwise set forth herein and therein (including, without limitation, pursuant to Section 12 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement, notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts pursuant to the Priority of Payments.  The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus ten days following such payment; and

(vi)                              the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing by certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention: Executive Vice President—Structured Securitization.  The Collateral Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ARTICLE 16

CURE RIGHTS; PURCHASE RIGHTS; RAMP-UP MORTGAGE ASSETS AND REINVESTMENT MORTGAGE ASSETS

Section 16.1                             [Reserved]

Section 16.2                             Mortgage Asset Purchase Agreements.

Following the Closing Date, unless a Mortgage Asset Purchase Agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Mortgage Assets in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain from any seller of a Mortgage Asset, all Underlying Instruments with respect to each Mortgage Asset that govern, directly or indirectly, the rights and obligations of the owner of the Mortgage Asset with respect to the Mortgage Asset and any certificate evidencing the Mortgage Asset.

Section 16.3                             Representations and Warranties Related to Ramp-Up Mortgage Assets and Reinvestment Mortgage Assets.

(a)                                 Upon the acquisition of a Ramp-Up Mortgage Asset or a Reinvestment Mortgage Asset by the Issuer, the related seller shall be required to make representations and warranties substantially in the form attached as Exhibit L hereto.

(b)                                 The representations and warranties in Section 16.3(a) with respect to the acquisition of a Ramp-Up Mortgage Asset or a Reinvestment Mortgage Asset may be subject to any modification, limitation or qualification that the Collateral Manager determines to be reasonably acceptable in accordance with the Collateral Management Standard; provided that the Collateral Manager will provide the Rating Agencies with a report attached to each Monthly Report identifying each such affected representation or warranty and the modification, exception, limitation or qualification received with respect to the acquisition of any Ramp-Up Mortgage Asset or Reinvestment Mortgage Asset during the period covered by the Monthly Report, which report may contain explanations by the Collateral Manager as to its determinations.

(c)                                  The Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain a covenant from the Person making any representation or warranty to the Issuer pursuant to Section 16.3(a) that such Person shall repurchase the related Mortgage Asset if any such representation or warranty is breached (but only after the expiration of any permitted cure periods and failure to cure such breach).  The purchase price for any Mortgage Asset repurchased shall be a price equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the then outstanding Principal Balance of such Mortgage Asset, discounted based on the percentage amount of any discount that was applied when such Mortgage Asset was purchased by the Issuer, plus (ii) accrued and unpaid interest on such Mortgage Asset, plus (iii) any unreimbursed advances, plus (iv) accrued and unpaid interest on advances on the Mortgage Asset, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action, incurred by the Issuer or the Trustee in connection with any such purchase by a seller).

Section 16.4                             Operating Advisor.

If the Issuer, as holder of a Senior Participation has the right pursuant to the related Underlying Instruments to appoint the operating advisor, directing holder or Person serving a similar function under the Underlying Instruments, each of the Issuer, the Trustee and the Collateral Manager shall take such actions as are reasonably necessary to appoint the Collateral Manager to such position.

Section 16.5                             Purchase Right; Holder of a Majority of the Preferred Shares.

If the Issuer, as holder of a Senior Participation, has the right pursuant to the related Underlying Instruments to purchase any other interest in the same Underlying Whole Loan as the Senior Participation (an “Other Tranche”), the Issuer shall, if directed by the Holder of a Majority of the Preferred Shares, exercise such right, if the Collateral Manager determines, in accordance with the Collateral Management Standard, that the exercise of the option would be in the best interest of the Noteholders, but shall not exercise such right if the Collateral Manager determines otherwise.  The Collateral Manager shall deliver to the Trustee an Officer’s Certificate certifying such determination, accompanied by an Act of the Holder of a Majority of the Preferred Shares directing the Issuer to exercise such right.  In connection with the purchase of any such Other Tranche(s), the Issuer shall assign to the Holder of a Majority of the Preferred Shares or its designee all of its right, title and interest in such Other Tranche(s) in exchange for a purchase price (such price and any other associated expense of such exercise to be paid by the Holder of a Majority of the Preferred Shares) of the Other Tranche(s) (or, if the Underlying Instruments permit, the Issuer may assign the purchase right to the Holder of a Majority of the Preferred Shares or its designee; otherwise the Holder of a Majority of the Preferred Shares or its designee shall fund the purchase by the Issuer, which shall then assign the Other Tranche(s) to the Holder of a Majority of the Preferred Shares or its designee), which amount shall be delivered by such Holder or its designee from its own funds to or upon the instruction of the Collateral Manager in accordance with terms of the Underlying Instruments related to the acquisition of such Other Tranche(s).  The Issuer shall execute and deliver at the direction of such Holder of a Majority of the Preferred Shares such instruments of transfer or assignment prepared by such Holder, in each case without recourse, as shall be necessary to transfer title to such Holder of the Majority of Preferred Shares or its designee of the Other Tranche(s) and the Trustee shall have no responsibility with regard to such Other Tranche(s).  Notwithstanding anything to the contrary herein, any Other Tranche purchased hereunder by the Issuer shall not be subject to the Grant to the Trustee under the Granting Clauses.

ARTICLE 17

ADVANCING AGENT

Section 17.1                             Liability of the Advancing Agent.

The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.

Section 17.2                             Merger or Consolidation of the Advancing Agent.

(a)                                 The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

(b)                                 Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Trustee’s obligations under Section 10.9, which obligations shall continue pursuant to the terms of Section 10.9).

Section 17.3          Limitation on Liability of the Advancing Agent and Others.

None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder.  The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

Section 17.4          Representations and Warranties of the Advancing Agent.

The Advancing Agent represents and warrants that:

(a)           the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Maryland, (ii) has full power and authority to own the Advancing Agent’s assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

(b)           the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c)           neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the charter and bylaws of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this Section 17.4(c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture;

(d)           no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and

(e)           no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

Section 17.5          Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 17 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 17.6.

(b)           The Advancing Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Trustee, the Collateral Manager, the Noteholders and the Rating Agencies.

(c)           The Advancing Agent may be removed at any time by Act of at least 66-2/3% of the Preferred Shares upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.

(d)           If the Advancing Agent fails to make an Interest Advance required by this Indenture with respect to a Payment Date, the Backup Advancing Agent shall be required to make such Interest Advance and shall be entitled to receive, in consideration thereof, the Advancing Agent Fee (in lieu of the Backup Advancing Agent Fee) in accordance with the Priority of Payments.  If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, the Collateral Manager may, and at the direction of the Controlling Class shall, terminate such Advancing Agent and replace such Advancing Agent with a successor advancing agent, subject to the satisfaction of the Rating Agency Condition.  In the event that the Collateral Manager has not terminated and replaced such Advancing Agent within 30 days of such Advancing Agent’s failure to make a required Interest Advance, the Trustee may terminate such Advancing Agent and appoint a successor Advancing Agent.

(e)           Subject to Section 17.5(d), if the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer and the Co-Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Advancing Agent so resigning and one copy to the successor Advancing Agent, together with a copy to each Noteholder, the Trustee and the Collateral Manager; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition, upon the written consent of a Majority of Preferred Shareholders.  If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within 30 days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee or any Preferred Shareholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.

(f)            The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies and to the Holders of the Notes as their names and addresses appear in the Notes Register.

Section 17.6          Acceptance of Appointment by Successor Advancing Agent.

(a)           Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, the Collateral Manager, the Trustee and the retiring Advancing Agent an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent.

(b)           No appointment of a successor Advancing Agent shall become effective unless the Rating Agencies have confirmed in writing that the employment of such successor would not adversely affect the rating on the Notes.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LTD., as Issuer

By
Name:
Title:

In the presence of:

Witness:
Name:
Title:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LLC, as Co-Issuer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, solely as Trustee, Paying Agent, Calculation Agent, Transfer Agent, Custodial Securities Intermediary, Backup Advancing Agent and Notes Registrar and not in its individual capacity

By:
Name:
Title:

1

ARBOR REALTY SR, INC., as Advancing Agent

By:
Name:
Title:

2

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION, solely as Custodian and not in its individual capacity

By:
Name:
Title:

3

SCHEDULE A

INITIAL MORTGAGE ASSETS

Mortgage Asset	Unpaid Principal Balance(1)
Planet Self Storage Portfolio	$48,000,000.00
Central West End	$48,000,000.00	(2)
Georgia Portfolio	$34,000,000.00
The Redford	$32,350,000.00
Preston Hollow	$29,000,000.00
The Katy Apartments	$29,000,000.00
Oaks at Park South	$28,789,132.98
Maystone at Wakefield	$20,000,000.00
Blue Lake Villas	$18,500,000.00
Landmark at Mountain View	$18,000,000.00
St. Moritz Apartments	$17,150,000.00
Willow Point Apartments	$16,500,000.00
Captain’s Quarters I	$16,000,000.00
Wilshire Victoria Apartments	$14,873,607.19
Hudson Valley Portfolio	$13,100,000.00
Carrington Park I	$13,080,090.94
Campus Commons	$13,000,000.00
King Arthur - Draper	$13,000,000.00
The Mark Apartments	$13,000,000.00
309 East 75th Street	$12,910,000.00
Cypress Village Apartments	$12,600,000.00
160 Van Brunt Street	$12,151,000.00
Raintree Apartments	$6,200,000.00
King Arthur — West Valley City	$5,800,000.00
528 East 85th Street	$5,060,000.00
Grancare	$4,625,000.00
Carrington Park II	$4,000,136.30
Housing Investors Portfolio Alabama II	$3,400,000.00

Total	$502,088,967.41

(1) For each Initial Mortgage Asset, as of the Reference Date.

(2) Including all RDD Funding Advances in connection with Central West End, in an aggregate amount of $7,664,744.00.

SCHEDULE B

LIBOR

The London interbank offered rate (“LIBOR”) shall be determined by the Calculation Agent in accordance with the following provisions:

(1)                                 On the second London Banking Day preceding the first Business Day of an Interest Accrual Period (each such day, a “LIBOR Determination Date”), LIBOR (other than for the initial Interest Accrual Period) will equal the rate, as obtained by the Calculation Agent, for deposits in U.S. Dollars for a period of one month, which appears on the Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the LIBOR Determination Date. “London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

(2)                                 If, on any LIBOR Determination Date, such rate does not appear on Reuters Screen LIBOR01, the Calculation Agent will determine LIBOR on the basis of the rates at which deposits in U.S. Dollars are offered by Reference Banks at approximately 11:00 a.m. (London time) on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on the LIBOR Determination Date and in a representative amount of U.S.$1,000.  The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m. (New York City time) on the LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period of one month commencing on the LIBOR Determination Date and in a representative amount of U.S.$1,000.  As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent and approved by the Collateral Manager. If the Calculation Agent is unable to determine a rate in accordance with any procedure in clauses (1) or (2) hereof, LIBOR shall be as determined on the immediately preceding LIBOR Determination Date.

(3)                                 In respect of the initial Interest Accrual Period, LIBOR will be determined on the second London Banking Day preceding the Closing Date.

(4)                                 In no event shall LIBOR be less than zero.

In making the above calculations, (A) all percentages resulting from the calculation (other than the calculation determined pursuant to clause (c) above) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00001%) and (B) all percentages determined pursuant to clause (c) above will be rounded, if necessary, in accordance with the method set forth in (A), but to the same degree of accuracy as the two rates used to make the determination (except that such percentages will not be rounded to a lower degree of accuracy than the nearest one thousandth of a percentage point (0.001%)).

SCHEDULE C

LIST OF AUTHORIZED OFFICERS OF COLLATERAL MANAGER

1.              Ivan Kaufman

2.              Paul Elenio

3.              Fred Weber

4.              Gene Kilgore